           AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 8, 1997
                                                 REGISTRATION NOS. 333-
                                                                   333-      -01
________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        PXRE CORPORATION                                                 PXRE CAPITAL TRUST I
     (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)         (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS TRUST AGREEMENT)
                            DELAWARE                                                           DELAWARE
 (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)     (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)
                              6719                                                               6799
    (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)           (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)
                           06-1183996                                                         22-6721215
              (I.R.S. EMPLOYER IDENTIFICATION NO.)                               (I.R.S. EMPLOYER IDENTIFICATION NO.)

399 THORNALL STREET, 14TH FLOOR             SANFORD M. KIMMEL                  C/O PXRE CORPORATION
    EDISON, NEW JERSEY 08837        SENIOR VICE PRESIDENT, TREASURER     399 THORNALL STREET, 14TH FLOOR
         (908) 906-8100                AND CHIEF FINANCIAL OFFICER           EDISON, NEW JERSEY 08837
 (ADDRESS, INCLUDING ZIP CODE,              PXRE CORPORATION                      (908) 906-8100
      AND TELEPHONE NUMBER,          399 THORNALL STREET, 14TH FLOOR      (ADDRESS, INCLUDING ZIP CODE,
    INCLUDING AREA CODE, OF             EDISON, NEW JERSEY 08837         AND TELEPHONE NUMBER, INCLUDING
     REGISTRANT'S PRINCIPAL                  (908) 906-8100                 AREA CODE, OF REGISTRANT'S
       EXECUTIVE OFFICES)             (NAME, ADDRESS, INCLUDING ZIP                 PRINCIPAL
                                       CODE, AND TELEPHONE NUMBER,              EXECUTIVE OFFICES)
                                    INCLUDING AREA CODE, OF AGENT FOR
                                                SERVICE)

                            ------------------------

                                WITH A COPY TO:
                            F. SEDGWICK BROWNE, ESQ.
                          MORGAN, LEWIS & BOCKIUS LLP
                                101 PARK AVENUE
                            NEW YORK, NEW YORK 10178
                                 (212) 309-6000
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As promptly as practicable after the effective date of this Registration Statement.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE
                                                                                    PROPOSED           PROPOSED
                                                                                    MAXIMUM             MAXIMUM          AMOUNT OF
             TITLE OF EACH CLASS OF SECURITIES                  AMOUNT TO BE     OFFERING PRICE        AGGREGATE        REGISTRATION
                      TO BE REGISTERED                           REGISTERED       PER UNIT(1)      OFFERING PRICE(1)        FEE
8.85% Capital Trust Pass-through Securities'sm' of PXRE
  Capital Trust I...........................................    $100,000,000           100%          $ 100,000,000        $ 30,303
Junior Subordinated Deferrable Interest Debentures due 2027
  of PXRE Corporation(2)....................................        N/A             N/A                  N/A               N/A
PXRE Corporation Guarantee with respect to the Capital Trust
  Pass-through Securities'sm'(3)............................        N/A             N/A                  N/A               N/A
Total(4)....................................................    $100,000,000           100%          $ 100,000,000(5)     $ 30,303

(1)  Estimated solely for the purpose of computing the registration fee.
(2) The Junior Subordinated Deferrable Interest Debentures due 2027 were purchased by PXRE Capital Trust I with the proceeds of the sale of the Capital Trust Pass-through Securities'sm' (the 'Old Capital Securities'). No separate consideration will be received for the Junior Subordinated Deferrable Interest Debentures due 2027 distributed upon any liquidation of PXRE Capital Trust I.
(3)  No separate  consideration  will  be  received  for  the  PXRE  Corporation
     Guarantee.
(4) This Registration Statement is deemed to cover the Junior Subordinated Deferrable Interest Debentures due 2027 of PXRE Corporation, the rights of holders of Junior Subordinated Deferrable Interest Debentures due 2027 of PXRE Corporation under the Indenture, the rights of holders of Capital Trust Pass-through Securities'sm' of PXRE Capital Trust I under a Declaration of Trust and the rights of holders of Capital Trust Pass-through Securities'sm' under the Guarantee of PXRE Corporation, which taken together fully and unconditionally guarantee the obligations of PXRE Capital Trust I under the Capital Trust Pass-through Securities'sm'.
(5) Such amount represents the aggregate liquidation amount of the Capital Trust Pass-through Securities'sm' to be issued and exchanged hereunder for the Old Capital Securities and the principal amount of Junior Subordinated Deferrable Interest Debentures due 2027 that may be distributed upon liquidation of PXRE Capital Trust I.

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

________________________________________________________________________________

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

                  SUBJECT TO COMPLETION, DATED APRIL 8, 1997

PROSPECTUS
$100,000,000
PXRE CAPITAL TRUST I
OFFER TO EXCHANGE ITS 8.85% CAPITAL TRUST
PASS-THROUGH SECURITIES'sm' (TRUPS'sm')
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT
OF 1933 FOR ANY AND ALL OF ITS OUTSTANDING 8.85%
CAPITAL TRUST PASS-THROUGH SECURITIES'sm' (TRUPS'sm')
(LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY
[LOGO]
                      PXRE CORPORATION
       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
          NEW YORK CITY TIME, ON               , 1997, UNLESS EXTENDED

----------------------------------------------------------
     PXRE Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the 'Trust'), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the 'Prospectus') and in the accompanying Letter of Transmittal (which together constitute the 'Exchange Offer'), to exchange up to $100,000,000 aggregate liquidation amount of its 8.85% Capital Trust Pass-through Securities'sm' (TRUPS'sm'), liquidation amount $1,000 per Capital Security (the 'New Capital Securities'), which have been registered under the Securities Act of 1933, as amended (the 'Securities Act'), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like liquidation amount of its outstanding 8.85% Capital Trust Pass-through Securities'sm' (TRUPS'sm'), liquidation amount $1,000 per Capital Security (the 'Old Capital Securities'), of which $100,000,000 aggregate liquidation amount is outstanding. Pursuant to the Exchange Offer, PXRE Corporation, a Delaware corporation ('PXRE'), is also exchanging (i) its guarantee with respect to the payment of distributions and other payments on liquidation or redemption of the Old Capital Securities (the 'Old Guarantee') for a like guarantee of the New Capital Securities (the 'New Guarantee'), and
(ii) all of its outstanding 8.85% Junior Subordinated Deferrable Interest Debentures due 2027 (the 'Old Subordinated Debt Securities'), of which $103,093,000 aggregate principal amount is outstanding, for a like aggregate principal amount of its 8.85% Junior Subordinated Deferrable Interest Debentures due 2027 (the 'New Subordinated Debt Securities'), which New Guarantee and New Subordinated Debt Securities also have been registered under the Securities Act. The Old Capital Securities, the Old Guarantee and the Old Subordinated Debt Securities are collectively referred to herein as the 'Old Securities' and the New Capital Securities, the New Guarantee and the New Subordinated Debt Securities are collectively referred to herein as the 'New Securities.'



                            ------------------------
      SEE 'RISK FACTORS' BEGINNING ON PAGE 10 OF THIS PROSPECTUS FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE NEW SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS ON THE NEW SUBORDINATED DEBT SECURITIES AND THE NEW CAPITAL SECURITIES MAY BE DEFERRED AND THE RELATED UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF SUCH DEFERRAL.
                            ------------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

             THE DATE OF THIS PROSPECTUS IS                , 1997.

(continued from cover page)

     The terms of the New Securities are identical in all material respects to the respective terms of the Old Securities, except that (i) the New Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities, (ii) the New Capital Securities will not provide for any increase in the distribution rate thereon, and (iii) the New Subordinated Debt Securities will not provide for any increase in the interest rate thereon. See 'Description of the Capital Securities.' The New Capital Securities are being offered for exchange in order to satisfy certain obligations of PXRE and the Trust under the Registration Rights Agreement, dated January 29, 1997 (the 'Registration Rights Agreement'), among PXRE, the Trust and Salomon Brothers Inc, as representative of the Initial Purchasers (as defined herein) of the Old Capital Securities. In the event that the Exchange Offer is consummated, any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together with the New Capital Securities issued in the Exchange Offer as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Declaration (as defined herein).

     The Old Capital Securities and the New Capital Securities are collectively referred to herein as the 'Capital Securities.' The Old Capital Securities represent, and the New Capital Securities when issued will represent, undivided beneficial interests in the assets of the Trust. PXRE owns all of the common securities of the Trust (the 'Common Securities') representing undivided beneficial interests in the assets of the Trust. The Trust exists for the sole purpose of issuing the Common Securities and the Capital Securities (together, the 'Trust Securities') and investing the proceeds thereof in the Subordinated Debt Securities (as defined herein) and certain other limited activities described herein.

     The  Old  Subordinated  Debt  Securities  and  the  New  Subordinated  Debt
Securities are collectively referred to herein as the 'Subordinated Debt Securities' and the Old Guarantee and the New Guarantee are collectively referred to herein as the 'Guarantee.' The Old Subordinated Debt Securities and the Old Guarantee are, and the New Subordinated Debt Securities and the New Guarantee when issued will be, unsecured obligations of PXRE, and are or will be, as the case may be, subordinated and junior in right of payment to other existing and future indebtedness of PXRE, as described herein. Upon a Declaration Event of Default (as defined herein), the holders of the Capital Securities will have a preference over the holders of the Common Securities with respect to distributions and payments upon redemption, liquidation and otherwise.

     Holders of the Capital Securities are, or will be, as the case may be, entitled to receive cumulative cash distributions at an annual rate of 8.85% per annum of the stated liquidation amount of $1,000 per Capital Security, accruing from January 29, 1997, the date of original issuance of the Old Capital Securities, and (subject to extensions of distribution payment periods described below) payable semiannually in arrears on February 1 and August 1 of each year, commencing August 1, 1997 ('distributions'). The payment of distributions on the Capital Securities out of moneys held by the Trust and payments on liquidation of the Trust or the redemption of the Capital Securities, as set forth below, are guaranteed by PXRE as provided in the Guarantee. The Guarantee covers payments of distributions and other payments on the Capital Securities only if and to the extent that the Trust has funds available therefor in accordance with the terms of the Declaration (as defined herein), which funds will not be available except to the extent PXRE has made payments of interest or principal (or premium, if any) or other payments on the Subordinated Debt Securities held by the Trust.

     The Guarantee, when taken together with PXRE's obligations under the Subordinated Debt Securities, the Declaration, and the Indenture (as defined herein), including its obligations to pay costs, expenses, debts and other obligations of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee on a subordinated basis by PXRE of amounts due on the Capital Securities. See 'Risk Factors -- Guarantee Covers Distributions and Other Payments Only to the Extent the Trust Has Available Funds; Related Remedies.' The obligations of PXRE under the Guarantee and the Subordinated Debt Securities are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined herein) of PXRE, rank pari passu with the obligations to, or rights, of PXRE's other general unsecured creditors and are also effectively

(continued from cover page)

subordinate to claims of creditors of PXRE's subsidiaries. As of December 31, 1996, PXRE had approximately $64,725,000 of Senior Indebtedness, which has been reduced to $36,725,000 to the date of this Prospectus by reason of repurchases in the market by PXRE. There are no terms in the Subordinated Debt Securities, the Capital Securities or the Guarantee that limit the ability of PXRE or its subsidiaries to incur additional indebtedness, including indebtedness that ranks senior to the Subordinated Debt Securities and the Guarantee.

     The distribution rate and the distribution payment dates and other payment dates for the Capital Securities will correspond to the interest rate and interest payment dates and other payment dates on the Subordinated Debt Securities, which are the sole assets of the Trust. As a result, if no principal (or premium, if any) or interest is paid on the Subordinated Debt Securities, no amounts will be paid on the Capital Securities. If PXRE does not make principal (or premium, if any) or interest payments on the Subordinated Debt Securities, the Trust will not have sufficient funds to make distributions on the Capital Securities, and the Guarantee will not apply to distributions for which the Trust has insufficient legally available funds.

     PXRE has the right, subject to the conditions set forth herein, to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period on the Subordinated Debt Securities at any time and from time to time for up to 10 consecutive semiannual periods (each such extended interest payment period, an 'Extension Period'), provided that no Extension Period may extend beyond the maturity of the Subordinated Debt Securities. If interest payments are so deferred, distributions on the Capital Securities and the Common Securities will also be deferred and PXRE (subject to certain exceptions set forth herein) will not be permitted to declare or pay any such distributions with respect to PXRE's capital stock (which includes common and preferred stock) or to make any payment with respect to debt securities of PXRE that rank pari passu with or junior to the Subordinated Debt Securities. During any such Extension Period, distributions will continue to accrue at the distribution rate equal to 8.85% per annum for Capital Securities, compounded semiannually (to the extent permitted by applicable law), and holders of the Capital Securities will be subject to United States federal income tax on the deferred amounts in advance of receipt of cash distributions with respect to such deferred interest payments. There could be multiple Extension Periods of varying lengths, each up to 10 consecutive semiannual periods, throughout the term of the Subordinated Debt Securities. See 'Description of the Subordinated Debt Securities -- Option to Extend Interest Payment Period,' 'Risk Factors -- Option to Extend Interest Payment Period for Up to Five Years and Consequent Deferral of Distribution on Capital Securities' and 'United States Federal Income Taxation -- US Holders -- Original Issue Discount.'

     The Subordinated Debt Securities are redeemable, in whole or in part, by PXRE at the Call Price (as defined herein), plus accrued and unpaid interest to the date of redemption, on or after February 1, 2007 (the 'Optional Redemptions'). In certain limited circumstances described herein, upon the occurrence of a Tax Event or of an Investment Company Event (each as defined herein), the Subordinated Debt Securities also are redeemable by PXRE, in whole or in part at any time, at (i) par in the case of a redemption upon the occurrence of a Tax Event, (ii) the Make-Whole Amount (as defined herein) in the case of a redemption upon the occurrence of an Investment Company Event prior to February 1, 2007, or (iii) the Call Price in the case of a redemption upon the occurrence of an Investment Company Event on or after February 1, 2007, in each case together with accrued and unpaid interest thereon to the date of the redemption. Upon redemption by PXRE or at maturity of the Subordinated Debt Securities, the Trust must redeem on a pro rata basis its Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debt Securities so redeemed or matured at a redemption price equal to (i) $1,000 per Trust Security, if redeemed either upon the maturity of the Subordinated Debt Securities or upon the occurrence and continuation of a Tax Event under certain limited circumstances described herein, (ii) in the case of a redemption prior to February 1, 2007 following the occurrence of an Investment Company Event, an amount per Trust Security equal to the Make-Whole Amount for a corresponding $1,000 principal amount of the Subordinated Debt Securities or (iii) in the case of any Optional Redemption of Subordinated Debt Securities or a redemption on or after February 1, 2007 following the occurrence of

(continued from cover page)

an Investment Company Event, an amount per Trust Security equal to the product of $1,000 and the applicable percentage used to determine the Call Price for the Subordinated Debt Securities being redeemed, plus, in all cases, accrued and unpaid distributions on such Trust Securities to the date fixed for redemption (the price specified in clauses (i), (ii) and (iii) being referred to herein as the 'Redemption Price'). See 'Description of the Capital
Securities -- Redemption,' 'Description of the Capital Securities -- Tax Event and Investment Company Event Redemption' and 'Description of the Subordinated Debt Securities.'

     PXRE, as the holder of all of the outstanding Common Securities, has the right at any time to terminate the Trust (including, without limitation, upon the occurrence of a Tax Event or an Investment Company Event) and, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by PXRE), cause the Subordinated Debt Securities to be distributed to the holders of the Trust Securities, on a pro rata basis, in accordance with the aggregate stated liquidation amount thereof, in liquidation of the Trust.

     In the event of the involuntary or voluntary liquidation, dissolution, winding up or termination of the Trust, other than in connection with a redemption or maturity of Subordinated Debt Securities as described above, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by PXRE), the holders of the Capital Securities generally will be entitled to receive the stated liquidation amount thereof plus accrued and unpaid distributions thereon to the date of payment, unless, in connection with such dissolution, the Subordinated Debt Securities held by the Trust are distributed to the holders of the Trust Securities as would be required in certain circumstances. The holders of the Common Securities will be entitled to receive distributions upon any liquidation pro rata with the holders of the Capital Securities, except that if a Declaration Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See 'Description of the Capital Securities -- Liquidation Distribution Upon Dissolution.'

     The Old Capital Securities and the Old Subordinated Debt Securities have been issued and may be transferred only in blocks having a stated liquidation amount or an aggregate principal amount, as the case may be, of not less than $100,000 (100 Old Capital Securities). See 'Description of the Capital Securities -- Restrictions on Transfer.' The New Capital Securities and the New Subordinated Debt Securities will not be so restricted.

     Based on interpretations by the staff of the Securities and Exchange Commission (the 'Commission'), as set forth in no-action letters issued to third parties, PXRE and the Trust believe that the New Securities issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than any holder that is an 'affiliate' of PXRE or the Trust as defined under Rule 405 of the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that such New Securities are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Securities and have no arrangement or understanding with any person to participate in the distribution of such New Securities. However, the staff of the Commission has not considered the Exchange Offer in the context of a no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. By tendering the Old Capital Securities in exchange for New Capital Securities, each holder other than a broker-dealer, will represent to PXRE and the Trust that: (i) it is not an affiliate of PXRE or the Trust (as defined under Rule 405 of the Securities
Act); (ii) any New Capital Securities to be received by it were acquired in the course of its ordinary business; and (iii) it is not engaged in, and does not intend to engage in, a distribution of the New Capital Securities and has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the New Capital Securities.

     Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an 'underwriter' within the meaning

(continued from cover page)

of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. PXRE and the Trust have agreed that, starting on the date on which the Exchange Offer is consummated and ending on the close of business one year after such date, they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See 'Plan of Distribution.'

     In that regard, each Exchanging Dealer (as defined herein) who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or by delivery of an Agent's Message (as defined herein), that, upon receipt of notice from PXRE or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in the light of the circumstances under which they were made, not misleading, or of the occurrence of certain other events specified in the Registration Rights Agreement, such Exchanging Dealer will suspend the sale of New Securities pursuant to this Prospectus until PXRE or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Exchanging Dealer, or PXRE or the Trust has given notice that the sale of the New Securities may be resumed, as the case may be.

     Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Capital Securities. The New Capital Securities will be a new issue of securities for which there currently is no market. The New Capital Securities will not be listed on a securities exchange and there can be no assurance as to the development or liquidity of any market for the New Capital Securities.

     Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Declaration (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither PXRE nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See 'Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities.'

     THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

     Old Capital Securities  may be tendered  for exchange on  or prior to  5:00
p.m.,  New York City time, on               , 1997 (such time on such date being
hereinafter called the 'Expiration Date'), unless the Exchange Offer is extended by PXRE and the Trust (in which case the term 'Expiration Date' shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum liquidation amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by PXRE or the Trust and to the terms and provisions of the Registration Rights Agreement. Old Capital Securities may be tendered in whole or in part having a liquidation amount of not less than $100,000 (100 Old Capital Securities) or any integral multiple of $1,000 liquidation amount (1 Old Capital Security) in excess thereof; provided that if any Old Capital Securities are tendered in exchange

(continued from cover page)

in part, the untendered liquidation amount must be $100,000 or any integral multiple of $1,000 in excess thereof. PXRE has agreed to pay all expenses of the Exchange Offer, except as otherwise specified herein. See 'The Exchange Offer -- Fees and Expenses.' Each New Capital Security will pay cumulative distributions from the most recent Distribution Payment Date (as defined herein) on the Old Capital Securities surrendered in exchange for such New Capital Securities or, if no distributions have been paid on such Old Capital Securities, from January 29, 1997. Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated distributions on such Old Capital Securities for any period from and after the last Distribution Payment Date on such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such distributions have been paid, will not receive any accumulated distributions on such Old Capital Securities, and will be deemed to have waived the right to receive any distributions on such Old Capital Securities accumulated from and after such Distribution Payment Date or, if no such distribution has been paid or duly provided for, from and after January 29, 1997. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old
Capital Securities as of               , 1997.

     Neither PXRE nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. No dealer-manager is being used in connection with the Exchange Offer. See 'Use of Proceeds' and 'Plan of Distribution.'

                            ------------------------
     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE CORPORATION OR THE TRUST ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD CAPITAL SECURITIES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

     NO EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ('ERISA'), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE 'CODE'), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE 'PLAN ASSETS' OF ANY SUCH PLAN BY REASON OF SUCH PLAN'S INVESTMENT IN THE ENTITY (COLLECTIVELY, 'PLANS'), AND NO PERSON INVESTING 'PLAN ASSETS' OF ANY PLAN, MAY ACQUIRE OR HOLD THE CAPITAL SECURITIES OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ('PTCE') 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THE CAPITAL SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT IT EITHER (A) IS NOT A PLAN AND IS NOT PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH 'PLAN ASSETS' OF ANY PLAN OR (B) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING.

                             AVAILABLE INFORMATION

     PXRE  is  subject  to  the  informational  requirements  of  the Securities
Exchange Act of 1934, as amended (the 'Exchange Act'), and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices in Chicago, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and in New York, Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Such information may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov). In addition, such reports, proxy statements and other information can be inspected at The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 on which the common stock of PXRE is listed.

     PXRE and the Trust have filed with the Commission a Registration Statement on Form S-4 (together with all amendments and exhibits thereto, the
'Registration Statement') under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to PXRE, the Trust and the securities offered hereby, reference is made to the Registration Statement and the exhibits and financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected or obtained at or from the Commission as described above. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

     No separate financial statements of the Trust have been included herein. PXRE and the Trust do not consider that such financial statements would be material to holders of the Capital Securities because the Trust is a newly formed special purpose entity, all the voting securities of which will be owned, directly or indirectly, by PXRE, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Subordinated Debt Securities and issuing the Trust Securities. In addition, the obligations of the Trust with respect to the Trust Securities are fully and unconditionally guaranteed by PXRE to the extent the Trust has funds available to meet such obligations. See 'The Trust,' 'Description of the Capital Securities,' 'Description of the Subordinated Debt Securities' and 'Description of the Guarantee.' In addition, PXRE does not expect that the Trust will file reports under the Exchange Act with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by PXRE and Transnational Re Corporation ('Transnational') with the Commission are incorporated by reference into this
Prospectus:

          (i) PXRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the '1996 Form 10-K');

          (ii)  PXRE's Current Report on Form 8-K dated January 20, 1997;

          (iii) Transnational's Annual Report on Form 10-K for the year ended December 31, 1995; and

          (iv) Transnational's Quarterly Reports on Form 10-Q for the periods ended March 31, 1996, June 30, 1996 and September 30, 1996.

     All documents filed by PXRE pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of any offering of securities made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     As used herein, the terms 'Prospectus' and 'herein' mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time.

     PXRE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE THAT HAVE BEEN OR MAY BE INCORPORATED BY REFERENCE HEREIN, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THAT THIS PROSPECTUS INCORPORATES). REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO PXRE AT 399 THORNALL STREET, EDISON, NEW JERSEY 08837 (TELEPHONE NUMBER (908) 906-6785) ATTENTION: TREASURER. IN ORDER TO ENSURE TIMELY DELIVERY OF THE
DOCUMENTS, ANY REQUEST SHOULD BE MADE BY                , 1997.

                                    SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and the financial statements, including the notes thereto, appearing elsewhere or incorporated by reference herein. Prospective investors should consider carefully the factors set forth herein under 'Risk Factors.' As used in this Prospectus, 'PXRE' or 'the Company' means PXRE Corporation and its subsidiaries, except as the context otherwise may require.

PXRE CAPITAL TRUST I

     The Trust is a statutory business trust created under Delaware law pursuant to (i) a declaration of trust, dated as of January 21, 1997 (the 'Initial Declaration'), and (ii) the filing of a certificate of trust (the 'Certificate of Trust') with the Delaware Secretary of State on January 21, 1997. The Trust exists for the exclusive purposes of (i) issuing the Trust Securities, (ii) investing the gross proceeds from the sale of the Common Securities and Capital Securities to acquire the Subordinated Debt Securities, and (iii) engaging in only those other activities necessary or incidental thereto, including engaging in the Exchange Offer. Accordingly, the Subordinated Debt Securities are the sole assets of the Trust, and payments under the Subordinated Debt Securities will be the sole revenues of the Trust. All of the Common Securities are owned by PXRE. The principal place of business of the Trust is c/o PXRE Corporation, 399 Thornall Street, Edison, New Jersey 08837 (telephone number (908) 906-6785).

PXRE CORPORATION

     PXRE provides reinsurance products and services to a national and international market place, principally on commercial and personal property risks and marine and aviation risks, with a particular focus on catastrophe-related coverages. PXRE solicits its treaty and facultative reinsurance business from the worldwide brokerage market. PXRE also employs its property reinsurance underwriting expertise and generates management fee income by managing business for other insurers and reinsurers.

     The principal executive offices of PXRE are located at PXRE Corporation, 399 Thornall Street, Edison, New Jersey 08837. PXRE's telephone number is (908) 906-6785.

THE EXCHANGE OFFER

The Exchange Offer........................  Up  to  $100,000,000  aggregate  liquidation  amount  of  New Capital
                                            Securities are  being  offered  in  exchange  for  a  like  aggregate liquidation  amount of Old Capital Securities. Old Capital Securities may be tendered for exchange, in  whole or in part, in a  liquidation amount  of  $100,000 (100  Old  Capital Securities)  or  any integral multiple of $1,000 in excess thereof provided that if any Old Capital
                                            Securities  are  tendered  in   exchange  in  part,  the   untendered
                                            liquidation  amount  must be  $100,000  or any  integral  multiple of
                                            $1,000 in excess thereof. PXRE and the Trust are making the  Exchange
                                            Offer  in order to  satisfy their obligations  under the Registration
                                            Rights Agreement  relating  to  the Old  Capital  Securities.  For  a description  of the procedures for  tendering Old Capital Securities, see 'The  Exchange  Offer --  Procedures  for Tendering  Old  Capital
                                            Securities.'
Expiration Date...........................  The Expiration Date of the Exchange Offer will be 5:00 p.m., New York
                                            City  time, on                  ,  1997, unless the Exchange Offer is
                                            extended by PXRE and the Trust. See 'The Exchange Offer -- Expiration
                                            Date; Extensions; Amendments.'
Conditions to Exchange Offer..............  The Exchange Offer  is subject  to certain conditions,  which may  be waived  by PXRE and the Trust  in their sole discretion. The Exchange
                                            Offer is not conditioned upon any minimum

                                            liquidation amount of Old Capital Securities being tendered. See 'The
                                            Exchange Offer -- Conditions to Exchange Offer.'
                                            PXRE and  the  Trust reserve  the  right in  their  sole  discretion, subject  to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii)
                                            to terminate the Exchange Offer if certain specified conditions  have occurred  or exist  or have not  been satisfied, (iii)  to extend the
                                            Expiration Date  of the  Exchange Offer  and retain  all Old  Capital
                                            Securities tendered pursuant to the Exchange Offer, subject, however, to  the right of holders of  Old Capital Securities to withdraw their tendered Old Capital Securities,  or (iv) to  waive any condition  or otherwise  amend the terms of the  Exchange Offer in any respect. See
                                            'Exchange Offer -- Expiration Date; Extensions; Amendments.'
Withdrawal Rights.........................  Tenders of Old Capital Securities may be withdrawn at any time on  or prior  to the Expiration Date by  delivering a written notice of such withdrawal to  First  Union National  Bank,  as Exchange  Agent  (the
                                            'Exchange  Agent'), in  conformity with certain  procedures set forth below under 'The Exchange Offer -- Withdrawal Rights.'
Procedures for Tendering Old Capital
Securities................................  Tendering holders of Old Capital Securities must complete and sign  a
                                            Letter  of Transmittal in accordance  with the instructions contained therein and forward  the same  by mail, facsimile  or hand  delivery, together  with any other  required documents, to  the Exchange Agent, either  with  the  Old  Capital  Securities  to  be  tendered  or  in compliance  with the specified procedures  for guaranteed delivery of
                                            Old Capital Securities. Certain  brokers, dealers, commercial  banks, trust  companies  and  other  nominees  may  also  effect  tenders by book-entry transfer,  including an  Agent's Message  in lieu  of  the
                                            Letter  of Transmittal. Holders of  Old Capital Securities registered in the name of  a broker, dealer, commercial  bank, trust company  or other  nominee are urged to contact such person promptly if they wish to tender Old Capital Securities pursuant to the Exchange Offer.  See
                                            'The   Exchange  Offer  --  Procedures   for  Tendering  Old  Capital
                                            Securities.'
                                            Letters of  Transmittal  and certificates  representing  Old  Capital
                                            Securities  should not be  sent to PXRE or  the Trust. Such documents should only be sent to the Exchange Agent. Questions regarding how to tender and  requests  for  information  should  be  directed  to  the
                                            Exchange Agent. See 'The Exchange Offer -- Exchange Agent.'
Resales of New Capital Securities.........  Based  on interpretations by the staff of the Commission as set forth in no-action  letters issued  to third  parties, PXRE  and the  Trust believe that the New Securities issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof  (other than any holder that is an 'affiliate' of PXRE or the
                                            Trust as  defined  under Rule  405  of the  Securities  Act)  without compliance  with the registration  and prospectus delivery provisions of the Securities Act; provided that such New Securities are acquired in the ordinary course of such holders' business and such holders are not engaged in,  and do not  intend to engage  in, a distribution  of such New Securities and have no arrangement or understanding with any person  to participate  in the  distribution of  such New Securities.
                                            However, the staff of the Commission has not considered the  Exchange
                                            Offer  in the  context of  a no-action  letter, and  there can  be no assurance that  the staff  of  the Commission  would make  a  similar determination  with respect  to the Exchange  Offer as  in such other circumstances. By tendering  the Old Capital  Securities in  exchange for  New Capital Securities, each holder, other than a broker-dealer, will represent to PXRE and the Trust that: (i) it is not an affiliate of PXRE or  the Trust (as  defined under Rule  405 of the  Securities
                                            Act);  (ii)  any New  Capital Securities  to be  received by  it were acquired in the course of its ordinary business; and (iii) it is  not engaged  in, and does not intend to  engage in, a distribution of the
                                            New Capital Securities and has  no arrangement or understanding  with any  person to participate  in a distribution  (within the meaning of the Securities Act) of the New Capital Securities.
                                            Each broker-dealer that receives New  Capital Securities for its  own account  pursuant to the Exchange Offer must acknowledge that it will deliver a  prospectus  in connection  with  any resale  of  such  New
                                            Capital  Securities.  The Letter  of  Transmittal states  that  by so acknowledging and by  delivering a prospectus,  a broker-dealer  will not be deemed to admit that it is an 'underwriter' within the meaning of  the  Securities Act.  This Prospectus,  as it  may be  amended or supplemented from time  to time, may  be used by  a broker-dealer  in connection  with  resales  of  New  Capital  Securities  received  in exchange for Old Capital Securities where such Old Capital Securities were acquired  by such  broker-dealer as  a result  of  market-making activities  or  other trading  activities.  PXRE and  the  Trust have agreed that, starting  on the  date on  which the  Exchange Offer  is consummated  and ending on the close  of business one year after such date, they will make this  Prospectus available to any  broker-dealer
                                            for   use  in  connection   with  any  such   resale.  See  'Plan  of
                                            Distribution.'
                                            In that regard,  each Exchanging  Dealer who  surrenders Old  Capital
                                            Securities  pursuant to  the Exchange  Offer will  be deemed  to have agreed, by execution of the Letter  of Transmittal or delivery of  an
                                            Agent's  Message, that, upon receipt of notice from PXRE or the Trust of the occurrence  of any event  or the discovery  of any fact  which makes  any statement contained  or incorporated by  reference in this
                                            Prospectus untrue  in  any  material respect  or  which  causes  this
                                            Prospectus  to omit  to state a  material fact necessary  in order to make the statements contained or incorporated by reference herein, in the light  of  the circumstances  under  which they  were  made,  not misleading, or of the occurrence of certain other events specified in the  Registration  Rights  Agreement,  such  Exchanging  Dealer  will suspend the sale of New Securities pursuant to this Prospectus  until
                                            PXRE  or the  Trust has  amended or  supplemented this  Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Exchanging Dealer, or PXRE or the Trust has given notice that the sale of the New Securities may be resumed, as the case may be.
Exchange Agent............................  The Exchange  Agent is  First Union  National Bank.  The address  and telephone  and facsimile numbers of the  Exchange Agent are set forth under 'The Exchange  Offer -- Exchange  Agent' and in  the Letter  of
                                            Transmittal.
Use of Proceeds...........................  Neither  PXRE nor the  Trust will receive any  cash proceeds from the issuance of the New  Capital Securities offered  hereby. See 'Use  of
                                            Proceeds.'

Certain Federal Income Tax Consequences;
  ERISA Considerations....................  Holders  of Old Capital Securities  should review the information set forth under  'United  States  Federal  Income  Taxation'  and  'ERISA
                                            Considerations'  prior  to tendering  Old  Capital Securities  in the
                                            Exchange Offer.

THE CAPITAL SECURITIES

     The Exchange Offer applies to the Old Securities. The terms of the New Securities are identical in all material respects to the respective terms of the Old Securities, except that (i) the New Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities, (ii) the New Capital Securities will not provide for any increase in the distribution rate thereon, and (iii) the New Subordinated Debt Securities will not provide for any increase in the interest rate thereon. In the event that the Exchange Offer is consummated, any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together with the New Capital Securities issued in the Exchange Offer as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Declaration.

Securities Offered........................  $100,000,000  aggregate  liquidation  amount   of  the  New   Capital
                                            Securities (liquidation amount $1,000 per New Capital Security).
General...................................  The  Capital Securities  represent undivided  beneficial interests in the Trust's assets,  which consist  solely of  the Subordinated  Debt
                                            Securities.  The Subordinated Debt Securities,  in which the proceeds of the Capital Securities and Common Securities are invested,  mature on  February  1, 2027,  unless the  Subordinated Debt  Securities are
                                            redeemed  by  PXRE  prior  to   such  maturity  as  described   under
                                            'Description   of   the   Capital  Securities   --   Redemption'  and
                                            'Description of the  Capital Securities --  Tax Event and  Investment
                                            Company Event Redemption.'
Distributions.............................  The  distributions payable on  the Capital Securities  are fixed at a rate per annum of  8.85% of the stated  liquidation amount of  $1,000 per  Capital Security and  will cumulatively accrue  from January 29,
                                            1997, the date of  original issuance of  the Old Capital  Securities, and  (subject  to  the  extensions  of  distribution  payment periods described below) are payable semiannually, in arrears, on February  1
                                            and   August  1  of  each  year,   commencing  August  1,  1997.  See
                                            'Description of the Capital Securities -- Distributions.'
Option to Extend Interest Payment
Period....................................  PXRE has the right,  at any time, subject  to certain conditions,  to defer  payments of interest  on the Subordinated  Debt Securities for
                                            Extension Periods,  each  not  exceeding  10  consecutive  semiannual periods;  provided  that no  Extension Period  may extend  beyond the maturity date of the Subordinated  Debt Securities. As a  consequence
                                            of   PXRE's  extension  of   the  interest  payment   period  on  the
                                            Subordinated Debt Securities, distributions on the Capital Securities would be deferred (though such distributions would continue to accrue interest at a rate of 8.85% per annum compounded semiannually (to the extent permitted by law)). In the  event PXRE exercises its right  to extend  an interest payment period, then during any Extension Period, subject to certain exceptions, (i) PXRE shall not declare or pay  any dividend  on,  make any  distributions  with respect  to,  or redeem, purchase, acquire or make a liquidation payment with respect to,  any of  its capital stock or rights to acquire such capital stock or make any guarantee payments (other than payments on the Guarantee and  the
                                            Common  Securities Guarantee (as defined herein)) with respect to the foregoing and (ii) PXRE shall not make any payment of interest on, or principal of  (or  premium, if  any,  on), or  repay,  repurchase  or redeem, any debt securities issued by PXRE which rank pari passu with or  junior to the Subordinated  Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, PXRE may commence a new Extension Period, subject to certain requirements.
                                            See 'Description of  the Subordinated  Debt Securities  -- Option  to
                                            Extend  Interest Payment  Period.' Should  an Extension  Period occur with respect to the Capital Securities, holders of Capital Securities will continue to recognize interest income for United States  federal income  tax purposes. As  a result, such holders  will be required to include such  interest  in gross  income  for United  States  federal income  tax  purposes in  advance of  the receipt  of cash,  and such holders will not  receive the  cash from  the Trust  related to  such income  if such  holders dispose of  Capital Securities  prior to the record date for payment of distributions. See 'United States  Federal
                                            Income Taxation -- US Holders -- Original Issue Discount.'
Liquidation...............................  PXRE, as the holder of all of the Common Securities, has the right at any  time to terminate the Trust (including, without limitation, upon the occurrence of a Tax Event  or an Investment Company Event),  with the  result that, after  satisfaction of liabilities  to creditors of the Trust (to the extent not  satisfied by PXRE), PXRE may cause  the
                                            Subordinated  Debt Securities to be distributed to the holders of the
                                            Trust  Securities  on  a  pro  rata  basis  in  accordance  with  the respective  stated liquidation amounts thereof, in liquidation of the
                                            Trust. In addition, the Trust will be liquidated under certain  other
                                            circumstances.   See  'Description  of   the  Capital  Securities  --
                                            Liquidation Distribution upon Dissolution.'
Liquidation Amount........................  In  the   event  of   the  voluntary   or  involuntary   liquidation,
                                            dissolution,   winding-up   or  termination   of  the   Trust,  after
                                            satisfaction of liabilities to creditors of the Trust (to the  extent not  satisfied by PXRE)  holders of Capital  Securities issued by the
                                            Trust will be entitled to receive $1,000 per Capital Security plus an amount equal to accrued and unpaid distributions thereon to the  date of  payment, unless the Subordinated  Debt Securities are distributed to  holders  of  Trust  Securities  in  exchange  therefor.  If  such liquidation  distribution can be paid only  in part because the Trust has insufficient  assets  available  to pay  in  full  the  aggregate liquidation  distribution, then  the amounts payable  directly by the
                                            Trust on the Capital  Securities shall be paid  on a pro rata  basis.
                                            The  holders of  the Common  Securities will  be entitled  to receive distributions upon any such liquidation pro rata with the holders  of the Capital Securities, except that if a Declaration Event of Default has  occurred and is continuing, the  Capital Securities shall have a priority over the Common Securities. See 'Description of the  Capital
                                            Securities -- Liquidation Distribution Upon Dissolution.'
Mandatory Redemption......................  Upon  the repayment of  the Subordinated Debt  Securities, whether at maturity or upon early redemption  as provided in the Indenture,  the proceeds  from such  repayment will  be applied  by the Institutional
                                            Trustee (as  defined  herein)  to  redeem  a  like  amount  of  Trust
                                            Securities,  upon  the  terms and  conditions  described  herein. See
                                            'Description of the Capital Securities -- Redemption.'

Optional Redemption.......................  PXRE has the right to redeem  the Subordinated Debt Securities on  or after  February 1, 2007, in whole at any time or in part from time to time, subject  to the  conditions described  in 'Description  of  the
                                            Subordinated  Debt  Securities  -- Redemption,'  at  the  Call Prices
                                            described herein, together  with accrued and  unpaid interest to  the date  of  redemption. Upon  the redemption  of the  Subordinated Debt
                                            Securities, the proceeds of  such redemption will  be applied by  the
                                            Institutional Trustee to redeem a like amount of the Trust Securities pro  rata at the  applicable Redemption Price and  upon the terms and
                                            conditions  described  herein.  See   'Description  of  the   Capital
                                            Securities -- Redemption.'
Tax Event and Investment Company Event
Redemption................................  If  at any time a  Tax Event should occur  and would continue despite the advancement  of  the  maturity  date  of  the  Subordinated  Debt
                                            Securities  to no  earlier than August  1, 2016, PXRE  may, within 90 days of the  occurrence of  such Tax Event,  redeem the  Subordinated
                                            Debt   Securities   in  whole   or  in   part,  in   certain  limited
                                            circumstances,  at  an  aggregate  redemption  price  equal  to   the
                                            aggregate  of  the  principal  amount to  be  redeemed  together with accrued and unpaid interest thereon to the date of redemption. If  an
                                            Investment  Company Event should  occur, PXRE may,  within 90 days of
                                            the  occurrence  of  such   Investment  Company  Event,  redeem   the
                                            Subordinated  Debt Securities in  whole or in  part at the Make-Whole
                                            Amount, if such event should occur  prior to February 1, 2007, or  at the  Call Prices described  herein, if such event  should occur on or after February 1, 2007, in each case together with accrued and unpaid interest thereon to the date  of redemption. See 'Description of  the
                                            Capital   Securities  --  Tax  Event  and  Investment  Company  Event
                                            Redemption.' Upon the redemption of the Subordinated Debt Securities, the proceeds of such redemption will be applied by the  Institutional
                                            Trustee  to redeem a like amount of  the Trust Securities pro rata at the applicable  Redemption  Price,  upon  the  terms  and  conditions described herein. See 'Description of the Capital
                                            Securities -- Redemption.'
The Guarantee.............................  The  payment  of  distributions  out of  moneys  held  by  the Trust, payments on liquidation of the Trust and payment upon the  redemption of  Capital  Securities are  guaranteed by  PXRE as  described herein under 'Description of the  Guarantee.' The Guarantee covers  payments of distributions and other payments on the Capital Securities only if and  to the  extent that  the Trust  has funds  available therefor in accordance with the terms of the Declaration, which funds will not be available except to the extent PXRE has made payments of interest (or premium, if any) or principal  or other payments on the  Subordinated
                                            Debt  Securities.  The  Guarantee, when  taken  together  with PXRE's obligations under the Subordinated  Debt Securities, the  Declaration and  the Indenture, including its obligations to pay costs, expenses, debts and other liabilities of the Trust (other than with respect  to the Trust Securities), provides a full and unconditional guarantee on
                                            a   subordinated  basis  by  PXRE  of  amounts  due  on  the  Capital
                                            Securities.  PXRE  has  also  agreed  separately  to  guarantee   the
                                            obligations  of the  Trust with respect  to the  Common Securities as described herein under 'Description of the Guarantee -- General.'
Ranking...................................  The Common Securities will rank pari passu with, and payments thereon will be made pro rata with, the Capital Securities, except that  upon the  occurrence and during the continuance  of a Declaration Event of
                                            Default, the rights of

                                            the holders of the Common  Securities to receive payment of  periodic distributions  and payments upon liquidation, redemption or otherwise will be subordinated  to the  rights of  the holders  of the  Capital
                                            Securities.  See 'Description of the  Capital Securities -- General.'
                                            The Subordinated Debt  Securities are unsecured  and subordinate  and junior  in right of payment to the extent and in the manner set forth in the Indenture to all Senior Indebtedness of PXRE. See 'Description
                                            of the Subordinated  Debt Securities.' The  Guarantee constitutes  an unsecured  obligation  of PXRE  and ranks  subordinate and  junior in right of payment to  the extent and  in the manner  set forth in  the
                                            Guarantee to all Senior Indebtedness of PXRE. See 'Description of the
                                            Guarantee.'   PXRE's   obligations  under   the  Guarantee   and  the
                                            Subordinated Debt  Securities  are also  effectively  subordinate  to claims  of creditors of PXRE's  subsidiaries. See 'Description of the
                                            Guarantee.'
Voting Rights.............................  Holders of the Capital Securities have limited voting rights relating generally to  the  modification of  the  Capital Securities  and  the
                                            Guarantee and the exercise of the Trust's rights as the holder of the
                                            Subordinated  Debt Securities. Holders of  the Capital Securities are
                                            not entitled to appoint, remove or replace the Institutional  Trustee
                                            or   the  Delaware  Trustee  (as  defined  herein)  except  upon  the occurrence of  an Indenture  Event of  Default (as  defined  herein).
                                            Holders of Capital Securities will not be entitled to appoint, remove or  replace the Administrators (as defined  herein) of the Trust. See
                                            'Description  of  the  Capital  Securities  --  Voting  Rights'   and
                                            ' -- Removal of Issuer Trustees; Appointment of Successors.'
Transfer Restrictions.....................  The  Old Capital Securities  have been issued  and may be transferred only in blocks having a liquidation amount of not less than  $100,000
                                            (100   Capital  Securities).   Any  such  transfer,   sale  or  other
                                            disposition of Old Capital Securities in a block having a Liquidation
                                            Amount (as defined herein) of less  than $100,000 shall be deemed  to be void and of no legal effect whatsoever. The New Capital Securities will not be so restricted.
Absence of Market for the New Capital
Securities................................  The  New Capital  Securities will  be a  new issue  of securities for which there is currently no  market. The New Capital Securities  will not  be listed on a securities exchange and there can be no assurance as to the development or liquidity of any market for the New  Capital
                                            Securities.
Trading Price.............................  The  New Capital  Securities are expected  to trade  in the secondary market at  a  price per  Capital  Security plus  accrued  and  unpaid distributions, if any, to the date of settlement. Because the Capital
                                            Securities  pay  distributions at  a fixed  rate  based on  the fixed interest rate  payable  on  the  Subordinated  Debt  Securities,  the trading price on the Capital Securities may decline if interest rates rise.

     For additional information with respect to the Capital Securities, see 'Description of the Capital Securities,' 'Description of the Subordinated Debt Securities,' 'Description of the Guarantee,' and 'United States Federal Income Taxation.'

RISK FACTORS

     Holders of the Old Capital Securities should carefully consider the matters set forth under 'Risk Factors.'

                                  RISK FACTORS

     Holders of the Old Capital Securities should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters prior to tendering Old Capital Securities in the Exchange Offer:

ABSENCE OF PUBLIC TRADING MARKET; TRANSFER RESTRICTIONS

     There is no existing trading market for the Capital Securities and there can be no assurance as to the liquidity of any such market that may develop, the ability of the holders of the Capital Securities to sell such securities or whether a trading market, if it develops, will continue to exist. If such a market were to exist, the Capital Securities could trade at prices higher or lower than their liquidation amounts, depending on many factors, including prevailing interest rates, the market for similar securities and the operating results of PXRE. In the event that the Subordinated Debt Securities are distributed by the Trust to the holders of the Capital Securities, the preceding considerations would be equally applicable to the Subordinated Debt Securities. The Old Capital Securities have not been registered under the Securities Act, and are subject to significant restrictions on resale (including a prohibition on transfers resulting in blocks having a stated liquidation amount of less than $100,000 (100 Old Capital Securities)). Notwithstanding the registration under the Securities Act of the New Capital Securities in the Exchange Offer, which will generally permit such New Capital Securities to be resold or otherwise transferred without further registration under the Securities Act, holders who are 'affiliates' of PXRE or the Trust as defined under Rule 405 of the Securities Act may publicly offer for sale or resell the New Capital Securities only in compliance with such registration requirements or the provisions of Rule 144 under the Securities Act. Each tendering holder of the Old Capital Securities will be deemed to have made certain acknowledgments, representations and agreements in relation to its affiliate status. In addition, each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer, where the corresponding Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. See 'Plan of Distribution.' The New Capital Securities will not be listed on a securities exchange.

RANKING OF SUBORDINATE OBLIGATIONS UNDER THE GUARANTEE AND THE SUBORDINATED DEBT SECURITIES

     The obligations of PXRE under the Guarantee and the Subordinated Debt Securities are subordinate and junior in right of payment to all present and future Senior Indebtedness of PXRE and rank pari passu with obligations to or rights of PXRE's other general unsecured creditors. No payment of principal of (including redemption payments, if any) or premium, if any, or interest on the Subordinated Debt Securities may be made if (i) any Senior Indebtedness of PXRE is not paid when due and any applicable grace period with respect to such default has ended with such default not having been cured or waived or ceasing to exist or (ii) a default has occurred with respect to Senior Indebtedness which entitles the holder thereof to accelerate such Senior Indebtedness and such default has not been cured or waived or ceased to exist or (iii) the maturity of any Senior Indebtedness of PXRE has been accelerated because of a default. The subordination provisions of the Guarantee and the Indenture limit the ability of the Subordinated Debt Securities to be accelerated upon default or for remedies to be pursued upon default if an event of default has occurred and is continuing with respect to Senior Indebtedness. As of December 31, 1996, PXRE had approximately $64,725,000 of Senior Indebtedness, which has been reduced to $36,725,000 to the date of this Prospectus by reason of repurchases in the market by PXRE. There are no terms in the Capital Securities, the Subordinated Debt Securities or the Guarantee that limit the ability of PXRE or its subsidiaries to incur additional indebtedness, including indebtedness that ranks senior to the Subordinated Debt Securities and the Guarantee. See 'Description of the Guarantee -- Status of the Guarantee' and 'Description of the Subordinated Debt Securities.'

     Because PXRE is a holding company, the Subordinated Debt Securities and the Guarantee are effectively subordinated to all existing and future liabilities, including trade payables, of PXRE's subsidiaries, except to the extent that PXRE is a creditor of the subsidiaries recognized as such.

GUARANTEE COVERS DISTRIBUTIONS AND OTHER PAYMENTS ONLY TO THE EXTENT THE TRUST HAS AVAILABLE FUNDS; RELATED REMEDIES

     The terms of the Guarantee are those set forth in the Guarantee and those made part of the Guarantee by the Trust Indenture Act of 1939, as amended (the 'Trust Indenture Act'), under which First Union National Bank is acting as trustee (the 'Guarantee Trustee'). The New Guarantee has been qualified under the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities.

     The Guarantee guarantees to the holders of the Capital Securities the following payments, to the extent not paid by the Trust: (i) any accrued and unpaid distributions required to be paid on the Capital Securities, to the extent the Trust has funds available therefor in accordance with the terms of the Declaration, (ii) the Redemption Price, including all accrued and unpaid distributions to the date of redemption, with respect to Capital Securities called for redemption by the Trust, to the extent the Trust has funds available therefor in accordance with the terms of the Declaration and (iii) upon a voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Capital Securities in exchange therefor), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Capital Securities to the date of the payment, to the extent the Trust has funds available therefor in accordance with the terms of the Declaration and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities in liquidation of the Trust. The Guarantee is subordinated as described under ' -- Ranking of
Subordinate Obligations Under the Guarantee and the Subordinated Debt Securities.' The holders of a majority in liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. A holder of record of the Capital Securities may institute a legal proceeding directly against PXRE to enforce the Guarantee Trustee's rights without first instituting any legal proceeding against the Trust, the Guarantee Trustee or any other person or entity (subject to certain limitations on pursuing remedies set forth in the subordination provisions). If PXRE were to default on its obligation to pay amounts payable on the Subordinated Debt
Securities, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, each holder of Capital Securities would rely on the enforcement (i) by the Institutional Trustee of its rights as registered holder of the Subordinated Debt Securities against PXRE pursuant to the terms of the Subordinated Debt Securities or (ii) by such holder of Capital Securities of its right against PXRE to enforce payments of principal (and premium, if any) and interest on Subordinated Debt Securities having an aggregate principal amount equal to the aggregate liquidation amount of Capital Securities of such holder. See 'Description of the Capital Securities,' 'Description of the Guarantee' and 'Description of the Subordinated Debt Securities.' Additionally, as a holding company, PXRE will rely primarily on cash dividends from its reinsurance subsidiaries to meet its obligations with respect to the Subordinated Debt Securities and the Guarantee. Such reinsurance subsidiaries are subject to state regulatory restrictions which limit the maximum amount of annual dividends or other distributions available to stockholders without prior regulatory approval. See 'PXRE Corporation.' The Declaration provides that each holder of Capital Securities, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

     If a Declaration Event of Default with respect to the Trust occurs and is continuing, then the holders of Capital Securities would, except as provided below, rely on the enforcement by the Institutional Trustee of its rights as holder of the Subordinated Debt Securities against PXRE. The holders of a majority in liquidation amount of the Capital Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee with respect to the Capital Securities or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional

Trustee to exercise the remedies available to it as holder of the Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities after the holders of a majority in liquidation amount of the Capital Securities have so directed such Institutional Trustee, to the fullest extent permitted by law, a holder of record of the Capital Securities may institute a legal proceeding directly against PXRE to enforce the rights of the Institutional Trustee under the Subordinated Debt Securities, without first instituting any legal proceeding against such Institutional Trustee or any other person. (The Institutional Trustee will be subject to certain limitations on pursuing remedies in the event there has been a default on Senior Indebtedness.)

     Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of PXRE to pay interest or principal (or premium, if any) on the Subordinated Debt Securities on the respective dates such interest or principal (or premium, if any) is payable (or in the case of redemption, on the redemption date), then a holder of record of the Capital Securities may institute directly against PXRE a proceeding for enforcement of payment (subject to certain limitations on pursuing remedies set forth in the subordination provisions), on or after the respective due dates specified in the Subordinated Debt Securities, to such holder directly of the principal of (or premium, if any) or interest on Subordinated Debt Securities having an aggregate principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder (a 'Direct Action'). In connection with such Direct Action, PXRE will be subrogated to the rights of such holder of the Capital Securities under the Declaration to the extent of any payment made by PXRE to such holder of Capital Securities in such Direct Action; provided, however, that no such subrogation right may be exercised so long as a Declaration Event of Default has occurred and is continuing. The holders of the Capital Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debt Securities. See 'Description of the Capital Securities -- Declaration Events of Default.'

OPTION TO EXTEND INTEREST PAYMENT PERIOD FOR UP TO FIVE YEARS AND CONSEQUENT DEFERRAL OF DISTRIBUTIONS ON CAPITAL SECURITIES

     PXRE has the right under the Indenture to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period, at any time and from time to time, subject to certain conditions, for Extension Periods, each not exceeding 10 consecutive semiannual periods, provided that no Extension Period may extend beyond the stated maturity of the Subordinated Debt Securities. During each such Extension Period, semiannual distributions on the Capital Securities would also be deferred (but would continue to accrue, despite such deferral, with interest thereon compounded semiannually to the fullest extent permitted by law) by the Trust. In the event that PXRE exercises this right to defer interest payments on the Subordinated Debt Securities, and such deferral is continuing, or if there shall have occurred and be continuing any Indenture Event of Default or if PXRE shall be in default with respect to the payment of its obligations under the Guarantee, (a) PXRE shall not declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of PXRE's capital stock or rights to acquire such capital stock (other than (i) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by PXRE of its obligations under any employee benefit plans, (ii) as a result of a reclassification of PXRE's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of capital stock of PXRE or rights to acquire such capital stock for another class or series of PXRE's capital stock or rights to acquire such capital stock, (iii) the purchase of fractional interests in shares of PXRE's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (iv) dividends and distributions made on PXRE's capital stock or rights to acquire such capital stock, in each case with PXRE's capital stock or rights to acquire such capital stock) or make guarantee payments (other than payments under the Guarantee or the Common Securities Guarantee) in respect of the foregoing, and
(b) PXRE shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by PXRE that rank pari passu with or junior to the Subordinated Debt Securities. Prior to the termination of any such Extension Period, PXRE may further extend the interest payment period, provided that each such Extension Period, together with all such previous and further extensions thereof, may not exceed 10 consecutive semiannual periods or extend beyond the maturity of the Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, PXRE may commence a new Extension Period, subject to the terms set forth herein. See 'Description of the Capital Securities -- Distributions' and 'Description of the Subordinated Debt Securities -- Option to Extend Interest Payment Period.'

     During each Extension Period, if any, each holder of Capital Securities will continue to accrue income (as original issue discount ('OID')) in respect of the deferred interest allocable to its Capital Securities for United States federal income tax purposes, which will be allocated but not distributed. In such event, each holder of Capital Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash, and will not receive cash related to such income from the Trust if such holder disposes of its Capital Securities prior to the record date for payment of such deferred interest. See 'United States Federal Income Taxation -- US Holders -- Original Issue Discount.'

     PXRE has no current intention of exercising its right to defer payments of interest on the Subordinated Debt Securities. However, should PXRE determine to exercise such right in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of PXRE's right to defer interest payments, the market price of the Capital Securities (which represent undivided beneficial interests in the Subordinated Debt Securities) may be more volatile than the market price of other similar securities where the issuer does not have such right to defer interest payments.

PROPOSED TAX LEGISLATION

     On February 6, 1997, President Clinton proposed certain tax law changes that would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations issued on or after the date of first Congressional committee action (the 'Proposed Legislation') if such debt obligations have a maximum term in excess of fifteen years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet filed with the Commission. Under current law, PXRE will be able to deduct interest on the Subordinated Debt Securities and, based upon the effective date referred to in the Proposed Legislation, such legislation would not apply retroactively to the Subordinated Debt Securities. There can be no assurance, however, that the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof, will not adversely affect the ability of PXRE to deduct the interest payable on the Subordinated Debt Securities. Accordingly, there can be no assurance that a Tax Event will not occur. See ' -- Redemption; Distribution of Subordinated Debt Securities' and 'Description of the Subordinated Debt Securities -- Proposed Tax Legislation.'

REDEMPTION; DISTRIBUTION OF SUBORDINATED DEBT SECURITIES

     PXRE, as the holder of all of the outstanding Common Securities, has the right at any time (including, without limitation, upon the occurrence of a Tax Event or an Investment Company Event) to dissolve the Trust, and, after satisfaction of liabilities to creditors of the Trust (to the extent not paid by PXRE), cause the Subordinated Debt Securities to be distributed to the holders of the Trust Securities on a pro rata basis in accordance with the respective liquidation amounts thereof, in liquidation of the Trust. See 'Description of the Capital Securities -- Liquidation Distribution Upon Dissolution.' Upon the occurrence of a Tax Event, in certain circumstances described herein, or upon the occurrence of an Investment Company Event, PXRE will have the right to redeem the Subordinated Debt Securities, in whole or in part, in which event the Trust will redeem the Trust Securities on a pro rata basis to the same extent as the Subordinated Debt Securities are redeemed by PXRE. See 'Description of the Capital Securities -- Tax Event and Investment Company Event Redemption' and ' -- Liquidation Distribution Upon Dissolution.'

     Under current United States federal income tax law, a distribution of Subordinated Debt Securities upon the dissolution of the Trust generally would not be a taxable event to holders of the Capital Securities. However, a dissolution of the Trust in which holders of the Capital Securities receive cash would be a taxable event to such holders. See 'United States Federal Income Taxation -- US Holders -- Receipt of Subordinated Debt Securities or Cash Upon Liquidation of the Trust.'

     There can be no assurance as to the market prices for the Capital Securities or the Subordinated Debt Securities that may be distributed in exchange for Capital Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, whether in the Exchange Offer, secondary market or otherwise, or the Subordinated Debt Securities that a holder of Capital Securities may receive on dissolution and liquidation of the Trust, may trade at a discount to the price paid to purchase the Capital Securities. Because the ability of the Trust to pay amounts due on the Capital Securities is wholly dependent upon PXRE's making payments on the Subordinated Debt Securities as and when required, and because holders of Capital Securities may receive Subordinated Debt Securities upon liquidation of the Trust, purchasers of the Capital Securities are also making an investment decision with regard to the Subordinated Debt Securities and should carefully review all the information regarding the Subordinated Debt Securities contained herein and evaluate the credit risk of PXRE. See 'Description of the Capital Securities' and 'Description of the Subordinated Debt Securities.'

CONSEQUENCES OF HIGHLY LEVERAGED TRANSACTION

     The Indenture does not contain any provisions that afford holders of the Subordinated Debt Securities protection in the event of a highly leveraged transaction, including a change of control, or other similar transactions involving PXRE that may adversely affect such holders. See 'Description of the Subordinated Debt Securities.'

LIMITED VOTING RIGHTS

     Holders of Capital Securities have limited voting rights relating generally to the modification of the Capital Securities and the Guarantee and the exercise of the Institutional Trustee's rights as the holder of the Subordinated Debt Securities. Holders of Capital Securities are not entitled to appoint, remove or replace the Institutional Trustee or the Delaware Trustee except upon the occurrence of an Indenture Event of Default. Holders of Capital Securities will not be entitled to appoint, remove or replace the Administrators. The
Institutional Trustee, PXRE and the holders of a majority of the Common Securities are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or the Declaration, to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust and will not be required to register as an 'investment company' under the 1940 Act (as defined herein) provided that such action does not adversely affect the interests of the holders of Capital Securities in any material respect. See 'Description of the Capital Securities -- Voting Rights' and ' -- Removal of Issuer Trustees; Appointment of Successors.'

TRADING PRICE

     Because the Capital Securities pay distributions at a fixed rate based upon the fixed interest rate payable on the Subordinated Debt Securities, the trading price of the Capital Securities may decline if interest rates rise.

CONSEQUENCES OF FAILURE TO EXCHANGE OLD CAPITAL SECURITIES

     The Old Capital Securities have not been registered under the Securities Act, or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities which remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). PXRE and the Trust do not intend to register under the

Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable).

     To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. In addition, any trading market for Old Capital Securities which remain outstanding after the Exchange Offer could be adversely affected.

     The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Declaration and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Declaration. See 'Description of New Securities -- Description of Capital Securities -- General.'

     The Old Capital Securities provide that if the Exchange Offer is not consummated by August 27, 1997 (subject to extension in certain circumstances), the annual distribution rate borne by the Old Capital Securities will increase by 0.25% until the Exchange Offer is consummated. Following consummation of the Exchange Offer, any Old Capital Securities remaining outstanding will not be entitled to any increase in the distribution rate thereon. The New Capital Securities will not be entitled to any such increase in the distribution rate thereon.

EXCHANGE OFFER PROCEDURES

     Issuance of the New Capital Securities in exchange for Old Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Exchange Agent of such Old Capital Securities, a properly completed and duly executed Letter of Transmittal or Agent's Message in lieu thereof and all other required documents. Therefore, holders of the Old Capital Securities desiring to tender such Old Capital Securities in exchange for New Capital Securities should allow sufficient time to ensure timely delivery.
Neither PXRE, the Trust, nor the Exchange Agent is under any duty to give notification of defects or irregularities with respect to the tenders of Old Capital Securities for exchange.

                                PXRE CORPORATION

     The information appearing below is supplementary to a more detailed description of PXRE contained in the material incorporated by reference herein. See 'Incorporation of Certain Documents by Reference.'

     PXRE provides reinsurance products and services to a national and international marketplace, principally on commercial and personal property risks and marine and aviation risks, with a particular focus on catastrophe-related coverages. PXRE solicits its treaty and facultative reinsurance business from the worldwide brokerage market. PXRE also employs its property reinsurance underwriting expertise and generates management fee income by managing business for other insurers and reinsurers.

     In November 1993, PXRE sponsored the initial public offering of Transnational to raise capital and take advantage of favorable conditions in the worldwide retrocessional reinsurance market. PXRE, through PXRE Reinsurance Company ('PXRE Reinsurance'), retained a 21% ownership position in Transnational and had responsibility for the day-to-day operations of Transnational, including all the reinsurance operations of its subsidiary, Transnational Reinsurance Company ('Transnational Reinsurance'). Transnational and Transnational Reinsurance had no paid employees.

     On December 11, 1996 (the 'Effective Time'), PXRE completed the merger of Transnational with and into PXRE (the 'Merger'), pursuant to which each share of common stock of Transnational was converted into the right to receive 1.0575 shares of PXRE common stock. The Merger resulted from the realization by the management and Boards of Directors of both PXRE and Transnational that conditions had become more competitive in the retrocessional reinsurance marketplace, and that the reinsurance markets, rating agencies and the capital markets are placing increased importance on the size and financial strength of reinsurance companies, which size and financial strength would be augmented by the Merger. Following the Merger, Transnational Reinsurance became a wholly-owned subsidiary of PXRE Reinsurance. The Merger has been accounted for using the purchase method of accounting: therefore net income of Transnational (including Transnational Reinsurance) has been included in PXRE's consolidated results of operations from the date of acquisition. In addition, in December 1996, both Moody's Investors Services, Inc. and Standard & Poor's Rating Services, citing the benefits of the Merger, upgraded PXRE's senior debt ratings to Baa3 and BBB+, respectively.

     In  December  1996, A.M.  Best  Company, Inc.  affirmed  PXRE Reinsurance's rating of 'A (Excellent),' representing an independent opinion of PXRE Reinsurance's financial strength and ability to meet its obligations to policyholders, although such rating may not reflect the considerations applicable to an investment in PXRE.

     PXRE's strategy is to commit and withhold its underwriting capacity and to alter its mix of business at any given point in time to focus on business where management believes that above average underwriting results can be achieved, and to supplement its underwriting commitments and generate management fee income by managing business for other insurers and reinsurers.

     PXRE has been pursuing a strategy of focusing on catastrophe-related coverages. Catastrophe-related coverages include catastrophe coverage provided to ceding insurance companies and retrocessional catastrophe coverage provided to other reinsurers. This strategy has been designed to capitalize on the substantial improvements in pricing and other terms of these coverages which evolved following high levels of catastrophic loss activity experienced by the worldwide reinsurance industry. Coverage terms have been deteriorating since the beginning of 1995, in response to which PXRE has been contracting its premium volume. Rather than maximizing premium growth during periods of excess capacity, PXRE's management focuses its efforts on preserving a proper risk/reward ratio in the business it maintains, moving to layers of risk that are less affected by competitive pressures, or reducing commitments when necessary. For 1996, catastrophe-related coverages represented approximately 68% of PXRE's gross premiums written.

     PXRE has also been diversifying its exposures and taking advantage of business opportunities in international reinsurance markets. This business includes both reinsurance contracts protecting risks underwritten by United States ceding companies for the foreign operations of their United States insureds and reinsurance in which the reinsured is foreign-based. In December 1996, PXRE announced that it had, like several other U.S. companies, made an investment in the Lloyd's of London ('Lloyd's') market, forming a new syndicate (PG Butler Syndicate 1224). The new syndicate will have an initial capacity to underwrite 'L'35 million in annual premiums ($60 million at December 31, 1996 exchange rates) commencing with the 1997 renewal season. Management expects the syndicate will provide PXRE with access to Lloyd's worldwide licenses in insurance, reinsurance and surplus lines, create additional opportunities for PXRE and, in conjunction with PXRE's Brussels office, further strengthen PXRE's presence in the worldwide insurance and reinsurance markets. For 1996, international reinsurance (principally the United Kingdom, Continental Europe, Australia and Asia) represented approximately 71% of the gross written premiums of PXRE.

     PXRE specializes in the reinsurance of property risks and marine and aviation risks which involve primarily property damages. In contrast to casualty and liability losses, which frequently can be determined only through the lengthy, unpredictable process of litigation, property losses tend to be reported more promptly and usually are settled within a shorter period of time. While engaging in a volatile business, PXRE has a diversified book of business on both a geographic and attachment point basis. While PXRE makes use of risk modeling techniques, it adds to the discipline of its underwriting process a seasoned underwriting team, which consists of 16 individuals with an average of 21 years of experience in the industry.

     PXRE,  PXRE  Reinsurance  and  Transnational  Reinsurance  are  subject  to regulation under  the  insurance statutes  and  state insurance  authorities  of various states, including Connecticut, the domiciliary state of both PXRE Reinsurance and Transnational Reinsurance. The premium rates and policy terms of reinsurance agreements generally are not subject to governmental regulations. The regulation and supervision to which PXRE Reinsurance and Transnational Reinsurance are subject relate primarily to the standards of solvency that must be met and maintained, licensing requirements for reinsurers, the nature of and limitations on investments, restrictions on the size of risks which may be insured, deposits of securities for the benefit of a reinsured, methods of accounting, periodic examinations of the financial condition and affairs of reinsurers, the form and content of reports of financial condition required to be filed, reserves for losses, holding company registration, change of control and affiliate transaction limitations. In general, such regulation is for the protection of the reinsureds and, ultimately, their policyholders, rather than investors.

     PXRE Reinsurance and Transnational Reinsurance are also subject to Connecticut regulatory restrictions which limit the maximum amount of annual dividends or other distributions, including loans or cash advances, available to stockholders without the consent of the Insurance Commissioner. The maximum amount of dividends or distributions that PXRE Reinsurance may declare and pay to PXRE in 1997 without regulatory approval is $40,013,000. The maximum amount of dividends or distributions that Transnational Reinsurance may declare and pay to PXRE Reinsurance in 1997 without regulatory approval is $21,874,000.

     From time to time various regulatory and legislative changes have been proposed in the insurance industry, some of which could have an effect on reinsurers. Among the proposals that have in the past been or are at present being considered are the possible introduction of federal regulation in addition to, or in lieu of, the current system of state regulation of insurers, the initiative to create a federally guaranteed disaster reinsurance pool prefunded by insurers, and proposals in various state legislatures (some of which proposals have been enacted) to conform portions of their insurance laws and regulations to various model acts adopted by the National Association of Insurance Commissioners (the 'NAIC'). Furthermore, the NAIC has commenced a project to codify statutory accounting practices, the result of which is expected to constitute the only source of 'prescribed' statutory accounting practices. Accordingly, that project, which is expected to be completed in 1999, will likely change the definitions of what constitutes prescribed versus permitted statutory accounting practices and will likely result in changes to the accounting policies that insurance enterprises use to prepare their statutory financial statements. The NAIC is an organization which assists state insurance supervisory officials in achieving insurance regulatory objectives, including the maintenance and improvement of state regulation. PXRE is unable to predict what effect, if any, the foregoing developments may have on its operations and financial condition in the future.

     PXRE's executive offices are located at 399 Thornall Street, Edison, New Jersey 08837, and its telephone number is (908) 906-6785.

                            SELECTED FINANCIAL DATA

     The following table sets forth selected historical consolidated financial information of PXRE as of and for each of the years in the five year period ended December 31, 1996. The selected historical consolidated financial information of PXRE for each of the years in the five year period ended December 31, 1996 is derived from PXRE's audited consolidated financial statements. The following data should be read in conjunction with the consolidated financial statements of PXRE and other financial information appearing elsewhere herein or incorporated herein by reference.

                                                                                   YEAR ENDED DECEMBER 31,
                                                                -------------------------------------------------------------
                                                                  1996                                  1993          1992
                                                                  (1)         1995        1994      (2)(3)(4)(5)    (2)(3)(5)
                                                                --------                            ------------    ---------
                                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA AND RATIOS)
INCOME STATEMENT DATA:
Gross premiums written.......................................   $114,348    $155,380    $179,684      $116,975      $ 100,951
Premiums ceded...............................................    (46,630)    (57,744)    (71,166)      (39,469)       (51,320)
                                                                --------    --------    --------    ------------    ---------
Net premiums written.........................................     67,718      97,636     108,518        77,506         49,631
Change in unearned premiums..................................      5,078        (494)      2,083         1,422         (1,196)
                                                                --------    --------    --------    ------------    ---------
Net premiums earned..........................................     72,796      97,142     110,601        78,928         48,435
Net investment income........................................     16,782      14,730      13,786         8,011          5,083
Net realized investment gains (losses).......................         94          85      (1,164)       (1,526)           392
Gain on sale of subsidiary(4)................................         --          --          --        10,564             --
Management fee(1)............................................      6,032       6,417       6,992         3,158            809
Agency commissions...........................................         --          --          --            --            257
                                                                --------    --------    --------    ------------    ---------
        Total revenues.......................................     95,704     118,374     130,215        99,135         54,976
                                                                --------    --------    --------    ------------    ---------
Losses and loss expenses incurred............................     18,564      34,716      52,647        40,570         39,778
Commissions and brokerage....................................     12,874      13,251      15,026        13,339         13,162
Other operating expenses.....................................     12,262      11,237       8,365         8,917          9,332
Interest expense.............................................      6,957       7,143       7,789         2,740            319
                                                                --------    --------    --------    ------------    ---------
        Total losses and expenses............................     50,657      66,347      83,827        65,566         62,591
                                                                --------    --------    --------    ------------    ---------
Income (loss) before income taxes, equity in net earnings of
  Transnational and cumulative effect of accounting change...     45,047      52,027      46,388        33,569         (7,615)
Equity in net earnings of Transnational(4)...................      3,898       5,948       4,141            84             --
Income tax provision (benefit)...............................     15,644      18,189      15,700        11,008         (3,322)
                                                                --------    --------    --------    ------------    ---------
Income (loss) (before cumulative effect of accounting
  change)....................................................     33,301      39,786      34,829        22,645         (4,293)
Cumulative effect of adopting FASB No. 109...................         --          --          --            --            433
                                                                --------    --------    --------    ------------    ---------
Net income (loss)............................................   $ 33,301    $ 39,786    $ 34,829      $ 22,645      $  (3,860)
                                                                --------    --------    --------    ------------    ---------
                                                                --------    --------    --------    ------------    ---------
Preferred stock dividend(6)..................................          0         599       2,005         2,056          1,419
                                                                --------    --------    --------    ------------    ---------
                                                                --------    --------    --------    ------------    ---------
Income (loss) available to common stockholders (before
  cumulative effect of accounting change)....................   $ 33,301    $ 39,187    $ 32,824      $ 20,589      $  (5,712)
                                                                --------    --------    --------    ------------    ---------
                                                                --------    --------    --------    ------------    ---------
Ratio of earnings to fixed charges(7)........................       7.15        7.90        6.73         12.12             --
Ratio of earnings to combined fixed charges and preferred
  dividends(7)...............................................       7.15        7.04        4.90          6.02             --
Primary earnings per common share:
  Income (loss) (before cumulative effect of accounting
    change)..................................................   $   3.68    $   4.74    $   4.89      $   3.34      $   (1.48)
  Cumulative effect of accounting change.....................         --          --          --            --           0.11
                                                                --------    --------    --------    ------------    ---------
  Net income (loss)..........................................   $   3.68    $   4.74    $   4.89      $   3.34      $   (1.37)
                                                                --------    --------    --------    ------------    ---------
                                                                --------    --------    --------    ------------    ---------
  Average common shares outstanding(6).......................      9,046       8,275       6,710         6,170          3,851
                                                                --------    --------    --------    ------------    ---------
                                                                --------    --------    --------    ------------    ---------
Fully diluted earnings per common share:
  Income (loss) (before cumulative effect of accounting
    change)..................................................   $   3.68    $   4.48    $   3.94      $   2.70      $   (1.48)
  Cumulative effect of accounting change.....................         --          --          --            --           0.11
                                                                --------    --------    --------    ------------    ---------
  Net income (loss)..........................................   $   3.68    $   4.48    $   3.94      $   2.70      $   (1.37)
                                                                --------    --------    --------    ------------    ---------
                                                                --------    --------    --------    ------------    ---------
  Average common shares outstanding(1).......................      9,060       8,874       8,847         8,380          3,851
                                                                --------    --------    --------    ------------    ---------
                                                                --------    --------    --------    ------------    ---------
Cash dividends per common share..............................   $   0.75    $   0.63    $  0.375      $  0.225      $    0.20

OTHER OPERATING DATA:
GAAP loss ratio(8)...........................................       25.5%       35.7%       47.6%         51.4%          82.1%
GAAP underwriting expense ratio(8)...........................       26.2        18.6        14.8          24.2           44.2
                                                                --------    --------    --------    ------------    ---------
GAAP combined ratio(8).......................................       51.7%       54.3%       62.4%         75.6%         126.3%
                                                                --------    --------    --------    ------------    ---------
                                                                --------    --------    --------    ------------    ---------

                                                                                     AS OF DECEMBER 31,
                                                                -------------------------------------------------------------
                                                                  1996        1995        1994          1993          1992
                                                                --------    --------    --------    ------------    ---------
BALANCE SHEET DATA:
Cash and investments.........................................   $467,078    $269,089    $231,789      $248,949      $  81,994
Total assets.................................................    543,324     396,084     353,794       349,251        205,484
Losses and loss expenses.....................................     70,977      72,719      81,836        71,442         88,668
Notes payable................................................     64,725      67,775      69,700        75,000          5,250
Total Stockholders' equity...................................    357,678     211,162     166,771       142,690         69,728
Book value per common share..................................   $  25.63    $  24.15    $  21.27      $  18.06      $   11.20
Statutory capital and surplus of PXRE Reinsurance............   $400,133    $250,231    $211,988      $185,844      $  65,221

------------

(1) On December 11, 1996, PXRE merged with Transnational. The Merger has been accounted for as a purchase. Accordingly, Transnational has been included in PXRE's consolidated results of operations from the date of acquisition, which resulted in incremental earnings of $1,253,000 in 1996. For the period from January 1, 1996 until December 11, 1996, PXRE recorded equity in net earnings of Transnational amounting to $3,898,000. Fully diluted average shares outstanding reflects the shares issued to holders of Transnational common shares in connection with the Merger. Included in management fee was $2,512,000, $3,526,000 and $3,364,000 in 1996, 1995 and
     1994, respectively, earned from Transnational prior to the Merger.

(2)  Effective  January  1,  1993,  PXRE  adopted  the  FASB's  SFAS  No.   113,
     'Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts'. As a result of such adoption, PXRE effected a December 31, 1992 balance sheet reclassification to assets of $53,314,969 of reinsurance recoverables on losses and loss expense liabilities and $5,529,292 of ceded unearned premiums in 1992, which were previously deducted from liabilities. The adoption of SFAS No. 113 had no effect on PXRE's net income for the years ended December 31, 1993 or 1992.

(3) The FASB's Emerging Issues Task Force ('EITF') reached a consensus on July 22, 1993 regarding Issue No. 93-6, 'Accounting for Multiple-Year Retrospectively-Rated Contracts by Ceding and Assuming Enterprises.' The EITF consensus requires that affected companies should accrue the lesser of termination penalties or the effect of prospective adjustments in rates or coverages triggered by the loss event in the period that a loss is recorded. The EITF mandate required adoption of this consensus no later than the third quarter of 1993. As described in Note 2 to PXRE's Consolidated Financial Statements for the year ended December 31, 1993, PXRE had certain retrocessional catastrophe coverage for its principal types of business. Certain of these contracts provided for terms of three or more years and had contractual adjustments regarding rates and/or coverages when losses are recovered under these contracts. Although PXRE was provided with the opportunity to cancel some of these contracts without penalty, PXRE chose to continue the contracts to obtain the coverage provided thereunder. Accordingly, PXRE believed that the appropriate application of the EITF's consensus was to record in the third quarter of 1992 incremental premiums that resulted from Hurricane Andrew loss recoveries under these contracts. This change increased 1992 third quarter ceded earned premiums by $5,772,000, deferred income tax benefit by $1,962,000, net loss by $3,810,000 and loss per common share by $0.99. These adjustments were determined on the basis of losses estimated by PXRE at December 31, 1992. The financial statements for years prior to 1992 were not affected. Also, due to additional information received during the first six months of 1993 with respect to Hurricane Andrew losses, PXRE reported, in the second quarter of 1993, an additional $2,500,000 of ceded premium expenses through the application of the EITF consensus. The statutory capital and surplus of PXRE Reinsurance has not been adjusted.

(4) Until the fourth quarter of 1993, Transnational Reinsurance was a wholly-owned subsidiary of PXRE Reinsurance. On November 1, 1993, a registration statement relating to an initial public offering (the 'Offering') by Transnational of 5,750,000 shares of Class A common stock at $20.00 per share was declared effective. In conjunction with the formation of Transnational and registration of Transnational's Class A common stock in the Offering, all of the outstanding capital stock of Transnational Reinsurance was contributed by PXRE Reinsurance to Transnational in exchange for the issuance of 1,535,848 shares of Transnational's Class B common stock which caused PXRE Reinsurance's holdings of Transnational's Class B common stock (when combined with the 100 shares of Class B common stock contributed to PXRE Reinsurance by PXRE in connection with the closing of the Offering) to constitute approximately 21% of all of the outstanding common stock of Transnational immediately after the Offering. Thereafter, Transnational, through Transnational Reinsurance, specialized principally in providing brokered property retrocessional reinsurance and marine and aviation retrocessional reinsurance in the United States and international markets pursuant to a Management Agreement with PXRE Reinsurance. As a result of this transaction, PXRE recorded a gain on sale in the fourth quarter of 1993 amounting to $10,564,000 on a pre-tax basis, representing the difference between PXRE Reinsurance's interest in the net assets of Transnational Reinsurance immediately after the Offering and the historical book value of its investment in Transnational Reinsurance. Subsequent to the Offering until December 11, 1996, PXRE accounted for its investment in Transnational on the equity method as described in Note 1.

(5) During the second quarter of 1992, PXRE completed an offering of 1,059,800 depository shares, each representing 1/100 of a share of PXRE's Series A Cumulative Convertible Preferred Stock. The net proceeds of $24,403,000 were contributed to PXRE Reinsurance's surplus. During the first quarter of 1993, PXRE completed an offering of 2,300,000 shares of common stock. The net proceeds of $46,942,000 (except for $5,000,000 which was retained by PXRE for general corporate purposes) were contributed to PXRE Reinsurance's surplus. During the third quarter of 1993, PXRE completed an offering of $75,000,000 principal amount of 9.75% Senior Notes due 2003. The net proceeds of $72,150,000 (except for approximately $3,938,000 which was used by PXRE to repay all amounts outstanding under and retire a term loan facility and $15,000,000 which was retained by PXRE to provide support for debt service on the Senior Notes) were contributed to PXRE Reinsurance's surplus.

(6) During 1995, all of the outstanding shares of Series A Preferred Stock were converted into shares of PXRE's common stock. To date, these convertible preferred shares were the principal reason for the difference between primary and fully diluted earnings per share.

(7) The historical ratios of earnings to fixed charges were determined by dividing consolidated earnings by total fixed charges. For purposes of these computations (i) earnings consist of consolidated income before considering income taxes, fixed charges and minority interest and (ii) fixed charges consist of interest on indebtedness and that portion of rentals which is deemed by PXRE's management to be an appropriate interest factor. Earnings were inadequate to cover fixed charges by $7,615,000 for the year ended December 31, 1992. The historical ratios of earnings to combined fixed charges and preferred dividends were determined by dividing consolidated earnings by total fixed charges and preferred dividends. Earnings were inadequate to cover fixed charges and preferred dividends by $9,034,000 for the year ended December 31, 1992.

(8) The loss, underwriting expense and combined ratios included under 'Other Operating Data' have been derived from the audited consolidated statements of income of PXRE prepared in accordance with GAAP.

                              UNAUDITED PRO FORMA
              CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF PXRE

     The following unaudited pro forma condensed consolidated statement of income for the twelve months ended December 31, 1996 presents operating results of PXRE as if the Merger, which closed on December 11, 1996, had occurred on January 1, 1996.

     The unaudited pro forma condensed consolidated financial information should be read in conjunction with the consolidated financial statements of PXRE, including notes thereto, and the other financial information pertaining to PXRE and Transnational contained elsewhere herein or incorporated herein by reference. The unaudited pro forma condensed consolidated financial information is not intended to be indicative of the consolidated results of operations of PXRE that would have been reported if the Merger had occurred at the date indicated or of the consolidated results of future operations.

     The Merger was accounted for as a purchase in accordance with GAAP. Under purchase accounting, the total purchase price is allocated to the acquired assets and liabilities based on their fair values.

                                                                                YEAR ENDED DECEMBER 31, 1996
                                                                 ----------------------------------------------------------
                                                                    PXRE       TRANSNATIONAL
                                                                  WITHOUT       WITHOUT THE       MERGER          PRO FORMA
                                                                 THE MERGER       MERGER        ADJUSTMENTS       COMBINED
                                                                 ----------    -------------    -----------       ---------
                                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)

Net premiums written..........................................    $ 66,321        $50,283                         $116,604
                                                                 ----------    -------------                      ---------
                                                                 ----------    -------------                      ---------
Net premiums earned...........................................    $ 70,039        $53,003                         $123,042
Net investment income.........................................      16,176         10,707                           26,883
Net realized gains (losses) on investments....................          73           (108)                             (35)
Management fee income.........................................       6,170                        $ 2,650(1)         3,520
Losses and loss expenses......................................      18,104         17,361                           35,465
Acquisition costs, operating and interest expenses(2).........      31,541         17,715          (2,650)(1)
                                                                                                       33(1)        46,639
Amortization of negative goodwill.............................                                     (2,696)(3)       (2,696)
Equity in net earnings of Transnational.......................       4,219                          4,219(1)            --
Income tax provision..........................................      14,984          9,462            (150)(4)       24,296
                                                                 ----------    -------------    -----------       ---------
Net income....................................................    $ 32,048        $19,064         $ 1,406         $ 49,706
                                                                 ----------    -------------    -----------       ---------
                                                                 ----------    -------------    -----------       ---------
Operating income excluding net realized losses on
  investments.................................................    $ 32,001        $19,134         $ 1,406         $ 49,729
                                                                 ----------    -------------    -----------       ---------
                                                                 ----------    -------------    -----------       ---------
Fully diluted net income per share............................    $   3.66                                        $   3.44
Fully diluted operating income per share excluding net
  realized losses.............................................        3.66                                            3.45
Fully diluted weighted average shares
  outstanding.................................................       8,749                          5,683(5)(6)     14,432

------------

(1) The intercompany transactions and adjustments made under equity accounting are eliminated.

(2) Operating expense savings which are expected to result from the Merger are not included in the pro forma financial statements.

(3) Under purchase accounting, the total purchase price is allocated to the acquired assets and liabilities based on their fair values. The excess of the fair value of the Transnational Class A net assets acquired over the cost of the transaction, including the reversal of a deferred tax liability is recorded as negative goodwill. The deferred tax liability previously provided by PXRE Reinsurance with respect to its 22% investment in Transnational is, after the Merger, no longer required. The elimination of the deferred tax liability reduces the amount of the purchase price to be allocated. PXRE recorded negative goodwill of $8,087,000 as a result of the Merger. For purposes of the pro forma financial statements, negative goodwill will be amortized on a straight line basis over a three year period. The adjustment of $2,696,000 represents amortization of negative goodwill for the twelve month period ended December 31, 1996.

(4)  This   adjustment  reflects  the  net  tax  effect  of  certain  pro  forma adjustments yielding a 32.8% pro forma combined effective tax rate.

(5) 3,000 outstanding options to purchase Transnational common stock have been replaced with options to purchase PXRE common stock. This adjustment represents the weighted average number of ordinary share equivalents outstanding related to the newly issued PXRE options.

(6) Upon consummation of the Merger, each share of Transnational common stock issued and outstanding immediately prior to the Effective Time was converted into the right to receive 1.0575 shares of PXRE common stock. For purposes of the Merger, the value assigned to the PXRE common stock issued was $129,422,149, including the deferred tax adjustment discussed in Note 3 above and transaction costs of $1,574,000. This value was determined in accordance with the EITF 95-19 consensus that the value of equity securities issued to effect a purchase combination (in this case the Merger) should be based on (a) the market price for a reasonable period before and after the date the terms of the acquisition are agreed and announced (in this case August 22, 1996), or (b) at a later date if the purchase price changes. The PXRE common stock traded at an average share price (two days preceding and two days following August 22, 1996) of $23.35 per share. For purposes of the pro forma earnings per share, PXRE has used the $23.35 average per share price and has reflected the issuance of 5,680,256 shares of PXRE common stock in exchange for Transnational Class A stock.

                                 CAPITALIZATION

     The following table sets forth the capitalization of PXRE as of December 31, 1996 as reported; and pro forma as adjusted to reflect the sale of the Capital Securities. This table should be read in conjunction with the unaudited consolidated financial statements of PXRE and other financial information herein or incorporated by reference herein. No adjustments have been made for any subsequent redemption or purchase of outstanding indebtedness or common stock of PXRE. See 'Use of Proceeds.'

                                                                                         DECEMBER 31, 1996
                                                                             -----------------------------------------
                                                                             PXRE AS REPORTED    PRO FORMA AS ADJUSTED
                                                                             ----------------    ---------------------

Short-term Debt:
    Current portion of long-term debt.....................................     $          0          $           0
                                                                             ----------------    ---------------------
Long-term Debt:
    Notes payable(1)......................................................       64,725,000             64,725,000
                                                                             ----------------    ---------------------
Minority Interest in Consolidated Subsidiary:
    Company-Obligated Mandatorily Redeemable Capital Trust Pass-through
      Securities of Subsidiary Trust holding solely a Company-Guaranteed
      Related Subordinated Debt(2)........................................                0            100,000,000
                                                                             ----------------    ---------------------
Stockholders' Equity:
    Serial preferred stock, $.01 par value; 500,000 shares authorized; 0
      issued and outstanding..............................................                0                      0
    Common stock, $.01 par value; 40,000,000 shares authorized; 14,705,782
      shares issued.......................................................          147,058                147,058
    Additional paid-in capital............................................      252,978,182            252,978,182
    Net unrealized appreciation on investments, net of deferred income tax
      expense of $306,000.................................................          568,405                568,405
    Retained earnings.....................................................      118,705,257            118,705,257
    Treasury stock at cost (750,876 shares)...............................      (14,090,289)           (14,090,289)
    Restricted stock at cost (53,279 shares)..............................         (630,835)              (630,835)
                                                                             ----------------    ---------------------
    Total stockholders' equity............................................      357,677,778            357,677,778
                                                                             ----------------    ---------------------
Total Debt, Minority Interest in Consolidated Subsidiary and Stockholders'
  Equity..................................................................     $422,402,778          $ 522,402,778
                                                                             ----------------    ---------------------
                                                                             ----------------    ---------------------

------------

(1) Subsequent to December 31, 1996, PXRE has reduced the notes payable to $36,725,000 to the date of the Prospectus by reason of repurchases in the market by PXRE.

(2) The Company-Obligated Mandatorily Redeemable Capital Trust Pass-through Securities of Subsidiary Trust holding solely a Company-Guaranteed Related Subordinated Debt reflects the Capital Securities. As discussed herein, the sole assets of the Trust are $103,093,000 of 8.85% Subordinated Debt Securities of the Company, which will mature on February 1, 2027. PXRE owns all of the Common Securities of the Trust. It is anticipated that the Trust will not be subject to the reporting requirements under the Exchange Act.

                              ACCOUNTING TREATMENT

     For financial reporting purposes, the Trust will be treated as a wholly-owned subsidiary of PXRE. Accordingly, the financial statements of the Trust will be consolidated into PXRE's consolidated financial statements with the Capital Securities shown as 'Company-Obligated Mandatorily Redeemable Capital Trust Pass-through Securities of Subsidiary Trust holding solely a Company-Guaranteed Related Subordinated Debt.' In a footnote to PXRE's financial statements there will be included a statement that the sole asset of the Trust is the Subordinated Debt Securities (indicating the principal amount, interest rate and maturity thereof). See 'Capitalization.'

                                USE OF PROCEEDS

     Neither PXRE nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. In consideration for issuing the New Capital Securities in exchange for Old Capital Securities as described in this Prospectus, the Trust will receive Old Capital Securities in like liquidation amount. The Old Capital Securities surrendered in exchange for the New Capital Securities will be retired and canceled.

     All of the proceeds from the sale of the Old Capital Securities and the Common Securities were invested by the Trust in Subordinated Debt Securities of PXRE issued pursuant to the Indenture described herein. PXRE applied the net proceeds (after payment of the expenses of the offering and the Initial Purchasers' compensation) from the sale of the Subordinated Debt Securities to its general funds to be used for general corporate purposes, which may include, from time to time, the redemption or the purchase, in the open market or in privately negotiated transactions or otherwise, of outstanding indebtedness and common stock of PXRE. $27,000,000 of such proceeds have already been used to repurchase Senior Indebtedness in the market and $2,360,000 of such proceeds have been used to repurchase common stock of PXRE. The remaining net proceeds, pending the use described above, have been invested in investment grade obligations.

                                   THE TRUST

     The Trust is a statutory business trust created under Delaware law pursuant to (i) the Initial Declaration (as such Initial Declaration was amended and restated on January 29, 1997, the 'Declaration') and (ii) the filing of a certificate of trust for the Trust with the Delaware Secretary of State on January 21, 1997. The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of such Trust Securities in the Subordinated Debt Securities, and (iii) engaging in only those other activities necessary or incidental thereto, which include engaging in the Exchange Offer. All of the Common Securities of the Trust are currently directly owned by PXRE. The Common Securities of the Trust rank pari passu, and payments are made thereon pro rata, with the Capital Securities of the Trust except that upon the occurrence and continuation of a Declaration Event of Default, the rights of the holders of the Common Securities to payment from the Trust in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Capital Securities. PXRE has acquired Common Securities in an aggregate liquidation amount equal to approximately 3% of the total capital of the Trust. The Trust has a term of approximately 55 years, but may earlier terminate as provided in the Declaration. PXRE, as the holder of all of the outstanding Common Securities, has the right at any time to terminate the Trust (including, without limitation, upon the occurrence of a Tax Event or an Investment Company Event) and, after satisfaction of liabilities to creditors of the Trust, cause the Subordinated Debt Securities to be distributed to the holders of the Trust Securities on a pro rata basis in accordance with the respective liquidation amounts thereof, in liquidation of the Trust.

     Pursuant to the Declaration, at least one trustee of the Trust is required to be an entity that maintains its principal place of business in the State of Delaware (the 'Delaware Trustee') and at least one trustee will be a financial institution that is unaffiliated with PXRE and is eligible to act as property trustee and as indenture trustee pursuant to the terms set forth therein (the 'Institutional Trustee' and together with the Delaware Trustee, the 'Issuer Trustees'). First Union National Bank initially is serving as Institutional Trustee and First Union Bank of Delaware initially is serving as Delaware Trustee. In addition, three individuals who are employees or officers of or affiliated with the holder of the majority of the Common Securities, are acting as administrators with respect to the Trust (the 'Administrators'). The
Administrators were selected by the holders of the Common Securities. See 'Description of the Capital Securities -- Voting Rights.' The Institutional Trustee holds title to the Subordinated Debt Securities for the benefit of the holders of the Trust Securities and has the power to exercise all rights, powers and privileges under the Indenture as the holder of the Subordinated Debt Securities. In addition, the Institutional Trustee maintains exclusive control of a separate, segregated, non-interest bearing trust account (the 'Property Account') to hold all payments made in respect of the Subordinated Debt Securities for the benefit of the holders of the Trust Securities issued by the Trust. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of record of the Trust Securities out of funds from the Property Account. Holders of Capital Securities are not entitled to appoint, remove or replace the Institutional Trustee or the Delaware Trustee except upon the occurrence of an Indenture Event of Default. See 'Description of the Capital Securities -- Voting Rights' and ' -- Removal of Issuer Trustees; Appointment of Successors.' PXRE, as borrower under the Indenture, has covenanted to pay all fees and expenses related to the Trust (other than in respect of the Trust Securities) and the offering and sale of the Trust Securities. See 'Description of the Subordinated Debt Securities -- Miscellaneous.' The rights of the holders of the Capital Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act, as amended (the 'Trust Act'), and the Trust Indenture Act. See 'Description of the Capital Securities.'

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF EXCHANGE OFFER

     In connection with the sale of the Old Capital Securities, PXRE and the Trust entered into the Registration Rights Agreement with the Initial Purchasers pursuant to which PXRE and the Trust agreed to file and to use their best efforts to cause to be declared effective by the Commission a registration statement with respect to the exchange of the Old Capital Securities for capital securities which have been registered under the Securities Act with terms identical in all material respects to the terms of the Old Capital Securities (except as described below). A copy of the Registration Rights Agreement has been filed as an exhibit to PXRE's 1996 Form 10-K which is incorporated by reference into the Registration Statement of which this Prospectus is a part.

     The Exchange Offer is being made to satisfy the contractual obligations of PXRE and the Trust under the Registration Rights Agreement. The form and terms of the New Capital Securities are the same in all material respects as the form and terms of the Old Capital Securities, except that the New Capital Securities
(i) have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Capital Securities and (ii) will not provide for any increase in the distribution rate thereon. The Old Capital Securities provide, among other things, that if the Exchange Offer is not consummated by August 27, 1997 (subject to extension in certain circumstances), the annual distribution rate borne by the Old Capital Securities will increase by 0.25% until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Old Capital Securities that remain outstanding will not be entitled to any increase in the distribution rate thereon, or any further registration rights under the Registration Rights Agreement except under limited circumstances. See 'Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities' and 'Description of the Capital Securities.'

     The Exchange Offer is not being made to, nor will the Trust or PXRE accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

     Unless the context requires otherwise, the term 'holder' with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Capital Securities are held of record by The Depository Trust Company
('DTC') who desires to deliver such Old Capital Securities by book entry transfer at DTC.

     Pursuant to the Exchange Offer, PXRE will exchange as soon as practicable after the date hereof, all of the Old Subordinated Debt Securities, of which $103,093,000 aggregate principal amount is outstanding, for a like aggregate principal amount of the New Subordinated Debt Securities. The New Guarantee and the New Subordinated Debt Securities have been registered, to the extent required to be registered, under the Securities Act.

TERMS OF EXCHANGE

     The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $100,000,000 aggregate liquidation amount of New Capital Securities for a like aggregate liquidation amount of Old Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate liquidation amount of up to $100,000,000 of New Capital Securities in exchange for a like aggregate liquidation amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities in whole or in part in a liquidation amount of not less than $100,000 or any integral multiple of $1,000 in excess thereof, provided that if any Old Capital Securities are tendered in exchange in part, the untendered liquidation amount must be $100,000 or any integral multiple of $1,000 in excess thereof.

     The Exchange Offer is not conditioned upon any minimum liquidation amount of Old Capital Securities being tendered. As of the date of this Prospectus, $100,000,000 aggregate liquidation amount of the Old Capital Securities is outstanding.

     Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities which are not tendered for, or are tendered but not accepted in connection with, the Exchange Offer will remain outstanding and be entitled to the benefits of the Declaration, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See 'Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities' and 'Description of the Capital Securities.'

     If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

     Holders who tender Old Capital Securities in connection with this Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. PXRE will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See ' -- Fees and Expenses.'

     NEITHER THE BOARD OF DIRECTORS OF PXRE NOR ANY ADMINISTRATOR OR ANY TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD CAPITAL SECURITIES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The  term  'Expiration  Date'  means  5:00 p.m.,  New  York  City  time, on
                    , 1997, unless the Exchange Offer is extended by PXRE and the Trust (in which case the term 'Expiration Date' shall mean the latest date and time to which the Exchange Offer is extended).

     PXRE and the Trust expressly reserve the right in their sole discretion, subject to applicable law, at any time and from time to time (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) if PXRE and the Trust determine, in their sole discretion, that any of the events or conditions referred to under ' -- Conditions to the Exchange Offer' have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under ' -- Withdrawal Rights,' and
(iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by PXRE and the Trust to constitute a material change, or if PXRE and the Trust waive a material condition of the Exchange Offer, PXRE and the Trust will promptly disclose such amendment by means of an amended or supplemented Prospectus that will be distributed to the registered holders of the Old Capital Securities, and PXRE and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

     Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which PXRE and the Trust may choose to make any public announcement and subject to applicable law, PXRE and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF NEW CAPITAL SECURITIES

     Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange, and will issue to the Exchange Agent, New Capital Securities for Old Capital Securities validly tendered and not withdrawn (pursuant to the withdrawal rights described under ' -- Withdrawal Rights') promptly after the Expiration Date.

     In all cases, delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees or (in the case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal and (iii) any other documents required by the Letter of Transmittal.

     The term 'book-entry confirmation' means a timely confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC. The term 'Agent's Message' means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering Participant (as defined herein), which acknowledgment states that such Participant has received and agrees to be bound by the Letter of Transmittal and that the Trust and PXRE may enforce such Letter of Transmittal against such Participant.

     Subject to the terms and conditions of the Exchange Offer, PXRE and the Trust will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent of PXRE's and the Trust's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for PXRE and the Trust for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting New Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after PXRE's and the Trust's acceptance for exchange of Old Capital Securities) or PXRE and the Trust extend the Exchange Offer or are unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to PXRE's and the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of PXRE and the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under ' -- Withdrawal Rights.'

     Pursuant to the Letter of Transmittal or Agent's Message in lieu thereof, a holder of Old Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by PXRE, the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING OLD CAPITAL SECURITIES

     Valid Tender. Except as set forth below, in order for Old Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees or (in the case of a book-entry tender) an Agent's Message in lieu of the Letter of Transmittal and any other required documents, must be received by the Exchange Agent at its address set forth under ' -- Exchange Agent,' on or prior to the Expiration Date and (i) tendered Old Capital Securities must be received by the Exchange Agent, or (ii) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

     If less than all of the Old Capital Securities are tendered, a tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal or so indicate in an Agent's Message in lieu of the Letter of Transmittal. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated. See ' -- Terms of Exchange.'

     THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     Book Entry Transfer. The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a Participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Capital Securities may be effected through book entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile, thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message in lieu of a Letter of Transmittal, and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under ' -- Exchange Agent' on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

     DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     Signature Guarantees. Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (i) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (ii) such registered holder completes the box entitled 'Special Issuance Instructions' or 'Special Delivery Instructions' in the Letter of Transmittal. In the case of (i) or (ii) above, such certificates for

Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an 'eligible guarantor institution,' including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an 'Eligible Institution'), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

     Guaranteed Delivery. If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

          (i)  such tenders are made by or through an Eligible Institution;

          (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to Expiration Date; and

          (iii) the certificates (or book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together, with a properly completed and duly executed Letter of Transmittal (or facsimile thereof or, in the case of a book-entry transfer, an Agent's Message in lieu thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent, and must include a guarantee by an Eligible Institution in the form set forth in such notice.

     Notwithstanding any other provisions hereof, the delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of such Old Capital Securities, or of a book-entry confirmation with respect to such Old Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof or, in the case of a book-entry transfer, an Agent's Message in lieu thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Old Capital Securities, book-entry confirmations with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

     PXRE's and the Trust's acceptance for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement among the tendering holder, PXRE and the Trust upon the terms and subject to the conditions of the Exchange Offer.

     Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by PXRE and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. PXRE and the Trust reserve the absolute right, in their sole discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to PXRE or the Trust, be unlawful. PXRE and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under ' -- Conditions to the Exchange Offer' or any condition or irregularity in any tender of Old Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

     PXRE's and the Trust's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither PXRE, the Trust, any affiliates or assigns of PXRE or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

     If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Trust, proper evidence satisfactory to PXRE and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

     A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF NEW CAPITAL SECURITIES

     Based on existing interpretations by the staff of the Commission set forth in no-action letters to third parties, and subject to the immediately following sentence, PXRE and the Trust believe that New Securities issued pursuant to the Exchange Offer in exchange for Old Securities may be offered for resale, resold and otherwise transferred by a holder thereof without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Securities. However, any holder of Old Capital Securities who is an 'affiliate' of either PXRE or the Trust, a broker-dealer that acquires the Old Capital Securities in a transaction other than a part of its market-making or other trading activities or other holder who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities (i) will not be able to rely on the interpretations by the staff of the Commission set forth in the above-mentioned interpretative letters, (ii) will not be able to tender such Old Capital Securities in the Exchange Offer, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. Neither PXRE nor the Trust sought its own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such no-action letters to third parties.

     Each holder of Old Capital Securities (other than a broker-dealer) who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an 'affiliate' of PXRE or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business and (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities. The Letter of Transmittal contains the foregoing representations. In addition, PXRE and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to PXRE and the Trust (or an agent thereof) in writing information as to the number of 'beneficial owners' (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Old Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Capital Securities pursuant to the Exchange Offer in exchange for Old Capital Securities acquired for its own account as a result of market-making activities or other trading activities (an 'Exchanging Dealer') must acknowledge by execution of the Letter of Transmittal or, in the case of a book-entry transfer, delivery of an Agent's Message that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a Prospectus, an Exchanging Dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act. Based on the position taken by the staff of the Commission in the no-action letters referred to above, PXRE and the Trust believe that Exchanging Dealers may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations set out herein, PXRE and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by an Exchanging Dealer in connection with resales of such New Capital Securities for a period ending one year after the Expiration Date (or longer, if required by the Registration Rights Agreement). See 'Plan of Distribution.' Any person, including any Exchanging Dealer, who is an 'affiliate' of PXRE or the Trust may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     In that regard, each Exchanging Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of the Agent's Message in lieu thereof, that, upon receipt of notice from PXRE or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Exchanging Dealer will suspend the sale of New Securities pursuant to this Prospectus until PXRE or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Exchanging Dealer or PXRE or the Trust has given notice that the sale of the New Securities may be resumed, as the case may be.

WITHDRAWAL RIGHTS

     Except as otherwise provided herein, tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

     In order for a withdrawal to be effective a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at its address set forth under ' -- Exchange Agent' on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn, the aggregate liquidation amount of Old Capital Securities to be withdrawn, and (if certificates for such Old Capital Securities have been tendered) the name of the registered holder of the Old Capital Securities as set forth on the Old Capital Securities, if different from that of the person who tendered such Old Capital Securities. If Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Capital Securities, the tendering holder must submit the certificate numbers shown on the particular Old Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Capital Securities tendered for the account of an Eligible Institution. If Old Capital Securities have been tendered pursuant to the procedures for book-entry transfers set forth in ' -- Procedures for Tendering Old Capital Securities,' the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Old Capital Securities may not be rescinded. Old Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under ' -- Procedures for Tendering Old Capital Securities.'

     All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by PXRE and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. Neither PXRE, the Trust, any affiliates or assigns of PXRE or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON NEW CAPITAL SECURITIES

     Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated distributions on such Old Capital Securities for any period from and after the last Distribution Payment Date with respect to such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such distributions have been made, will not receive any accumulated distributions on such Old Capital Securities, and will be deemed to have waived the right to receive any distributions on such Old Capital Securities accumulated from and after such Distribution Payment Date or, if no such distributions have been made, from and after January 29, 1997.

CONDITIONS TO EXCHANGE OFFER

     Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, PXRE and the Trust will not be required to accept for exchange, or to exchange, any Old Capital Securities for any New Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

          (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an 'affiliate' of PXRE or the Trust within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities;

          (b) any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer which, in PXRE's and the Trust's judgment, would reasonably be expected to impair the ability of the Trust or PXRE to proceed with the Exchange Offer;

          (c) any law, statute, rule or regulation shall have been adopted or enacted which, in PXRE's and the Trust's judgment, would reasonably be expected to impair the ability of the Trust or PXRE to proceed with the Exchange Offer;

          (d) a banking moratorium shall have been declared by United States federal or New York State authorities which, in PXRE's and the Trust's judgment, would reasonably be expected to impair the ability of the Trust or PXRE to proceed with the Exchange Offer;

          (e) trading on the New York Stock Exchange or generally in the United States over-the-counter market shall have been suspended by order of the Commission or any other governmental authority which, in PXRE's and the Trust's judgment, would reasonably be expected to impair the ability of the Trust or PXRE to proceed with the Exchange Offer;

          (f) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of PXRE or the Trust, threatened for that purpose or any government approval has not been obtained, which approval PXRE and the Trust shall, in their sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

          (g) any change, or any development involving a prospective change, in the business or financial affairs of the Trust or PXRE or any of its subsidiaries has occurred which, in the sole judgment of PXRE and the Trust, might materially impair the ability of the Trust or PXRE to proceed with the Exchange Offer.

     If PXRE and the Trust determine in their sole discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, PXRE and the Trust may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, PXRE and the Trust will promptly disclose such waiver by means of an amended or supplemented Prospectus that will be distributed to the registered holders of the Old Capital Securities, and PXRE and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

     First Union National Bank has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:
                             First Union National Bank
                             of North Carolina
                             230 South Tryon Street
                             9th Floor
                             Reorganization Department
                             Charlotte, North Carolina 28288
                             Attention: Michael Klotz
                             Telephone: (704) 383-4105
                             Facsimile: (704) 383-7199

     Delivery to other than the above address or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

     PXRE has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable and documented out-of-pocket expenses in connection therewith (including reasonable and documented fees of counsel incurred in the performance of the Exchange Agent's duties). PXRE will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in handling or tendering for their customers.

     Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

     Neither PXRE nor the Trust will make any payment to brokers, dealers or others soliciting acceptance of the Exchange Offer.

                     DESCRIPTION OF THE CAPITAL SECURITIES

     The Old Capital Securities have been issued and the New Capital Securities will be issued pursuant to the terms of the Declaration. The Institutional Trustee, First Union National Bank, is acting as trustee for the Capital Securities under the Declaration. The Declaration has been qualified under the Trust Indenture Act. The following summary of the material terms and provisions of the Capital Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration (a copy of which has been filed as an Exhibit to PXRE's 1996 Form 10-K which has been incorporated by reference into the Registration Statement of which this Prospectus is a part), the Trust Act and the Trust Indenture Act.

GENERAL

     The Declaration authorizes the Administrators to issue, on behalf of the Trust, the Trust Securities, which represent undivided beneficial interests in the assets of the Trust. All of the Common Securities are currently owned directly by PXRE. The Common Securities have equivalent terms to and will rank pari passu, and payments will be made thereon on a pro rata basis, with the Capital Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Capital Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Institutional Trustee holds legal title to the Subordinated Debt Securities for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Capital Securities upon liquidation of the Trust, are guaranteed by PXRE as described under 'Description of the Guarantee.' The Guarantee is held by First Union National Bank, the Guarantee Trustee (as defined herein), for the benefit of the holders of the Capital Securities. The Guarantee does not cover payment of distributions in respect of the Capital Securities to the extent the Trust does not have available funds to pay distributions in accordance with the terms of the Declaration. In such event, the remedy of holders of the Capital Securities would be, through the vote of holders of a majority in liquidation amount of the Capital Securities, to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Subordinated Debt Securities except in the circumstances in which a holder of such Capital Securities may take Direct Action. See ' -- Voting Rights' and ' -- Declaration Events of Default.'

DISTRIBUTIONS

     Distributions on the Capital Securities are fixed at a rate per annum of 8.85% of the stated liquidation amount of $1,000 per Capital Security, compounded semiannually to the extent permitted by law. The term 'distribution' as used herein includes cash distributions and any such compounded distributions payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed per 30-day month.

     Distributions on the Capital Securities cumulatively accrue from January 29, 1997, the date of original issuance of the Old Capital Securities, and will be payable (subject to extensions of distribution payment periods as described herein) semiannually in arrears on February 1 and August 1 of each year (each, a 'Distribution Payment Date'), commencing August 1, 1997, when, as and if available for payment. Distributions will be made by the Institutional Trustee, except as otherwise described below.

     PXRE has the right under the Indenture to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period at any time and from time to time, subject to the conditions described below, although such interest will continue to accrue on the Subordinated Debt Securities at a rate of 8.85% per annum, compounded semiannually to the extent permitted by law during any Extension Period. If such right is exercised, semiannual distributions on the Capital Securities will also be deferred (though such distributions will continue to accrue at the distribution rate of 8.85% per annum compounded semiannually to the extent permitted by law), during any Extension

Period. Such right to extend any interest payment period for the Subordinated Debt Securities is limited to Extension Periods, each not exceeding 10 consecutive semiannual periods, and no Extension Period may be initiated while accrued interest from a prior, completed Extension Period is unpaid or while PXRE is in default on the payment of interest that has become due and payable on the Subordinated Debt Securities, and no Extension Period may extend beyond the maturity of the Subordinated Debt Securities. In the event that PXRE exercises this right, then during any Extension Period (a) PXRE shall not declare or pay dividends on, make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or rights to acquire such capital stock (other than (i) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by PXRE of its obligations under any employee benefit plans, (ii) as a result of a reclassification of PXRE's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of PXRE's capital stock or rights to acquire such capital stock for another class or series of PXRE's capital stock or rights to acquire such capital stock, (iii) the purchase of fractional interests in shares of PXRE's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (iv) dividends and distributions made on PXRE's capital stock or rights to acquire such capital stock, in each case with PXRE's capital stock or rights to acquire the capital stock), or make guarantee payments (other than payments under the Guarantee and the Common Securities Guarantee) with respect to the foregoing and
(b) PXRE shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by PXRE that rank pari passu with or junior to the Subordinated Debt Securities. Prior to the termination of any such Extension Period, PXRE may further extend the interest payment period; provided that each such Extension Period, together with all such previous and further extensions thereof, may not exceed 10 consecutive semiannual periods or extend beyond the maturity of the Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, PXRE may commence a new Extension Period, subject to the above requirements. See 'Description of the Subordinated Debt Securities -- Interest and Special Payments'; ' -- Option to Extend Interest Payment Period' and ' -- Certain Covenants.' If distributions are deferred, the distributions due on such Capital Securities shall be paid on the date that the related Extension Period terminates, or, if such date is not a Distribution Payment Date, on the immediately following Distribution Payment Date, to holders of Capital Securities as they appear on the books and records of the Trust on the record date relating to such Distribution Payment Date.

     During each Extension Period, if any, each holder of Capital Securities will continue to accrue OID in respect of the deferred interest allocable to its Capital Securities for United States federal income tax purposes, which will be allocated but not distributed. In such event, each holder of Capital Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash, and will not receive cash related to such income from the Trust if such holder disposes of its Capital Securities prior to the record date for payment of such deferred interest. See 'United States Federal Income Taxation -- US Holders -- Original Issue Discount.'

     Distributions on the Capital Securities must be paid on the dates payable (after giving effect to any Extension Period) to the extent that the Trust has funds available for the payment of such distributions in the Property Account. The Trust's funds available for distribution to the holders of the Capital Securities will be limited to payments received from PXRE on the Subordinated Debt Securities. See 'Description of the Subordinated Debt Securities.' The payment of distributions out of moneys held by the Trust is guaranteed by PXRE to the extent set forth under 'Description of the Guarantee.'

     Distributions on the Capital Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which, as long as the Capital Securities are held solely in book-entry only form, will be one Business Day (as defined below) prior to the relevant payment dates. Such distributions will be paid through the
Institutional Trustee who will hold amounts received in respect of the Subordinated Debt Securities in the Property Account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under ' -- Book-Entry Only Issuance -- The Depository Trust Company.' At any time when the Capital Securities are not held solely in book-entry only form, the Administrators shall select record dates, which shall be 15 days prior to the relevant payment date. In the event that any date on which distributions are to be made on the Capital Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such payment date. A 'Business Day' shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York City (in the State of New
York), Newark (in the State of New Jersey) or Charlotte (in the State of North Carolina) are permitted or required by any applicable law to close.

REDEMPTION

     The Subordinated Debt Securities will mature on February 1, 2027. As described in more detail below, the Subordinated Debt Securities may be redeemed by PXRE in whole or in part, at any time and from time to time, at (i) par, in the case of a redemption upon the occurrence of a Tax Event, (ii) the Make-Whole Amount in the case of a redemption upon the occurrence of an Investment Company Event prior to February 1, 2007, or (iii) the Call Price in the case of a redemption upon the occurrence of an Investment Company Event on or after February 1, 2007, in each case together with accrued and unpaid interest thereon to the date of the redemption.

     The Subordinated Debt Securities may be redeemed by PXRE, in whole or in part, at any time and from time to time on or after February 1, 2007 (an 'Optional Redemption'), at the call prices (expressed as a percentage of the principal amount) specified below:

                         IF REDEEMED DURING THE
                        12-MONTH PERIOD BEGINNING
                               FEBRUARY 1,                                  CALL PRICE
-------------------------------------------------------------------------   ----------

         2007............................................................     104.180%
         2008............................................................     103.762%
         2009............................................................     103.344%
         2010............................................................     102.926%
         2011............................................................     102.508%
         2012............................................................     102.090%
         2013............................................................     101.672%
         2014............................................................     101.254%
         2015............................................................     100.836%
         2016............................................................     100.418%

and thereafter at 100% of the principal amount (each a 'Call Price'), in each case together with accrued and unpaid interest thereon to the date of redemption.

     Upon the repayment in full at maturity or redemption in whole or in part of the Subordinated Debt Securities (other than following the distribution of the Subordinated Debt Securities to the holders of the Trust Securities), the proceeds from such repayment or payment shall concurrently be applied to redeem on a pro rata basis at the applicable Redemption Price, Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debt Securities so repaid or redeemed; provided, however, that holders of such Trust Securities shall be given not less than 30 nor more than 60 days' notice of such redemption (other than at the scheduled maturity of the Subordinated Debt Securities). See 'Description of the Subordinated Debt Securities -- Redemption.' In the event that fewer than all of the outstanding Capital Securities are to be redeemed, Capital Securities held in book-entry form will be redeemed in accordance with the procedures of DTC as described under ' -- Book-Entry Only Issuance -- The Depository Trust Company.'

TAX EVENT AND INVESTMENT COMPANY EVENT REDEMPTION

     As described in more detail below, upon the occurrence of a Tax Event or an Investment Company Event, PXRE will be entitled, under certain circumstances, to redeem the Subordinated Debt Securities and cause the redemption of the Trust Securities.

     'Tax Event' means  the receipt  by the Administrators  of an  opinion of  a nationally recognized independent tax counsel to PXRE experienced in such matters (a 'Dissolution Tax Opinion') to the effect that, as a result of (i) any amendment to, clarification of or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (ii) any judicial decision or official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an 'Administrative Action') or (iii) any amendment to, clarification of or change in the administrative position or interpretation of any Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental agency or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification or change is effective, announced, enacted or promulgated or such Administrative Action or decision is announced, in each case, on or after January 24, 1997, there is more than an insubstantial risk that (a) the Trust is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to interest accrued or received on the Subordinated Debt Securities or subject to more than a de minimis amount of other taxes, duties or other governmental charges, (b) any portion of interest payable by PXRE to the Trust on the Subordinated Debt Securities is not, or within 90 days of the date thereof will not be, deductible by PXRE for United States federal income tax purposes, or (c) PXRE could become liable to pay, on the next date on which any amount would be payable with respect to the Subordinated Debt Securities, any Additional Interest (as defined herein).

     If, at any time, a Tax Event should occur and be continuing, PXRE shall have the right to advance the stated maturity of the Subordinated Debt Securities to the minimum extent required, but no earlier than August 1, 2016, such that in the opinion of a nationally recognized independent tax counsel to PXRE experienced in such matters, after advancing the maturity date, interest payable by PXRE on the Subordinated Debt Securities will be deductible for United States federal income tax purposes (the action referred to above being referred to herein as a 'Tax Event Maturity Advancement'). If, at any time, a Tax Event should occur and be continuing, and PXRE receives an opinion (a 'Redemption Tax Opinion') of a nationally recognized independent tax counsel to PXRE experienced in such matters that, as a result of such Tax Event, there is more than an insubstantial risk that PXRE would be precluded from deducting the interest on the Subordinated Debt Securities for United States federal income tax purposes, even if a Tax Event Maturity Advancement were effected, PXRE shall have the right at any time, within 90 days following the occurrence of such Tax Event, upon not less than 30 nor more than 60 days' notice, to redeem the Subordinated Debt Securities, in whole or in part, for cash so long as such Tax Event is continuing, at par plus any accrued and unpaid interest thereon to the date of redemption (the 'Tax Event Redemption') and, following such redemption, Trust Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debt Securities so redeemed shall be redeemed by the Trust at $1,000 per Trust Security plus any accrued and unpaid distributions thereon to the date fixed for redemption; provided, however, that
(i) if at the time there is available to PXRE or the Trust the opportunity to eliminate, within such 90-day period and before any such notice is given, the adverse effects of the Tax Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that will have no adverse effect on the Trust, PXRE or the holders of the Trust Securities and (ii) such notice has not been given, PXRE or the Trust will pursue such measure in lieu of redemption.

     'Investment Company Event' means the receipt by the Administrators of an opinion of counsel rendered by a law firm having a recognized national securities practice, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority ('Change in 1940 Act Law'), there is more than an insubstantial risk that the Trust is or will be considered an 'investment company' which is required to be registered under the Investment Company Act of 1940, as amended (the '1940 Act'), which Change in 1940 Act Law becomes effective or is announced, enacted or promulgated on or after January 24, 1997.

     Upon the occurrence of an Investment Company Event, PXRE shall have the right within 90 days following the occurrence of such Investment Company Event, upon not less than 30 nor more than 60 days' notice, to redeem the Subordinated Debt Securities in whole or in part, for cash, at (i) the Make-

Whole Amount, in the case of a redemption upon the occurrence of an Investment Company Event prior to February 1, 2007 or (ii) the Call Price, in the case of a redemption upon the occurrence of an Investment Company Event on or after February 1, 2007, in each case together with accrued and unpaid interest thereon to the date of redemption. Following such redemption, Trust Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debt Securities so redeemed shall be redeemed by the Trust at the applicable Redemption Price.

     The 'Make-Whole Amount' will be equal to the greater of (i) 100% of the principal amount of such Subordinated Debt Securities or (ii) as determined by the Quotation Agent (as defined herein), (a) the sum of the present values of the principal amount and premium payable as part of the Call Price with respect to an Optional Redemption of such Subordinated Debt Securities on February 1, 2007, together with the present values of scheduled payments of interest on such Subordinated Debt Securities from the redemption date to February 1, 2007 (the 'Remaining Life'), in each case discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate (as defined herein) less (b) accrued and unpaid interest on such Subordinated Debt Securities to the date of redemption.

     'Adjusted Treasury Rate' means, with respect to any redemption date, the Treasury Rate plus 150 basis points if such redemption date occurs before February 1, 1998 or (ii) 100 basis points if such redemption date occurs on or after February 1, 1998.

     'Treasury Rate' means (i) the yield, under the heading which represents the average for the week immediately prior to the calculation date, appearing in the most recently published statistical release designated 'H.15(519)' or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption 'Treasury Constant Maturities,' for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

     'Comparable Treasury Issue' means with respect to any redemption date the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after February 1, 2007, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

     'Quotation Agent' means Salomon Brothers Inc and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a 'Primary Treasury Dealer'), PXRE shall substitute therefor another Primary Treasury Dealer.

     'Reference Treasury Dealer' means (i) the Quotation Agent and (ii) any other Primary Treasury Dealer selected by the Debt Trustee after consultation with PXRE.

     'Comparable Treasury Price' means (A) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Debt Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Quotations.

     'Reference Treasury Dealer Quotations' means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Debt Trustee, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount)

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
quoted in writing to the Debt Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

     The rights of PXRE described above if a Tax Event or an Investment Company Event occurs are in addition to the right of PXRE, as the holder of the Common Securities, to terminate the Trust and, after satisfaction of liabilities to creditors of the Trust, cause the Subordinated Debt Securities to be distributed to holders of the Trust Securities. See ' -- Liquidation Distribution Upon Dissolution.'

REDEMPTION PROCEDURES

     The Trust may not redeem fewer than all of the outstanding Capital Securities unless all accrued and unpaid distributions have been paid on all such Capital Securities for all semiannual distribution periods terminating on or prior to the date of redemption.

     If the Trust gives a notice of redemption in respect of Capital Securities (which notice will be irrevocable), then by 12:00 noon, New York City time, on the redemption date, provided that PXRE has paid to the Institutional Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Subordinated Debt Securities, the Institutional Trustee will irrevocably deposit with DTC or a successor depositary (the 'Depositary') or its nominee funds sufficient to pay the applicable Redemption Price and will give the Depositary irrevocable instructions and authority to pay such Redemption Price to the holders of such Capital Securities. See ' -- Book-Entry Only Issuance -- The Depository Trust Company.' With respect to Capital Securities that are issued in fully registered and certificated form ('Certificated Securities'), provided that PXRE has paid to the Institutional Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Subordinated Debt Securities, the Institutional Trustee will pay the applicable Redemption Price to the holders of such Capital Securities by check mailed to the address of each such holder appearing on the books and records of the Trust on the redemption date. If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of such deposit, distributions will cease to accrue on the Capital Securities and all rights of holders of such Capital Securities will cease, except the right of the holders of such Capital Securities to receive the applicable Redemption Price but without interest on such Redemption Price. In the event that any date fixed for redemption of Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Capital Securities is improperly withheld or refused and not paid either by the Institutional Trustee or by PXRE pursuant to the Guarantee, distributions on such Capital Securities will continue to accrue at the then applicable rate from the original redemption date to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

     In the event that fewer than all of the outstanding Capital Securities are to be redeemed, Capital Securities will be redeemed on a pro rata basis as described under ' -- Book-Entry Only Issuance -- The Depository Trust Company.'

     In the event of any redemption of Capital Securities in part, the Trust shall not be required to (i) issue, register the transfer of or exchange any Certificated Security during a period beginning at the opening of business 15 days before any selection for redemption of Capital Securities and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Capital Securities to be so redeemed or (ii) register the transfer of or exchange any Certificated Securities so selected for redemption, in whole or in part, except for the unredeemed portion of any Certificated Securities being redeemed in part.

     Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), provided that the acquiror is not the holder of the Common Securities or the obligor under the Subordinated Debt Securities, PXRE or its subsidiaries may at any time, and from time to time, purchase outstanding Capital Securities by tender, in the open market or by private agreement.

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
LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each a 'Liquidation') other than in connection with a redemption of the Subordinated Debt Securities as previously described, the holders of the Capital Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by PXRE), distributions in an amount equal to the aggregate of the stated liquidation amount of $1,000 per Capital Security (as used in this section, the 'Liquidation Amount') plus accrued and unpaid distributions thereon to the date of payment (the 'Liquidation Distribution'), unless, in connection with such Liquidation, Subordinated Debt Securities in an aggregate stated principal amount equal to the aggregate Liquidation Amount of the Trust Securities have been distributed on a pro rata basis to the holders of the Trust Securities in exchange for the Trust Securities. Upon any Liquidation in which the Subordinated Debt Securities are distributed, if at the time of such Liquidation the Capital Securities are rated by at least one nationally recognized statistical rating organization, PXRE will use its best efforts to obtain from at least one nationally recognized statistical rating organization a rating for the Subordinated Debt Securities.

     PXRE, as the holder of all of the Common Securities, has the right at any time to dissolve the Trust (including, without limitation, upon the occurrence a Tax Event or an Investment Company Event) and, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by PXRE), cause the Subordinated Debt Securities to be distributed to the holders of the Trust Securities on a pro rata basis in accordance with the Liquidation Amount thereof, in liquidation of the Trust.

     Pursuant to the Declaration, the Trust shall terminate and dissolve on the first to occur of (i) January 21, 2052, the expiration of the term of the Trust,
(ii) the bankruptcy of PXRE or the Trust, (iii) (other than in connection with a merger, consolidation or similar transaction not prohibited by the Indenture, the Declaration or the Guarantee, as the case may be) the filing of a certificate of dissolution or its equivalent with respect to PXRE, upon the consent of the holders of at least a majority in Liquidation Amount of the Trust Securities voting together as a single class to file a certificate of cancellation with respect to the Trust, or upon the revocation of the charter of PXRE and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) the distribution of Subordinated Debt Securities to the holders of the Trust Securities, upon exercise of the right of the holder of all of the outstanding Common Securities of the Trust to dissolve the Trust as described above, (v) the entry of a decree of a judicial dissolution of PXRE or the Trust, or (vi) the redemption of all of the Trust Securities. Pursuant to the Declaration, as soon as practicable after the dissolution of the Trust and upon completion of the winding up of the Trust, the Trust shall terminate upon the filing of a certificate of cancellation.

     If a Liquidation occurs as described in clause (i), (ii), (iii) or (v) of the preceding paragraph, the Trust shall be liquidated by the Administrators as expeditiously as such Administrators determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust, to the holders of the Trust Securities, the Subordinated Debt Securities, unless such distribution is determined by the Administrators not to be practical, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust, an amount equal to the Liquidation Distribution, except in the case of clause (i) where the Subordinated Debt Securities have been paid in full. An early Liquidation of the Trust pursuant to clause (iv) above shall occur only if the Administrators determine that such Liquidation is possible by distributing, after satisfaction of liabilities to creditors of the Trust, the Subordinated Debt Securities to the holders of the Trust Securities, and such distribution occurs.

     If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on such Capital Securities shall be paid on a pro rata basis. The holders of the Common Securities issued by the Trust will be entitled to receive distributions upon any such Liquidation pro rata with the holders of such Capital Securities, except that if a Declaration Event of Default has occurred and is continuing in respect of the Trust, the Capital Securities shall have a preference over the Common Securities with regard to such distributions.

     After the date for any distribution of Subordinated Debt Securities upon dissolution of the Trust, (i) the Trust Securities will be deemed to be no longer outstanding, (ii) the Depositary or its nominee, as the record holder of the Capital Securities issued in book-entry form, will receive a registered Global Certificate (as defined herein) or certificates representing the Subordinated Debt Securities to be delivered upon such distribution, and (iii) any certificates representing Capital Securities not held by the Depositary or its nominee will be deemed to represent undivided beneficial interests in Subordinated Debt Securities having an aggregate principal amount equal to the aggregate stated liquidation amount of such Capital Securities until such certificates are presented to PXRE or its agent for transfer or reissuance.

     There can be no assurance as to the market prices for either the Capital Securities or the Subordinated Debt Securities that may be distributed in exchange for the Capital Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, whether pursuant to the offering made hereby or in the secondary market, or the Subordinated Debt Securities that an investor may receive if a dissolution and liquidation of the Trust were to occur, may trade at a discount to the price paid to purchase the Capital Securities offered hereby.

DECLARATION EVENTS OF DEFAULT

     An event of default under the Indenture in respect of the Subordinated Debt Securities (an 'Indenture Event of Default') constitutes an event of default under the Declaration with respect to the Trust Securities (each a 'Declaration Event of Default'); provided that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to such Common Securities until all Declaration Events of Default with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default have been so cured, waived, or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Capital Securities and only the holders of such Capital Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration, and therefore the Indenture. The holders of a majority in liquidation amount of the Capital
Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as holder of the Subordinated Debt Securities. Under certain circumstances, the Institutional Trustee may decline to follow any such direction if the Institutional Trustee determines that the action so directed would be unjustly prejudicial to holders not taking part in such direction or would be unlawful or would involve the Institutional Trustee in personal liability. Such remedies are subject to limitations under the subordination provisions of the Indenture. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities after the holders of a majority in liquidation amount of the Capital Securities have so directed the Institutional Trustee, to the fullest extent permitted by law, a holder of record of such Capital Securities may institute a legal proceeding against PXRE to enforce the Institutional Trustee's rights under the Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, but subject to the subordination provisions of the Indenture, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of PXRE to pay interest or principal (or premium, if any) on the Subordinated Debt Securities on the respective dates such interest or principal (or premium, if any) is payable, as deferred, if applicable (or in the case of redemption, the redemption date), then a holder of record of such Capital Securities may institute a Direct Action against PXRE for payment, on or after the respective due dates specified in the Subordinated Debt Securities, to such holder directly of the principal of (or premium, if any) or interest on Subordinated Debt Securities having an aggregate principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder. In connection with such Direct Action, PXRE will be subrogated to the rights of such holder of Capital Securities under the Declaration to the extent of any payment made by PXRE to such holder of Capital Securities in such Direct Action; provided, however, that no such subrogation right may be exercised so long as a Declaration Event of Default has occurred and is continuing. The holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debt Securities.

     Upon the occurrence of a Declaration Event of Default, the Institutional Trustee, so long as it is the sole holder of the Subordinated Debt Securities, will have the right under the Indenture to declare the principal of (or premium, if any) and interest on the Subordinated Debt Securities to be immediately due and payable, subject to the subordination provisions of the Indenture, which limit the ability of the Subordinated Debt Securities to be accelerated and the ability to pursue remedies against PXRE (see 'Description of the Subordinated Debt Securities -- Subordination'). PXRE and the Trust are each required to file annually with the Institutional Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

     Except as described below, under  the Trust Act and  under ' -- Removal  of
Issuer Trustees; Appointment of Successors' and 'Description of the Guarantee -- Modification of the Guarantee; Assignment,' and as otherwise required by law and the Declaration, the holders of the Capital Securities will have no voting rights.

     Subject to the requirements set forth in this paragraph, the holders of a majority in aggregate liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or exercising any trust or power conferred upon such Institutional Trustee under the Declaration, including the right to direct such Institutional Trustee, as holder of the Subordinated Debt Securities, to (i) exercise the remedies available to it under the Indenture as a holder of the Subordinated Debt Securities, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debt Securities shall be due and payable or (iv) consent on behalf of all the holders of the Capital Securities to any amendment, modification or termination of the Indenture or the Subordinated Debt Securities where such consent shall be required; provided, however, that where a consent or action under the Indenture would require the consent or act of holders of more than a majority in principal amount of the Subordinated Debt Securities (a 'Super-Majority') affected thereby, the Institutional Trustee may only give such consent or take such action at the written direction of the holders of at least the proportion in aggregate liquidation amount of the Capital Securities outstanding which the relevant Super-Majority represents of the aggregate principal amount of the Subordinated Debt Securities outstanding. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities after the holders of a majority in liquidation amount of such Capital Securities (or Super-Majority, as the case may be) have so directed the Institutional Trustee, to the extent permitted by law, a holder of record of the Capital Securities may institute a legal proceeding directly against PXRE to enforce the Institutional Trustee's rights under the Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity (subject to limitations on the ability to pursue remedies set forth in the subordination provisions of the Indenture). Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of PXRE to pay interest or principal (or premium, if any) on the Subordinated Debt Securities on the respective dates such interest or principal (or premium, if any) is payable, as deferred, if applicable, (or in the case of redemption, the redemption date), then a holder of record of Capital Securities may directly institute a Direct Action against PXRE for payment, on or after the respective due dates specified in the Subordinated Debt Securities, to such holder directly of the principal of (or premium, if any) or interest on the Subordinated Debt Securities having an aggregate principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder. The Institutional Trustee shall notify all holders of the Capital Securities of any default actually known to the Institutional Trustee with respect to the Subordinated Debt Securities unless (x) such default has been cured prior to the giving of such notice or (y) the Institutional Trustee determines in good faith that the withholding of such notice is in the interest of the holders of such Capital Securities, except where the default relates to the payment of interest or principal of (or premium, if any) on any of the Subordinated Debt Securities. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in clauses (i), (ii) or (iii) above unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

     In the event the consent of the Institutional Trustee, as the holder of the Subordinated Debt Securities, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, such Institutional Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of such Trust Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of a Super-Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of such Trust Securities outstanding which the relevant Super-Majority represents of the aggregate principal amount of the Subordinated Debt Securities outstanding. The Institutional Trustee shall not take any such action in accordance with the directions of the holders of such Trust Securities unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

     A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

     Any required approval or direction of holders of Capital Securities may be given at a separate meeting of such holders convened for such purpose, at a meeting of the holders of Trust Securities or pursuant to written consent. The Administrators will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of the Capital Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel the Capital Securities or distribute the Subordinated Debt Securities in accordance with the Declaration.

     Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned at such time by PXRE or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, PXRE, shall not entitle the holders thereof to vote or consent and shall, for purposes of such vote or consent, be treated as if such Capital Securities were not outstanding.

     The procedures by which holders of Capital Securities issued in book-entry form may exercise their voting rights are described below. See ' -- Book-Entry Only Issuance -- The Depository Trust Company' below.

     Holders of the Capital Securities will have no right to appoint or remove the Administrators, who may be appointed, removed or replaced solely by PXRE as the holder of all of the Common Securities of the Trust.

REMOVAL OF ISSUER TRUSTEES; APPOINTMENT OF SUCCESSORS

     Unless an Indenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holders of a majority in liquidation amount of the Common Securities and its successor appointed by the holders of a majority in liquidation amount of the Common Securities. If an Indenture Event of Default has occurred and is continuing, an Issuer Trustee may be removed and its successor appointed by the holders of at least a majority in liquidation amount of Capital Securities. If an Issuer Trustee is removed by the holders of a majority in liquidation amount of Capital Securities, the successor may be appointed by the holders of at least 25% in liquidation amount of Capital Securities. If a successor has not been appointed by the holders, any holder of

Capital Securities or Common Securities may petition any court of competent jurisdiction to appoint a successor. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration.

MODIFICATION OF THE DECLARATION

     The Declaration may be amended without the consent of the holders of the Trust Securities to: (i) cure any ambiguity; (ii) correct or supplement any provision in such Declaration that may be defective or inconsistent with any other provision of such Declaration; (iii) add to the covenants, restrictions or obligations of PXRE; (iv) modify, eliminate or add to any provision of the Declaration to such an extent as may be necessary to ensure that the Trust will be classified for United States federal income tax purposes at all times as a grantor trust and will not be required to register as an 'investment company' under the 1940 Act; and (v) modify, eliminate and add to any provision of such Declaration, provided that no such modification, elimination or addition shall adversely affect the powers, preferences or special rights of the holders of such Trust Securities.

     In addition, the Declaration may be modified and amended if approved by the Institutional Trustee (and in certain circumstances the Delaware Trustee), provided that, if any proposed amendment provides for, or the Institutional Trustee otherwise proposes to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the Liquidation of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the holders of at least a majority in liquidation amount of the Trust Securities affected thereby; provided that if any amendment or proposal referred to in clause (i) above would adversely affect only the Capital Securities or only the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

     Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for purposes of United States federal income taxation as other than a grantor trust or (ii) cause the Trust to be deemed an 'investment company' which is required to be registered under the 1940 Act or (iii) reduce or otherwise adversely affect the powers of the Institutional Trustee in contravention of the Trust Indenture Act.

     Notwithstanding any provision of the Declaration, the provisions of Section 316(b) of the Trust Indenture Act incorporated by reference into the Declaration provides that the right of any holder of Capital Securities to receive payments of distributions and other payments upon redemption or otherwise on or after their respective due dates, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

     The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, except as described below. The Trust may, with the consent of the Administrators and without the consent of the Delaware Trustee, the Institutional Trustee or the holders of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by, a trust organized as such under the laws of any State of the United States; provided that (i) if the Trust is not the survivor, such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the 'Successor Securities'), so that the Successor Securities rank the same as the Trust Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise,

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
(ii) a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee is appointed as the holder of the Subordinated Debt Securities, (iii) the Capital Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which such Capital Securities are then listed or quoted, if any, (iv) such merger, consolidation, amalgamation or replacement does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of such Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in such successor entity), (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, the Administrators have received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in such successor entity), (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (C) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be classified as other than a grantor trust for United States federal income tax purposes, and (viii) PXRE or its successor guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. The Administrators shall have furnished the Delaware Trustee at least five Business Days prior written notice of such merger, consolidation, amalgamation or replacement; provided that failure to provide such notice shall not affect the validity of any such transaction. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

     DTC is acting as securities depository for the Capital Securities. The description of book-entry procedures in this Prospectus includes summaries of certain rules and operating procedures of DTC that affect transfers of interests in the global certificate or certificates issued in connection with sales of Capital Securities. Except as described in the next paragraph, the Capital Securities will be issued only as fully registered securities registered in the name of Cede & Co. (as nominee for DTC). One or more fully registered global Capital Security certificates (the 'Global Certificates') will be issued, representing, in the aggregate, the New Capital Securities and will be deposited with DTC.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Capital Securities as represented by a Global Certificate.

     DTC has advised PXRE and the Trust that it is a limited-purpose trust company organized under the New York Banking Law, a 'banking organization' within the meaning of the New York Banking Law, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York Uniform Commercial Code and a 'clearing agency' registered pursuant to the provisions of
Section 17A of the Exchange Act. DTC holds securities that its participants ('Participants') deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ('Direct Participants'). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange Inc., the American Stock Exchange, Inc., and

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
the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ('Indirect Participants'). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Capital Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Capital Securities on DTC's records. The ownership interest of each actual purchaser of each Capital Security ('Beneficial Owner') is, in turn, to be recorded on the Direct Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Capital Securities. Transfers of ownership interests in the Capital Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Capital Securities, except in the event that use of the book-entry system for the Capital Securities is discontinued.

     To facilitate subsequent transfers, all the Capital Securities deposited by Participants with DTC will be registered in the name of DTC's nominee, Cede & Co. The deposit of Capital Securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC will have no knowledge of the actual Beneficial Owners of the Capital Securities. DTC's records will reflect only the identity of the Direct Participants to whose accounts such Capital Securities are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate in respect of the Capital Securities, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Capital Securities represented thereby for all purposes under the Declaration and such Capital Securities. No Beneficial Owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures.

     DTC has advised PXRE that it will take any action permitted to be taken by a holder of Capital Securities (including the presentation of Capital Securities for exchange as described below) only at the direction of one or more Participants to whose accounts the DTC interests in the Global Certificates are credited and only in respect of such portion of the aggregate liquidation amount of Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is a Declaration Event of Default with respect to the Capital Securities, DTC will, upon notice, exchange the Global Certificates in respect of such Capital Securities for Certificated Securities, which it will distribute to its Participants.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices in respect of the Capital Securities held in book-entry form will be sent to Cede & Co. If less than all of the Capital Securities are being redeemed, the Capital Securities will be redeemed on a pro rata basis.

     Although voting with respect to the Capital Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the Capital Securities. Under its usual procedures, DTC would mail an omnibus proxy to the Trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Capital Securities are credited on the record date (identified in a listing attached to the omnibus proxy).

     Distributions on the Capital Securities held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Direct

Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Direct Participants and Indirect Participants and not of DTC, the Trust or PXRE, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct Participants and Indirect Participants.

     Except as provided herein, a Beneficial Owner of an interest in a Global Certificate will not be entitled to receive physical delivery of Capital Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC, the Direct Participants and the Indirect Participants to exercise any rights under the Capital Securities.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of PXRE, the Trust or the Issuer Trustees will have any responsibility for the performance by DTC or its Direct Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as a securities depositary with respect to the Capital Securities at any time by giving notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, Capital Security certificates will be required to be printed and delivered. Additionally, the Trust (with the consent of PXRE) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to the Capital Securities of the Trust. In that event, certificates for such Capital Securities will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that PXRE and the Trust believe to be reliable, but neither PXRE nor the Trust takes responsibility for the accuracy thereof.

RESTRICTIONS ON TRANSFER

     The Old Capital Securities have been issued and may be transferred only in blocks having a stated liquidation amount of not less than $100,000 (100 Capital Securities). Any such transfer of Capital Securities in a block having a stated liquidation amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Old Capital Securities for any purpose, including but not limited to, the receipt of distributions on such Old Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Old Capital Securities. The New Capital Securities will not be so restricted.

PAYMENT AND PAYING AGENCY

     Payments in respect of the Capital Securities represented by the Global Certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable distribution payment dates or, in the case of Certificated Securities in non-book entry form, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the books and records of the Trust. The paying agent for the Trust Securities (the 'Paying Agent') shall initially be First Union National Bank. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Institutional Trustee. In the event that First Union National Bank shall no longer be the Paying Agent, the Institutional Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).

REGISTRAR, TRANSFER AGENT AND PAYING AGENT

     The Institutional Trustee will act as registrar, transfer agent and Paying Agent for the Capital Securities of the Trust.

     Registration of transfers or exchanges of Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or PXRE may require) in respect of any tax or other government charges which may be imposed in relation to it.

     The Trust will not be required to register or cause to be registered the transfer or exchange of Capital Securities after such Capital Securities have been called for redemption.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

     The Institutional Trustee, prior to the occurrence of a default with respect to the Trust Securities and after the curing of any defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise such of the rights and powers vested in it by such Declaration, and use the same degree of care and skill in their exercise, as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Capital Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Institutional Trustee also serves as trustee under the Guarantee and the Indenture.

     Whenever in the exercise of its rights or powers or the performance of its duties under the Declaration the Institutional Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action thereunder, the Institutional Trustee (i) may request instructions from the holders of the Capital Securities, which instructions may only be given by the holders of a majority, or such other proportion, in liquidation amount of the Capital Securities as would be entitled to direct the Institutional Trustee under the terms of such Capital Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and
(iii) shall be protected in conclusively relying on or acting on or in accordance with such instructions.

     PXRE and certain of its affiliates in the ordinary course of their business maintain banking relationships with the Institutional Trustee and certain of its affiliates.

GOVERNING LAW

     The Declaration and the Capital Securities are governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws.

MISCELLANEOUS

     The Administrators and the Institutional Trustee are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an 'investment company' under the 1940 Act nor be characterized as other than a grantor trust for United States federal income tax purposes. PXRE has agreed to conduct its affairs so that the Subordinated Debt Securities will be treated as indebtedness of PXRE for United States federal income tax purposes. In this connection, the Institutional Trustee and PXRE are authorized to take any action, not inconsistent with applicable law, the Amended and Restated Certificate of Incorporation of PXRE, as the same may be amended and/or restated from time to time, or the Declaration, that the Institutional Trustee and PXRE determine in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Capital Securities in any material respect.

     Holders of the Capital Securities have no preemptive rights.

                          DESCRIPTION OF THE GUARANTEE

     Set forth below is a summary of information concerning the Guarantee which has been executed and delivered by PXRE for the benefit of the holders from time to time of the Capital Securities. First Union National Bank is acting as Guarantee Trustee under the Guarantee. The New Guarantee has been qualified under the Trust Indenture Act. This summary of the material terms of the Guarantee does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantee (a copy of which has been filed as an exhibit to PXRE's 1996 Form 10-K which has been incorporated by reference into the Registration Statement of which this Prospectus is a part). The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Capital Securities of the Trust.

GENERAL

     Pursuant to the Guarantee, PXRE has irrevocably and unconditionally agreed, to the extent set forth therein, to pay in full, to the holders of the Capital Securities, the Guarantee Payments (as defined herein) (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The following payments with respect to Capital Securities, to the extent not paid by the Trust (the 'Guarantee Payments'), are subject to the Guarantee (without duplication): (i) any accrued and unpaid distributions which are required to be paid on Capital Securities, to the extent the Trust shall have funds available therefor in accordance with the terms of the Declaration; (ii) the Redemption Price, to the extent the Trust has funds available therefor in accordance with the terms of the Declaration, with respect to any Capital Securities called for redemption by the Trust and (iii) upon Liquidation of the Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Capital Securities in exchange therefor), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Capital Securities to the date of payment, to the extent the Trust has funds available therefor in accordance with the terms of the Declaration, and (b) the amount of assets of the Trust remaining available for distribution to holders of such Capital Securities in liquidation of the Trust. PXRE's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by PXRE to the holders of Capital Securities or by causing the Trust to pay such amounts to such holders.

     The Guarantee does not apply to any payment or distributions except to the extent the Trust shall have funds available therefor in accordance with the terms of the Declaration, which funds will not be available except to the extent PXRE has made payments of interest (or premium, if any) or principal or other payments on the Subordinated Debt Securities purchased by the Trust. See 'Description of the Subordinated Debt Securities -- Certain Covenants.' The Guarantee, when taken together with PXRE's obligations under the Subordinated Debt Securities, the Declaration and the Indenture, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee on a subordinated basis by PXRE of payments due on the Capital Securities.

     Because the Guarantee is a guarantee of payment and not of collection, holders of the Capital Securities may proceed directly against PXRE (subject to certain limitations as a result of subordination, as described below), rather than having to proceed against the Trust before attempting to collect from PXRE, and PXRE waives any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against PXRE. Such obligations will not be discharged except by payment of the Guarantee Payments in full. The Guarantee has been deposited with the Guarantee Trustee to be held for the benefit of the holders of Capital Securities. Except as otherwise noted herein, the Guarantee Trustee has the right to enforce the Guarantee on behalf of the holders of the Capital Securities.

     PXRE has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to Common Securities (the 'Common Securities Guarantee') to the same extent as the Guarantee, except that upon the occurrence and continuance of a Declaration Event of Default, holders of Capital Securities shall have priority over holders of Common Securities with respect to any payments made by PXRE on or in respect of the Trust Securities under the Guarantee and the Common Securities Guarantee.

CERTAIN COVENANTS OF PXRE UNDER THE GUARANTEE

     In the Guarantee, PXRE covenants that, so long as any Capital Securities remain outstanding, if PXRE shall be in default under the Guarantee or there shall have occurred and be continuing any event that would constitute a Declaration Event of Default or if an Extension Period is in effect, then (a) PXRE shall not declare or pay any dividend on, make a distribution with respect to, or redeem, purchase or make a liquidation payment with respect to, any of PXRE's capital stock or rights to acquire such capital stock (other than (i) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by PXRE of its obligations under any employee benefit plans, (ii) as a result of a reclassification of PXRE's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of PXRE's capital stock or rights to acquire such capital stock for another class or series of PXRE's capital stock or rights to acquire such capital stock, (iii) the purchase of fractional interests in shares of PXRE's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (iv) dividends and distributions made on PXRE's capital stock or rights to acquire such capital stock, in each case with PXRE's capital stock or rights to acquire such capital stock), or make any guarantee payments (other than payments under the Guarantee and the Common Securities Guarantee) with respect to the foregoing) and (b) PXRE shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by PXRE that rank pari passu with or junior to the Subordinated Debt Securities. The Guarantee will be subject to the same subordination provisions as are applicable to the Subordinated Debt Securities, including the limitations on the ability to pursue remedies against PXRE in the event there has been a default on Senior Indebtedness. See 'Description of Subordinated Debt Securities -- Subordination.'

MODIFICATION OF THE GUARANTEE; ASSIGNMENT

     Except with respect to any changes which do not adversely affect the rights of holders of Capital Securities in any material respect (in which case no vote of such holders will be required), the Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Capital Securities. All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of PXRE and shall inure to the benefit of the holders of the Capital Securities then outstanding.

TERMINATION

     The Guarantee will terminate as to the Capital Securities (a) upon full payment of the Redemption Price of all Capital Securities, (b) upon distribution of the Subordinated Debt Securities to the holders of the Capital Securities or
(c) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Capital Securities must restore payment of any sums paid under such Capital Securities or Guarantee.

EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon the failure of PXRE to perform any of its payment or other obligations thereunder.

     The holders of a majority in liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Under certain circumstances, the Guarantee Trustee may decline to follow any such direction if the Guarantee Trustee determines that the action so directed would be unjustly prejudicial to holders not taking part in such direction or would be unlawful or would involve the Guarantee Trustee in personal liability. A holder of record of the Capital Securities may

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
institute a legal proceeding directly against PXRE to enforce the Guarantee Trustee's rights under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. Pursuant to the Guarantee, PXRE waives any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against PXRE.

STATUS OF THE GUARANTEE

     PXRE's obligations under the Guarantee are subordinate and junior in right of payment to all present and future Senior Indebtedness of PXRE, rank pari passu with the obligations to or rights of PXRE's other general unsecured creditors and are also effectively subordinated to claims of creditors of PXRE's subsidiaries. The terms of the Capital Securities provide that each holder of Capital Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee relating thereto, including certain limitations on the ability to pursue remedies set forth in the subordination provisions of the Guarantee. Because PXRE is a holding company, the right of PXRE to participate in any distribution of assets of any of its subsidiaries upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent PXRE may itself be recognized as a creditor of that subsidiary. Accordingly, PXRE's obligations under the Guarantee will be effectively subordinated to all existing and future liabilities of PXRE's subsidiaries, and claimants should look only to the assets of PXRE for payments thereunder. The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of PXRE, including Senior Indebtedness of PXRE, under any indenture that PXRE may enter into in the future or otherwise.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, undertakes to perform only such duties as are specifically set forth in such Guarantee and, after default, shall exercise such of the rights and powers vested in it by such Guarantee, and use the same degree of care and skill in their exercise, as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Capital Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

     PXRE and certain of its affiliates in the ordinary course of their business maintain banking relationships with the Guarantee Trustee and certain of its affiliates.

GOVERNING LAW

     The Guarantee is governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles.

                DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES

     The Old Subordinated Debt Securities were issued, and the New Subordinated Debt Securities will be issued, as a separate series under the Indenture. The Indenture has been qualified under the Trust Indenture Act. Set forth below is a description of the principal terms of the Subordinated Debt Securities. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the Indenture, dated as of January 29, 1997 (the 'Base Indenture'), between PXRE and First Union National Bank, as trustee (the 'Debt Trustee'), as supplemented by a First Supplemental Indenture dated as of January 29, 1997 (the Base Indenture, as so supplemented, is herein referred to as the 'Indenture'). Certain capitalized terms used herein are defined in the Indenture. This summary of the material terms of the Indenture does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indenture (a copy of which has been filed as an exhibit to PXRE's 1996 Form 10-K which has been incorporated by reference into the Registration Statement of which this Prospectus is a part) and those terms made a part of the Indenture by the Trust Indenture Act.

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     In certain circumstances, Subordinated  Debt Securities may be  distributed to  the  holders  of the  Trust  Securities  in liquidation  of  the  Trust. See
'Description  of  the  Capital  Securities  --  Liquidation  Distribution   Upon
Dissolution.'

GENERAL

     Concurrently with the issuance of the Old Capital Securities, the Trust invested the proceeds thereof, together with the consideration paid by PXRE for the Common Securities, in the Old Subordinated Debt Securities issued by PXRE. The Old Subordinated Debt Securities were, and the New Subordinated Debt Securities exchanged for the Old Subordinated Debt Securities under the Exchange Offer will be, issued as unsecured debt under the Indenture. Subordinated Debt Securities will be limited to an amount equal to the sum of the aggregate stated liquidation amounts of the Trust Securities.

     The Subordinated Debt Securities are not subject to a sinking fund provision. The entire principal amount of the Subordinated Debt Securities will mature and become due and payable, together with any accrued and unpaid interest thereon, including Compounded Interest (as defined herein) and Additional Interest, if any, on February 1, 2027.

     If the Subordinated Debt Securities are distributed to holders of Capital Securities in liquidation of such holders' interests in the Trust, the Subordinated Debt Securities will, with respect to Capital Securities held in book-entry only form, initially be issued as a Global Security (as defined herein) having an aggregate principal amount equal to the liquidation amount of such Capital Securities and, with respect to such Capital Securities held in certificated non-book entry form, will initially be deemed to be represented by such certificates and to have an aggregate principal amount equal to the liquidation amount of such Capital Securities. As described herein, under certain limited circumstances, Subordinated Debt Securities may be issued in certificated  non-book  entry  form  in  exchange  for  a  Global  Security. See
' -- Book-Entry Issuance and Settlement' below. Subordinated Debt Securities deemed to be represented by a Capital Security certificate will be issued in certificated form upon presentation for transfer or reissuance. Payments on Subordinated Debt Securities issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a paying agent for the Subordinated Debt Securities. In the event Subordinated Debt Securities are issued in certificated non-book entry form, interest and principal (and premium, if any) will be payable, the transfer of the Subordinated Debt Securities will be registrable and Subordinated Debt Securities will be exchangeable for Subordinated Debt Securities of other denominations of a like aggregate principal amount at the corporate trust office of the Debt Trustee in New York, New York, or as otherwise designated; provided that payment of interest may be made, at the option of PXRE, by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of any Subordinated Debt Securities is the Institutional Trustee, the payment of interest and principal (and premium, if any) on the Subordinated Debt Securities held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee.

     The Indenture does not contain provisions that afford holders of the Subordinated Debt Securities protection in the event of a highly leveraged transaction or other similar transaction involving PXRE that may adversely affect such holders.

SUBORDINATION

     The Indenture provides that the Subordinated Debt Securities are subordinated and junior in right of payment to all present and future Senior Indebtedness of PXRE. No payment of principal (including redemption payments), premium, if any, or interest on the Subordinated Debt Securities may be made (in cash, property, securities, by set-off or otherwise) if (i) any Senior Indebtedness of PXRE is not paid when due and any applicable grace period with respect to a payment default under such Senior Indebtedness has ended and such default has not been cured or waived or ceased to exist or (ii) a default has occurred with respect to Senior Indebtedness which entitles the holder thereof to accelerate such Senior Indebtedness and such default has not been cured or waived or ceased to exist or (iii) the

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
maturity of any Senior Indebtedness of PXRE has been accelerated because of a default. Upon any distribution of assets of PXRE to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of PXRE must be paid in full before the holders of Subordinated Debt Securities are entitled to receive or retain any payment. Upon satisfaction of all claims of all Senior Indebtedness then outstanding, the rights of the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness of PXRE to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debt Securities are paid in full. The Indenture also provides that upon the occurrence and during the continuance of a payment default or a covenant default with respect to Senior Indebtedness, the Institutional Trustee and holders of the Subordinated Debt Securities may not accelerate the maturity of the Subordinated Debt Securities or initiate any judicial action to seek or enforce collection of any amounts owed under the Subordinated Debt Securities (including a filing of a petition for relief under bankruptcy laws) until the earliest to occur of (a) any insolvency, bankruptcy, dissolution, liquidation or similar proceeding of PXRE, (b) the acceleration of the maturity of any Senior Indebtedness or the initiation of judicial proceedings by holders of Senior Indebtedness to collect any Senior Indebtedness, and (c) the expiration of five business days following delivery of notice to PXRE of an intent to accelerate or pursue remedies, as the case may be, if payments with respect to the Subordinated Debt Securities have been restricted by the subordination provisions of the Indenture for more than 240 days in the immediately preceding 365-day period.

     The term 'Senior Indebtedness' means, with respect to PXRE (except any other obligations which by their express terms specifically rank pari passu with or junior to the Subordinated Debt Securities), (i) all obligations of PXRE (including, without limitation, with respect to interest, principal and premium, if any) under the 9 3/4% Senior Notes due 2003, issued under an Indenture dated as of August 31, 1993 between PXRE and the State Street Bank and Trust Company, as successor trustee, and any Refinancing thereof (as such term 'Refinancing' is defined in such indenture), including, without limitation, interest that accrues on or after, or which would accrue but for, the filing of a petition in bankruptcy or for reorganization, whether or not a claim for post-petition interest is allowed in such proceeding ('Post-Petition Interest'), (ii) all obligations of PXRE (including, without limitation, with respect to interest, principal (and premium, if any), and including any Post-Petition Interest in respect thereof) in respect of (A) indebtedness of PXRE for money borrowed, and
(B) indebtedness evidenced by securities, debentures, notes, bonds or other similar instruments issued by PXRE, including, without limitation, any current or future indebtedness under any indenture (other than the Indenture) to which PXRE is party; (iii) all capital lease obligations of PXRE, (iv) all obligations of PXRE issued or assumed as the deferred purchase price of property, all conditional sale obligations of PXRE and all obligations of PXRE under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (v) all obligations of PXRE for the reimbursement on any letter of credit, any banker's acceptance, any security purchase facility, any repurchase agreement or similar arrangement, any interest rate swap, any other hedging arrangement, any obligation under options or any similar credit or other transaction, (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons for the payment of which PXRE is responsible or liable as obligor, guarantor or otherwise and (vii) all obligations of the type referred to in clauses (i) through (vi) above of other persons secured by any lien on any property or asset of PXRE (whether or not such obligation is assumed by PXRE), except for (1) any such indebtedness that contains express terms, or is issued under a deed, indenture or other instrument that contains express terms providing that it is subordinate to or ranks pari passu with the Subordinated Debt Securities, (2) any indebtedness between or among PXRE or any affiliate of PXRE and (3) any other debt securities issued pursuant to the Indenture and guarantees in respect of those debt securities. Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

     Because PXRE is a holding company, the right of PXRE to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent PXRE may itself be recognized as a creditor

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of that subsidiary. Accordingly, PXRE's obligations under the Subordinated  Debt
Securities   will  be  effectively  subordinated  to  all  existing  and  future liabilities of PXRE's subsidiaries, and claimants should look only to the assets of PXRE for payments thereunder.

     The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by PXRE. PXRE had approximately $64,725,000 of Senior Indebtedness as of December 31, 1996, which has been reduced to $36,725,000 to the date of this Prospectus by reason of repurchases in the market by PXRE.

REDEMPTION

     PXRE may redeem the Subordinated Debt Securities, in whole or in part, at any time and from time to time, on or after February 1, 2007 upon not less than 30 nor more than 60 days' notice, at the Call Price described under 'Description of the Capital Securities -- Redemption,' together with accrued and unpaid interest to the redemption date. In certain limited circumstances described herein, the Subordinated Debt Securities also are redeemable by PXRE, in whole or in part at any time at (i) par, in the case of a redemption upon the occurrence of a Tax Event, (ii) the Make-Whole Amount in the case of a redemption upon the occurrence of an Investment Company Event prior to February 1, 2007, or (iii) the Call Price in the case of a redemption upon the occurrence of an Investment Company Event on or after February 1, 2007, in each case together with accrued and unpaid interest thereon to the date of the redemption. See 'Description of the Capital Securities -- Tax Event and Investment Company Event Redemption.'

INTEREST

     Subordinated Debt Securities bear interest at the rate of 8.85% per annum, from the original date of issuance of the Old Subordinated Debt Securities, payable semiannually in arrears on February 1 and August 1 of each year (each an 'Interest Payment Date'), commencing August 1, 1997, to the person in whose name such Subordinated Debt Security is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. The term 'interest' as used herein, as such term relates to the Subordinated Debt Securities, includes any Compounded Interest or Additional Interest payable unless otherwise stated. In the event the Subordinated Debt Securities are not held solely in book-entry only form, PXRE will select relevant record dates, which shall be 15 days prior to the relevant Interest Payment Date.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Subordinated Debt Securities is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     So long as PXRE is not in default in the payment of interest that has become due and payable on the Subordinated Debt Securities and no accrued interest from a prior completed Extension Period is unpaid, PXRE shall have the right to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period, at any time and from time to time, for Extension Periods, each not exceeding 10 consecutive semiannual periods and none extending beyond the maturity date of the Subordinated Debt Securities, provided, however, that on the date on which each such Extension Period ends or, if such date is not an Interest Payment Date, on the immediately following Interest Payment Date, PXRE shall pay all interest then accrued and unpaid, together with interest thereon at the rate of 8.85% per annum, compounded semiannually to the extent permitted by applicable law ('Compounded Interest'). During any Extension Period (a) PXRE shall not declare or pay dividends on, make any distribution with respect to, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock or rights to acquire such capital stock (other than (i) purchases or acquisitions

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
of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by PXRE of its obligations under any employee benefit plans, (ii) as a result of a reclassification of PXRE's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of PXRE's capital stock or rights to acquire such capital stock for another class or series of PXRE's capital stock or rights to acquire such capital stock, (iii) the purchase of fractional interests in shares of PXRE's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (iv) dividends and distributions made on PXRE's capital stock or rights to acquire such capital stock, in each case with PXRE's capital stock or rights to acquire such capital stock), or make any guarantee payments (other than payments under the Guarantee and the Common Securities Guarantee) with respect to the foregoing, and (b) PXRE shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by PXRE that rank pari passu with or junior to the Subordinated Debt Securities. Prior to the termination of any such Extension Period, PXRE may further defer payments of interest by extending the interest payment period; provided, however, that each such Extension Period, including all such previous and further extensions thereof, may not exceed 10 consecutive semiannual periods or extend beyond the maturity of the Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, PXRE may commence a new Extension Period, subject to the terms set forth herein. No interest during an Extension Period, except on the date on which such Extension Period terminates (or if such date is not an Interest Payment Date, on the immediately following Interest Payment Date), shall be due and payable. PXRE has no present intention of exercising its right to defer payments of interest on the Subordinated Debt Securities. See 'Risk Factors -- Option to Extend Interest Payment Period for up to Five Years and Consequent Deferral of Distributions on Capital Securities' and 'United States Federal Income Taxation -- U.S. Holders -- Original Issue Discount.'

     If the Institutional Trustee shall be the sole holder of the Subordinated Debt Securities, PXRE shall give the Administrators, the Institutional Trustee and the Debt Trustee notice of its initiation of any Extension Period one Business Day prior to the earlier of (i) the date distributions on the Capital Securities are payable or (ii) the date the Administrators are required to give notice to holders of the Capital Securities (or any national securities exchange or other organization on which the Capital Securities are listed, if any) of the record date or the Distribution Payment Date, in each case with respect to distributions on the Trust Securities the payment of which is being deferred. An Administrator shall give notice of PXRE's initiation of any Extension Period to the holders of such Capital Securities. If the Institutional Trustee shall not be the sole holder of the Subordinated Debt Securities, PXRE shall give the holders of such Subordinated Debt Securities notice of its initiation of such Extension Period ten Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date upon which PXRE is required to give notice to holders of such Subordinated Debt Securities (or any national securities exchange or other organization on which the corresponding Capital Securities are listed, if any) of the record date or Interest Payment Date, in each case with respect to interest payments the payment of which is being deferred.

ADDITIONAL INTEREST

     If at any time the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, PXRE will pay as additional interest ('Additional Interest') on the Subordinated Debt Securities such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will equal the amounts the Trust and the Institutional Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

PROPOSED TAX LEGISLATION

     On February 6, 1997, President Clinton proposed the Proposed Legislation which, among other things, would generally deny corporate issuers a deduction for interest in respect of certain debt obligations issued on or after the date of first Congressional committee action, if such debt obligations

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
have a maximum term in excess of fifteen years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet filed with the Commission. Under current law, PXRE will be able to deduct interest on the Subordinated Debt Securities and, based upon the effective date referred to in the Proposed Legislation, such legislation would not apply retroactively to the Subordinated Debt Securities. There can be no assurance, however, that the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof, will not otherwise adversely affect the ability of PXRE to deduct the interest payable on the Subordinated Debt Securities. Accordingly, there can be no assurance that a Tax Event will not occur. See 'Risk Factors' and 'Description of the Capital Securities -- Tax Event and Investment Company Event Redemption.'

CERTAIN COVENANTS

     If (i) there shall have occurred and be continuing any event that would constitute an Indenture Event of Default, (ii) PXRE shall be in default with respect to its payment of any obligations under the Guarantee or Common Securities Guarantee, or (iii) PXRE shall have given notice of its election to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then (a) PXRE shall not declare or pay any dividend on, make a distribution with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock or rights to acquire such capital stock (other than (i) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by PXRE of its obligations under any employee benefit plans, (ii) as a result of a reclassification of PXRE's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of PXRE's capital stock or rights to acquire such capital stock for another class or series of PXRE's capital stock or rights to acquire such capital stock, (iii) the purchase of fractional interests in shares of PXRE's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, or (iv) dividends and distributions made on PXRE's capital stock or rights to acquire such capital stock, in each case with PXRE's capital stock or rights to acquire such capital stock), or make any guarantee payments (other than payments under the Guarantee and the Common Securities Guarantee) with respect to the foregoing and (b) PXRE shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by PXRE that rank pari passu with or junior to the Subordinated Debt Securities.

     For so long as the Trust Securities remain outstanding, PXRE has covenanted
(i) to maintain direct or indirect 100% ownership of the Common Securities; provided, however, that any permitted successor of PXRE under the Indenture may succeed to PXRE's ownership of such Common Securities, and (ii) to use its reasonable efforts (a) to cause the Trust to remain a statutory business trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, (b) to cause the Trust to otherwise continue to be classified as a grantor trust for United States federal income tax purposes, (c) to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Subordinated Debt Securities, and
(d) to cause the Trust to continue not to be classified as an investment company for purposes of the 1940 Act.

LIMITATION ON MERGERS AND SALES OF ASSETS

     Nothing contained in the Indenture or in the Subordinated Debt Securities shall prevent any consolidation or merger of PXRE with or into any other corporation (whether or not affiliated with PXRE) or successive consolidations or mergers in which PXRE or its successor or successors shall be a party, or shall prevent any sale, conveyance, transfer or other disposition of the property of PXRE or its successor or successors as an entirety, or substantially as an entirety, to any other corporation (whether or not affiliated with PXRE or its successor or successors) authorized to acquire and operate the same; provided, however, that PXRE shall, upon any such consolidation, merger, sale, conveyance, transfer or other disposition, cause the obligations of PXRE under the Subordinated Debt Securities and under the Indenture to be expressly assumed, by supplemental indenture satisfactory in form to the Debt Trustee

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
and executed and delivered to the Debt Trustee, by the successor entity formed by such consolidation or into which PXRE shall have been merged, or which shall have acquired such property. Upon execution and delivery of such supplemental indenture to the Debt Trustee, such successor entity will be substituted under the Indenture and thereupon PXRE will be relieved of any further liability or obligation thereunder.

EVENTS OF DEFAULT, WAIVER AND NOTICE

     The Indenture provides that any one or more of the following described events which has occurred and is continuing with respect to the Subordinated Debt Securities constitutes an Indenture Event of Default with respect to the Subordinated Debt Securities:

          (a) default for 30 days in payment of any interest on the Subordinated Debt Securities, including any Compounded Interest or Additional Interest in respect thereof, when due; provided, however, that a valid extension of the interest payment period by PXRE shall not constitute a default in the payment of interest for this purpose; or

          (b) default in payment of principal and premium, if any, on the Subordinated Debt Securities when due either at maturity, upon redemption, by declaration or otherwise; or

          (c) default resulting in acceleration of other indebtedness of PXRE for borrowed money where the aggregate principal amount so accelerated exceeds $25 million and such acceleration is not rescinded or annulled within 30 days after the written notice thereof to PXRE by the Debt Trustee (provided that the Debt Trustee has actual knowledge of such event) or to PXRE and the Debt Trustee by the holders of 25% in aggregate principal amount of the Subordinated Debt Securities then outstanding; or

          (d) default by PXRE in the performance of any other of the covenants or agreements in the Indenture which shall not have been remedied for a period of 90 days after notice to PXRE by the Debt Trustee or to PXRE and the Debt Trustee by the holders of 25% in aggregate principal amount of the Subordinated Debt Securities then outstanding; or

          (e) certain events of bankruptcy, insolvency or reorganization of PXRE; or

          (f) the Liquidation of the Trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration.

     The Indenture provides that the Debt Trustee may, under certain circumstances, withhold from the holders notice of default with respect to the Subordinated Debt Securities (except for any default in payment of principal of or interest or premium, if any, on the Subordinated Debt Securities) if the Trustee considers it in the interest of such holders to do so.

     The Indenture provides that, subject to the subordination provisions in the Indenture, if an Indenture Event of Default shall have occurred and be continuing, either the Debt Trustee or the holders of not less than 25% in aggregate principal amount of the Subordinated Debt Securities then outstanding may declare the principal of and accrued interest on all Subordinated Debt Securities to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except defaults in payment of principal of or interest or premium on the Subordinated Debt Securities, which must be cured or paid in full) by the holders of a majority in aggregate principal amount of the Subordinated Debt Securities then outstanding. (For a description of the subordination provisions in the Indenture and limitations on the ability to accelerate the Subordinated Debt Securities or pursue remedies upon default, see 'Description of the Subordinated Debt Securities -- Subordination.')

     No holder of any Subordinated Debt Security shall have any right to institute any suit, action or proceeding for any remedy under the Indenture, unless such holder previously shall have given to the Debt Trustee written notice of a continuing Indenture Event of Default with respect to the Subordinated Debt Securities and unless the holders of not less than 25% in aggregate principal amount of the Subordinated Debt Securities then outstanding shall have given the Debt Trustee a written

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
request to institute such action, suit or proceeding and shall have offered to the Debt Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred thereby, and the Debt Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action, suit or proceeding; provided that no holder of Subordinated Debt Securities shall have any right to prejudice the rights of any other holder of Subordinated Debt Securities, obtain priority or preference over any other such holder or enforce any right under the Indenture except as provided in the Indenture and for the equal, ratable and common benefit of all holders of Subordinated Debt Securities. Notwithstanding the foregoing, the right of any holder of any Subordinated Debt Security to receive payment of the principal of, premium, if any, and interest, on such Subordinated Debt Security when due, or to institute suit for the enforcement of any such payment, shall not be impaired or affected without the consent of such holder.

     The holders of a majority in aggregate principal amount of the Subordinated Debt Securities then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred on, the Debt Trustee under the Indenture; provided, however, that, except under certain circumstances, the Debt Trustee may decline to follow any such direction if the Debt Trustee determines that the action so directed would be unjustly prejudicial to holders not taking part in such direction or would be unlawful or would involve the Debt Trustee in personal liability. The Indenture requires the annual filing by PXRE with the Debt Trustee of a certificate as to the absence of certain defaults under the Indenture.

     An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Capital Securities of the Trust, in certain circumstances, have the right to direct the Institutional Trustee of the Trust to exercise its rights as the holder of the Subordinated Debt Securities. See 'Description of the Capital Securities -- Declaration Events of Default' and ' -- Voting Rights.' Notwithstanding the foregoing, if an Indenture Event of Default has occurred and is continuing and such event is attributable to the failure of PXRE to pay interest or principal (or premium, if any) on the Subordinated Debt Securities on the respective dates such interest or principal (or premium, if any) is payable, as deferred, if applicable (or in the case of redemption, on the redemption date), PXRE acknowledges that a holder of record of Capital Securities may institute a Direct Action for payment, on or after the respective due dates specified in such Subordinated Debt Securities, to such holder directly of the principal of (or premium, if any) or interest on Subordinated Debt Securities having an aggregate principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder. Notwithstanding any payments made to such holder of Capital Securities by PXRE in connection with a Direct Action, PXRE shall remain obligated to pay the principal of (or premium, if any) or interest on the Subordinated Debt Securities, and PXRE shall be subrogated to the rights of such holder of such Capital Securities under the Declaration to the extent of any payments made by PXRE to such holder in any Direct Action; provided, however, that no such subrogation right may be exercised so long as a Declaration Event of Default has occurred and is continuing. Except to the extent described above under 'Description of the Capital Securities -- Declaration Events of Default' and ' -- Voting Rights,' the holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debt Securities.

MODIFICATION OF THE INDENTURE

     The Indenture contains provisions permitting PXRE and the Debt Trustee, with the consent of the holders of not less than a majority in principal amount of the Subordinated Debt Securities at the time outstanding, to modify the Indenture or any supplemental indenture or the rights of the holders of the Subordinated Debt Securities; provided, however, that no such modification shall without the consent of the holder of each Subordinated Debt Security so affected
(i) extend the fixed maturity of any Subordinated Debt Security, or reduce the principal amount thereof or any redemption premium thereon, or reduce the rate or extend the time of payment of interest thereon, or make the principal of, or interest or premium on, the Subordinated Debt Securities payable in any coin or currency other than that provided in the Subordinated Debt Securities, or impair or affect the right of any holder of Subordinated Debt Securities to institute suit for the payment thereof or (ii) reduce the aforesaid percentage of Subordinated Debt Securities the consent of the holders of which is required for any such

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
modification; provided, further, that if the Subordinated Debt Securities of such series are held by a PXRE Trust (as defined in the Indenture) or a trustee of such trust, such modification shall not be effective until the holders of a majority in liquidation amount of Trust Securities of the trust shall have consented to such modification; provided further, that if the consent of the holder of each Subordinated Debt Security is required, such modification shall not be effective until each holder of the Trust Securities of the trust shall have consented to such modification.

     PXRE and the Debt Trustee may enter into supplemental indentures, without the consent of any holder of the Subordinated Debt Securities: (i) to evidence the succession of another corporation to PXRE and the assumption by the successor corporation of the covenants, agreements and obligations of PXRE pursuant to the Indenture; (ii) to add to the covenants of PXRE such further covenants, restrictions or conditions for the protection of the holders of the Subordinated Debt Securities and to make the occurrence, or the occurrence and continuance (including any or no grace periods), of a default in any of such additional covenants, restrictions or conditions a default or an Indenture Event of Default permitting the enforcement of remedies provided in the Indenture;
(iii) to cure any ambiguity or to correct or supplement any provision contained in the Indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained therein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under the Indenture, provided that any such action shall not adversely affect the interests of the holders of the Subordinated Debt Securities; (iv) to add to, delete from, or revise the terms of the Subordinated Debt Securities to provide for transfer procedures and restrictions substantially similar to those applicable to the Capital Securities (for purposes of assuring that no registration of Subordinated Debt Securities is required under the Securities
Act); (v) to evidence and provide for the acceptance of appointment under the Indenture by a successor Debt Trustee with respect to the Subordinated Debt Securities and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the Trust under the Indenture by more than one Debt Trustee, pursuant to the Indenture;
(vi) to make any change that does not adversely affect the rights of any holder of any Subordinated Debt Security in any material respect; or (vii) to provide for the issuance, and establish the form and terms and conditions, of the Subordinated Debt Securities, to establish the form of any certifications required to be furnished pursuant to the terms of the Indenture or the Subordinated Debt Securities or to add to the rights of the holders of the Subordinated Debt Securities.

DISCHARGE

     The Indenture provides that when, among other things, all Subordinated Debt Securities not previously delivered to the Debt Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at the stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Debt Trustee, and PXRE deposits or causes to be deposited with the Debt Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Subordinated Debt Securities not previously delivered to the Debt Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the stated maturity or redemption date, as the case may be, then the Indenture will cease to be of further effect (except as to PXRE's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and PXRE will be deemed to have satisfied and discharged the Indenture.

THE DEBT TRUSTEE

     The Debt Trustee, prior to the occurrence of an Indenture Event of Default with respect to the Subordinated Debt Securities, undertakes to perform such duties and only such duties as are specifically set forth in the Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Upon prior written notice to PXRE and the Debt Trustee, the holders of a majority in aggregate principal amount of the Subordinated Debt Securities may at any time remove the Debt Trustee and nominate a successor Debt Trustee, which shall be deemed appointed as successor Debt Trustee unless PXRE objects thereto

                                       57

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
within 10 Business Days, in which case the removed Debt Trustee or any holder of Subordinated Debt Securities may petition any court of competent jurisdiction for appointment of a successor Debt Trustee.

     PXRE and certain of its affiliates in the ordinary course of their business maintain banking relationships with the Debt Trustee and certain of its affiliates.

BOOK-ENTRY ISSUANCE AND SETTLEMENT

     If distributed to holders of Capital Securities of the Trust in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust, the Subordinated Debt Securities will, with respect to such Capital Securities held in book-entry form, initially be issued in the form of one or more global certificates (each a 'Global Security') registered in the name of the Depositary or its nominee. Except under the limited circumstances described below, Subordinated Debt Securities represented by a Global Security will not be exchangeable for, and will not otherwise be issuable as, Subordinated Debt Securities in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor depositary or its nominee.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

     Except as provided below, owners of beneficial interests in a Global Security will not be entitled to receive physical delivery of Subordinated Debt Securities in definitive form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Subordinated Debt Securities shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the Depositary, or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder under the Indenture.

THE DEPOSITARY

     If Subordinated Debt Securities are distributed to holders of Capital Securities in liquidation of such holders' interests in the Trust, DTC will act as securities Depositary for the Subordinated Debt Securities issued by the Trust with respect to Capital Securities held in book-entry form. For a description of DTC and the specific terms of the depositary arrangements, see 'Description of the Capital Securities -- Book-Entry Only Issuance -- The Depository Trust Company.' As of the date of this Prospectus, the description herein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Capital Securities would apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. PXRE may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as the Depositary for the Global Securities.

     None of PXRE, the Trust, the Institutional Trustee, the Debt Trustee, any paying agent and any other agent of PXRE, the Trust, the Institutional Trustee or the Debt Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for the Subordinated Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITARY'S SERVICES

     A Global Security shall be exchangeable for Subordinated Debt Securities registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies PXRE that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the Depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the Depositary is required to be so registered to act as such

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
depositary and no successor depositary shall have been appointed, (iii) PXRE, in its sole discretion, determines that such Global Security shall be so exchangeable or (iv) there shall have occurred an Indenture Event of Default. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Subordinated Debt Securities registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

GOVERNING LAW

     The Indenture and the Subordinated Debt Securities are governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles.

MISCELLANEOUS

     The Indenture provides that PXRE will pay all fees and expenses related  to
(i) the offering and sale of the Trust Securities and the Subordinated Debt Securities, (ii) the organization, maintenance and dissolution of the Trust,
(iii) the retention of the Issuer Trustees and Administrators and (iv) the enforcement by the Institutional Trustee of the rights of the holders of the Capital Securities.

     PXRE will have the right at all times to assign any of its respective rights or obligations under the Indenture to a direct or indirect wholly-owned subsidiary of PXRE; provided that, in the event of any such assignment, PXRE will remain liable for all of its obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. Except as otherwise provided in ' -- Limitation on Mergers and Sales of Assets,' the Indenture provides that it may not otherwise be assigned by the parties thereto.

          EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED DEBT SECURITIES
                               AND THE GUARANTEE

     As set forth in the Declaration, the sole purpose of the Trust is to issue and sell the Trust Securities evidencing undivided beneficial interests in the assets of the Trust and to invest the proceeds from such issuance and sale in the Subordinated Debt Securities issued by PXRE in accordance with such Trust Securities.

     As long as payments of interest and other payments are made when due on the Subordinated Debt Securities, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of the Subordinated Debt Securities will be equal to the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Trust Securities; (iii) PXRE shall pay all, and the Trust shall not be obligated to pay directly or indirectly any, costs, expenses, debts, and obligations of the Trust (other than with respect to such Trust Securities); and (iv) the Declaration further provides that the Institutional Trustee shall not take any action or cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

     Payments of distributions (to the extent funds therefor are available to the Trust) and other payments due on the Capital Securities (to the extent funds therefor are available to the Trust) are guaranteed by PXRE as described under 'Description of the Guarantee.' If PXRE does not make interest payments on the Subordinated Debt Securities, it is expected that the Trust will not have sufficient funds to pay distributions on such Capital Securities. The Guarantee will not apply to any payment of distributions except to the extent that the Trust has funds available for the payment of such distributions. The Guarantee will cover the payment of distributions and other payments on such Capital Securities only if and to the extent that PXRE has made payments of interest or principal (or premium, if any) on the Subordinated Debt Securities held by the Trust as its sole assets. The Guarantee, when taken together with PXRE's obligations under the Subordinated Debt Securities, the Declaration and the Indenture, including its obligations to pay costs, expenses, debts and liabilities of

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
the Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee on a subordinated basis by PXRE of amounts when due on such Capital Securities.

     If PXRE fails to make interest or other payments on the Subordinated Debt Securities when due (after giving effect to any Extension Period), the Declaration provides a mechanism whereby the holders of the Capital Securities, using the procedures described herein under 'Description of the Capital Securities -- Book-Entry Only Issuance -- The Depository Trust Company' and ' -- Voting Rights,' may direct the Institutional Trustee, to the fullest extent permitted by law, to enforce its rights under the Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities after a majority in liquidation amount of Capital Securities have so directed the Institutional Trustee, a holder of record of the Capital Securities may institute a legal proceeding against PXRE to enforce the Institutional Trustee's rights under the Subordinated Debt Securities without first instituting any legal proceedings against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of PXRE to pay principal (or premium, if any) or interest on the Subordinated Debt Securities on the respective dates such principal (or premium, if any) or interest is payable, as deferred, if applicable (or in the case of redemption, on the redemption date), then a holder of record of Capital Securities may institute a Direct Action for payment on or after the respective due dates specified in the Subordinated Debt Securities (subject to the subordination provisions of the Indenture). In connection with such Direct Action, PXRE will be subrogated to the rights of such holder of Capital Securities under the Declaration to the extent of any payment made by PXRE to such holder of Capital Securities in such Direct Action; provided, however, that no such subrogation right may be exercised so long as a Declaration Event of Default has occurred and is continuing.

     Because PXRE is a holding company, the Subordinated Debt Securities and the Guarantee are effectively subordinated to all existing and future liabilities, including trade payables, of PXRE's subsidiaries, except to the extent that PXRE is a creditor of the subsidiaries recognized as such.

                     UNITED STATES FEDERAL INCOME TAXATION

GENERAL

     In the opinion of Morgan, Lewis & Bockius LLP, counsel to PXRE and the Trust ('Counsel'), the following discussion, insofar as it describes statements of law or legal conclusions, fairly summarizes the material United States federal income tax consequences to the holders of Capital Securities attributable to the purchase, ownership and disposition of Capital Securities.

     This summary is based on the Internal Revenue Code of 1986, as amended (the 'Code'), Treasury regulations thereunder, and administrative and judicial interpretations thereof, each as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

     Except as otherwise stated, this summary deals only with a Capital Security held as a capital asset by a holder who or which (i) purchased Capital Securities upon original issuance (an 'Initial Holder') and (ii) is a US Holder (as defined below). It does not deal with all aspects of United States federal income taxation, nor with the particular United States federal income tax (hereafter, 'income tax') consequences which may be applicable to certain classes of US Holders (such as banks, thrift institutions, real estate investment trusts, regulated investment companies, insurance companies, brokers and dealers in securities or currencies, other financial institutions, tax-exempt organizations, persons holding Capital Securities as a position in a 'straddle,' as part of a 'synthetic security or hedge,' as part of a 'conversion transaction' or as part of any other integrated investment, persons having a functional currency other than the U.S. Dollar and certain United States expatriates). Further, this summary does not address (a) the income tax consequences to shareholders in, or partners or beneficiaries of, a holder of Capital Securities, (b) the United States federal alternative minimum tax consequences of the purchase, ownership or disposition of Capital Securities, or
(c) any state, local or foreign tax consequences of the purchase, ownership and disposition of Capital Securities.

     A 'US Holder' is a holder of Capital Securities who or which is a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for income tax purposes, a corporation

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
or partnership created or organized (or treated as created or organized for income tax purposes) in or under the laws of the United States or any political subdivision thereof, or an estate the income of which is includible in its gross income for United States federal income tax purposes without regard to its source or a trust if, (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States trustees have the authority to control all substantial decisions of the trust.

EXCHANGE OF CAPITAL SECURITIES

     The exchange of the Old Capital Securities for the New Capital Securities pursuant to the Exchange Offer will not constitute a taxable event to US Holders. Consequently, (i) no gain or loss should be realized by a US Holder upon receipt of a New Capital Security; (ii) the holding period of the New Capital Security should include the holding period of the Old Capital Security exchanged therefor; and (iii) the adjusted tax basis of the New Capital Security should be the same as the adjusted tax basis of the Old Capital Security exchanged therefor immediately before the exchange.

US HOLDERS

CHARACTERIZATION OF THE TRUST

     In connection with the issuance of the Old Capital Securities, Counsel rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration (and other documents), and based on certain assumptions and qualifications referenced in the opinion, the Trust will be characterized for United States federal income tax purposes as a grantor trust and will not be characterized as an association taxable as a corporation for such purposes. The discussion herein under the heading 'United States Federal Income Taxation' assumes that the Trust will be so characterized. Accordingly, for income tax purposes, each holder of Capital Securities generally will be considered the owner of an undivided interest in the Subordinated Debt Securities owned by the Trust, and each US Holder will be required to include all income or gain recognized for income tax purposes with respect to its allocable share of the Subordinated Debt Securities on its own income tax return. Investors should be aware that such tax opinion is not binding on the Internal Revenue Service ('IRS') or the courts.

CHARACTERIZATION OF THE SUBORDINATED DEBT SECURITIES

     In connection with the issuance of the Old Subordinated Debt Securities, Counsel rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Indenture (and other documents), and based on certain assumptions and qualifications referenced in the opinion, the Subordinated Debt Securities will be characterized for United States federal income tax purposes as debt of PXRE. The discussion herein under the heading 'United States Federal Income Taxation' assumes that the Subordinated Debt Securities will be so characterized. Investors should be aware that such tax opinion is not binding on the IRS or the courts.

ORIGINAL ISSUE DISCOUNT

     Under the terms of the Subordinated Debt Securities, PXRE has the option to defer payments of interest from time to time by extending the interest payment period for a period not exceeding 10 consecutive semiannual periods, but not beyond the maturity of the Subordinated Debt Securities. Recently issued Treasury regulations under Section 1273 of the Code provide that debt instruments like the Subordinated Debt Securities will not be considered issued with OID by reason of PXRE's option to defer payments of interest if the likelihood of deferral is 'remote.'

     PXRE has concluded, and this discussion assumes, that, as of the date of the issuance of the Old Subordinated Deb Securities, the likelihood of exercise of that option is 'remote' within the meaning of the applicable regulations, in part because exercising that option would prevent PXRE from declaring dividends on its stock and would prevent PXRE from making any payments with respect to debt securities that rank pari passu or junior to the Subordinated Debt Securities. Therefore, the

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
Subordinated Debt Securities should not be treated as issued with OID by reason of PXRE's deferral option. Rather, stated interest on the Subordinated Debt Securities will generally be taxable to a US Holder, as ordinary income, when paid or accrued in accordance with that holder's method of accounting for income tax purposes. It should be noted, however, that these regulations have not yet been addressed in any rulings or other interpretations by the IRS. Accordingly, it is possible that the IRS could take a position contrary to the interpretation described herein.

     In the event PXRE does exercise its option to defer payments of interest, the Subordinated Debt Securities would be treated as retired and reissued for OID purposes and the sum of the remaining interest payments on the Subordinated Debt Securities would thereafter be treated as OID, which would accrue, and be includible in a US Holder's taxable income, on an economic accrual basis (regardless of the US Holder's method of accounting for income tax purposes) over the remaining term of the Subordinated Debt Securities (including any period of interest deferral), without regard to the timing of payments under the Subordinated Debt Securities. (Subsequent distributions of interest on the Subordinated Debt Securities generally would not be taxable.) The amount of OID that accrues in any period would generally equal the amount of interest that accrues on the Subordinated Debt Securities in that period at the stated interest rate. Consequently, during any period of interest deferral, US Holders will include OID in gross income in advance of the receipt of cash, and a US Holder which disposes of a Capital Security prior to the record date for payment of distributions on the Subordinated Debt Securities following that period will be subject to income tax on OID accrued through the date of disposition (and not previously included in income), but will not receive cash from the Trust with respect to that OID.

     If PXRE's option to defer payments of interest were not treated as remote, the Subordinated Debt Securities would be treated as initially issued with OID in an amount equal to the aggregate stated interest over the term of the Subordinated Debt. That OID would generally be includible in a US Holder's taxable income, over the term of the Subordinated Debt Securities, on an economic accrual basis, whether or not PXRE does exercise its option to defer payments of interest. The amount of OID that accrues in any period generally would equal the amount of interest that accrues on the Subordinated Debt Securities in that period at the stated interest rate.

CHARACTERIZATION OF INCOME

     Because the income underlying the Capital Securities will not be characterized as dividends for income tax purposes, corporate holders of Capital Securities will not be entitled to a dividends-received deduction for any income recognized with respect to the Capital Securities.

MARKET DISCOUNT AND BOND PREMIUM

     Holders of Capital Securities other than Initial Holders may be considered to have acquired their undivided interests in the Subordinated Debt Securities with market discount or acquisition premium (as each phrase is defined for income tax purposes).

RECEIPT OF SUBORDINATED DEBT SECURITIES OR CASH UPON LIQUIDATION OF THE TRUST

     Under certain circumstances described herein (see 'Description of the Capital Securities -- Liquidation Distribution Upon Dissolution'), PXRE will have the right to distribute Subordinated Debt Securities to holders in exchange for the Capital Securities and in liquidation of the Trust. Except as discussed below, such a distribution would not be a taxable event for income tax purposes, and each US Holder would have an aggregate adjusted basis in its Subordinated Debt Securities for income tax purposes equal to such holder's aggregate adjusted basis in its Capital Securities. For income tax purposes, a US Holder's holding period in the Subordinated Debt Securities received in such a liquidation of the Trust would include the period during which the Capital Securities were held by the holder. If, however, the relevant event is a Tax Event which results in the Trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to US Holders of the Capital Securities for income tax purposes.

     Under certain circumstances described herein (see 'Description of the Capital Securities'), the Subordinated Debt Securities may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Such a redemption would be taxable for income tax purposes, and a US Holder would recognize gain or loss as if it had sold the Capital Securities for cash. See ' -- Sales of Capital Securities' below.

SALES OF CAPITAL SECURITIES

     A US Holder that sells Capital Securities will recognize gain or loss equal to the difference between its adjusted basis in the Capital Securities and the amount realized on the sale of such Capital Securities. A US Holder's adjusted basis in the Capital Securities generally will be its initial purchase price, increased by OID previously included (or currently includible) in such holder's gross income to the date of disposition, and decreased by payments received on the Capital Securities (other than any interest received with respect to the period prior to the effective date of PXRE's first exercise of its option to defer payments of interest). Any such gain or loss generally will be capital gain or loss, and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year.

     A holder who disposes of his Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest (or OID) on the Subordinated Debt Securities through the date of disposition in its taxable income for income tax purposes (notwithstanding that the holder may receive a separate payment from the purchaser with respect to accrued interest), and to deduct that amount from the sales proceeds received (including the separate payment, if any, with respect to accrued interest) for the Capital Securities (or as to OID only, to add such amount to such holder's adjusted tax basis in its Capital Securities). To the extent the selling price is less than the holder's adjusted tax basis (which will include accrued but unpaid OID, if any), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for income tax purposes.

TAX EVENT MATURITY ADVANCEMENT

     Under certain circumstances described herein (see 'Description of the Capital Securities -- Tax Event and Investment Company Event Redemption'), the stated maturity date of the Subordinated Debt Securities may be accelerated at the option of PXRE. Such an advance of the stated maturity date would not be a modification of the Subordinated Debt Securities for income tax purposes and, thus, would not constitute a taxable sale or exchange.

NON-US HOLDERS

     The following discussion applies to an Initial Holder who is not a US Holder (a 'Non-US Holder').

     Payments to a holder of a Capital Security which is a Non-US Holder will generally not be subject to withholding of income tax, provided that (a) the beneficial owner of the Capital Security does not (directly or indirectly, actually or constructively) own 10% or more of the total combined voting power of all classes of stock of PXRE entitled to vote, (b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to PXRE through stock ownership, and (c) either (i) the beneficial owner of the Capital Securities certifies to the Trust or its agent, under penalties of perjury, that it is a Non-US Holder and provides its name and address, or (ii) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a 'Financial Institution'), and holds the Capital Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such a statement has been received from the beneficial owner by it or by another Financial Institution between it and the beneficial owner in the chain of ownership, and furnishes the Trust or its agent with a copy thereof.

     As discussed above (see 'Description of the Capital Securities -- Tax Event and Investment Company Event Redemption'), changes in legislation affecting the income tax consequences of the Subordinated Debt Securities are possible, and could adversely affect the ability of PXRE to deduct the interest payable on the Subordinated Debt Securities. Moreover, any such legislation could adversely affect Non-US Holders by characterizing income derived from the Subordinated Debt Securities as dividends, generally subject to a 30% income tax (on a withholding basis) when paid to a Non-US Holder, rather than as interest which, as discussed above, is generally exempt from income tax in the hands of a Non-US Holder. In addition, in the event that such changes in legislation occur, PXRE may effect a Tax Event Maturity Advancement pursuant to which the stated maturity date of the Subordinated Debt Securities is accelerated. Such event should not constitute a taxable event to Non-US Holders.

     A Non-US Holder of a Capital Security will generally not be subject to withholding of income tax on any gain realized upon the sale or other disposition of a Capital Security provided such holder is not engaged or considered to be engaged in the conduct of a trade or business in the United States or, in the case of an individual non-U.S. holder, such holder is present in the United States for less than 183 days in the taxable year of the sale or other disposition of the Capital Security.

     A Non-US Holder which holds Capital Securities in connection with the active conduct of a United States trade or business will be subject to income tax on all income and gains recognized with respect to its proportionate share of the Subordinated Debt Securities.

     The exchange of the Old Capital Securities for the New Capital Securities in the Exchange Offer should not constitute a taxable event to Non-US Holders.

INFORMATION REPORTING

     In general, information reporting requirements will apply to payments made on, and proceeds from the sale of, Capital Securities held by a noncorporate US Holder within the United States. In addition, payments made on, and payments of the proceeds from the sale of, Capital Securities to or through the United States office of a broker are subject to information reporting unless the holder thereof certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding. See ' -- Backup Withholding.' Taxable income on the Capital Securities for a calendar year should be reported to US Holders on Forms 1099 by the following January 31st.

BACKUP WITHHOLDING

     Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a 'backup' withholding tax of 31% unless the holder complies with certain identification or exemption requirements. Any amounts so withheld will be allowed as a credit against the holder's income tax liability, or refunded, provided the required information is provided to the IRS.

     THE PRECEDING DISCUSSION IS ONLY A SUMMARY AND DOES NOT ADDRESS THE CONSEQUENCES TO A PARTICULAR HOLDER OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CAPITAL SECURITIES. HOLDERS OF CAPITAL SECURITIES ARE URGED TO CONTACT THEIR OWN TAX ADVISORS TO DETERMINE THEIR PARTICULAR TAX CONSEQUENCES.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired as a result of market-making activities or other trading activities. PXRE and the Trust have agreed that, starting on the date on which the Exchange Offer is consummated and ending on the close of business one year after such date, they will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until
               , 1997, all dealers effecting transactions in the New Capital Securities may be required to deliver a prospectus.

     PXRE and the Trust will not receive any proceeds from any sale of New Capital Securities by broker-dealers. New Capital Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Capital Securities. Any broker-dealer that resells New Capital Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Capital Securities may be deemed to be an 'underwriter' within the meaning of the Securities Act and any profit on any such resale of New Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act.

     For a period of one year after the date on which the Exchange Offer is consummated, PXRE and the Trust will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. PXRE has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Old Capital Securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Old Capital Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                              ERISA CONSIDERATIONS

     Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ('ERISA') (a 'Plan'), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Capital Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also 'Plans'), from engaging in certain transactions involving 'plan assets' with persons who are 'parties in interest' under ERISA or 'disqualified persons' under the Code ('Parties in Interest') with respect to such Plan. A violation of these 'prohibited transaction' rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(5) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

     Under a regulation (the 'Plan Assets Regulation') issued by the U.S. Department of Labor (the 'DOL'), the assets of the Trust would be deemed to be 'plan assets' of a Plan for purposes of ERISA and Section 4975 of the Code if 'plan assets' of the Plan were used to acquire an equity interest in such Trust and no exception were applicable under the Plan Assets Regulation. An 'equity interest' is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

     Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Trust would not be deemed to be 'plan assets' of Plans acquiring Capital Securities if (i) the Capital Securities constitute publicly offered securities, or (ii) immediately after the most recent acquisition of any equity interest in the Trust, less than 25% of the value of each class of equity interests in the trust were held by Plans and other benefit plan investors within the meaning of the Plan Assets Regulation (collectively, 'Benefit Plan Investors'), excluding for this purpose any Trust Securities owned by the Institutional Trustee, the Delaware Trustee, PXRE, the Administrators or any of their affiliates. The Plan Assets Regulation states that a beneficial interest in a trust is an equity interest. The acquisition of Capital Securities (i) by at least 100 persons who are independent of one another (at the completion of the initial offering or otherwise) for purposes of satisfying the definition of a publicly offered security or (ii) by Benefit Plan Investors, will not be monitored. Therefore, no assurances can be provided by the Initial Purchasers that the assets of the Trust would not be treated as 'plan assets' of Plans owning Capital Securities at any time.

     Certain transactions involving the Trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the Capital Securities of the Trust were acquired with 'plan assets' of such Plan and assets of the Trust were deemed to be 'plan assets' of Plans investing in the Trust. For example, if PXRE is a Party in Interest with respect to an investing Plan (either directly or by reason of its ownership of its subsidiaries), extensions of credit between PXRE and the Trust (as represented by the Subordinated Debt Securities and the Guarantees) would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below).

     The DOL has issued five prohibited transaction class exemptions ('PTCEs') that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Capital Securities, assuming that assets of the Trust were deemed to be 'plan assets' of Plans investing in the Trust (see above). Those class exemptions are PTCE 95-60 (for certain transactions determined by in-house asset managers), PTCE 96-23 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts,) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

     Because the Capital Securities may be deemed to be equity interests in the Trust for purposes of applying ERISA and Section 4975 of the Code, the Capital Securities may not be purchased or held by any Plan, any entity whose underlying assets include 'plan assets' by reason of any Plan's investment in the entity (a 'Plan Asset Entity') or any person investing 'plan assets' of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14. Any purchaser or holder of the Capital Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with 'plan assets' of any Plan or (b) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 with respect to such purchase or holding. See 'Notice to Investors' herein.

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing Capital Securities on behalf of or with 'plan assets' of any Plan consult with their counsel regarding the potential consequences if the assets of the Trust were deemed to be 'plan assets' and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

                                 LEGAL MATTERS

     Certain matters of Delaware law relating to the validity of the New Capital Securities and the formation of the Trust will be passed upon on behalf of the Trust by Potter Anderson & Corroon, special Delaware counsel to the Trust and PXRE. The validity under New York law of the Subordinated Debt Securities and the Guarantee will be passed upon for PXRE and the Trust by Morgan, Lewis & Bockius LLP, New York, New York. Certain United States federal income tax matters have been, and will be in connection with the Exchange Offer, passed upon for PXRE and the Trust by Morgan, Lewis & Bockius LLP, New York, New York. Mr. F. Sedgwick Browne, a partner of Morgan, Lewis & Bockius LLP, is Secretary of PXRE and owns 5,115 shares of PXRE common stock.

                                    EXPERTS

     The financial statements of PXRE incorporated in this Prospectus by reference to the 1996 Form 10-K for the year ended December 31, 1996 and the Transnational Annual Report on Form 10-K for the year ended December 31, 1995 have been incorporated in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

_____________________________                      _____________________________

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE EXCHANGE OFFER MADE HEREBY EXCEPT AS CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, NO SUCH INFORMATION OR REPRESENTATION SHOULD BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PXRE, THE TRUST, THE INITIAL PURCHASERS OR ANY OF THEIR RESPECTIVE AGENTS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL OR BOTH TOGETHER, NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF PXRE OR THE TRUST SINCE THE DATE HEREOF. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL OR BOTH TOGETHER CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE CAPITAL SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------
                               TABLE OF CONTENTS

                                                                                                                               PAGE
                                                                                                                               -----
Available Information.......................................................................................................       1
Incorporation of Certain Documents by
  Reference.................................................................................................................       1
Summary.....................................................................................................................       3
Risk Factors................................................................................................................      10
PXRE Corporation............................................................................................................      15
Selected Financial Data.....................................................................................................      18
Unaudited Pro Forma Condensed Consolidated Financial Information of PXRE....................................................      20
Capitalization..............................................................................................................      21
Accounting Treatment........................................................................................................      21
Use of Proceeds.............................................................................................................      22
The Trust...................................................................................................................      22
The Exchange Offer..........................................................................................................      23
Description of the Capital Securities.......................................................................................      32
Description of the Guarantee................................................................................................      47
Description of the Subordinated Debt Securities.............................................................................      49
Effect of Obligations Under the
  Subordinated Debt Securities and the Guarantee............................................................................      59
United States Federal Income Taxation.......................................................................................      60
Plan of Distribution........................................................................................................      64
ERISA Considerations........................................................................................................      65
Legal Matters...............................................................................................................      66
Experts.....................................................................................................................      66

                                  $100,000,000

                              PXRE CAPITAL TRUST I

                              8.85% CAPITAL TRUST
                      PASS-THROUGH SECURITIES'sm'(TRUPS'sm')

                           (LIQUIDATION AMOUNT $1,000
                             PER CAPITAL SECURITY)
                           FULLY AND UNCONDITIONALLY
                      GUARANTEED, AS DESCRIBED HEREIN, BY

                               PXRE CORPORATION
[LOGO]

                           --------------------------
                                   PROSPECTUS
                           --------------------------

                            DATED            , 1997

_____________________________                      _____________________________

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     (i) Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a Delaware corporation may include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the payment of unlawful dividends, or for any transaction from which the director derived an improper personal benefit. The Amended and Restated Certificate of Incorporation of PXRE contains a provision limiting the personal liability of a director to PXRE and its stockholders for monetary damages for a breach of fiduciary duty as a director to the full extent permitted by law.

     (ii) Additionally, Section 145, 'Indemnification of Officers, Directors, Employees and Agents; Insurance', of the General Corporation Law of the State of Delaware provides as follows:

          '(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

          (h) For purposes of this section, references to 'the corporation' shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to 'other enterprises' shall include employee benefit plans; references to 'fines' shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to 'serving at the request of the corporation' shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner 'not opposed to the best interests of the corporation' as referred to in this section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).'

     (iii) Article VI of the Amended and Restated Certificate of Incorporation of PXRE provides for indemnification of directors and officers of PXRE against liability they may incur in their capacities as such to the full extent permitted under Delaware law. In addition, pursuant to certain letter agreements between PXRE and each of its directors, PXRE has undertaken to indemnify its directors to the fullest extent permitted by Article VI of the Amended and Restated Certificate of Incorporation of PXRE and applicable Delaware law.

     (iv) There is in effect a Directors and Officers Liability and Corporation Reimbursement Insurance Policy with Reliance Insurance Company. The policy insures the directors and officers of PXRE against loss arising from any claim or claims made against such directors or officers, individually or collectively, by reason of certain wrongful acts such as any actual or alleged error or misstatement or misleading statement or act, omission, neglect or breach of duty by the officers and directors in the discharge of their duties. The policy also insures PXRE against loss for which PXRE is required to indemnify or for which PXRE, to the extent permitted by law, has indemnified the officers or directors arising from any claim against any of the directors or officers of PXRE by reason of the wrongful acts described above. The policy does not insure PXRE's directors and officers against loss in connection with any claim relating to any deliberately dishonest or fraudulent act or omission, any criminal or malicious act or omission, any willful violation of law or any accounting for profits for the purchase or sale of securities of PXRE within the meaning of Section 16(b) of the Exchange Act. The combined limit of liability is $10,000,000 per policy year for both directors' and officers' liability and corporate reimbursement coverage.

     (v) Under the Declaration, PXRE has agreed to indemnify each of the Trustees of the Trust, and to hold the Trustees harmless against, any loss, damage, claim, liability or expense incurred without negligence or bad faith on the Trustees' part, arising out of or in connection with the acceptance or administration of the Declaration, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Declaration.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBIT NO.                                                 DESCRIPTION
-----------   --------------------------------------------------------------------------------------------------------
    4.1       Indenture, dated as of January 29, 1997, between PXRE and First Union National Bank, as Trustee (Exhibit
              4.3 to PXRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (File No. 0-15428), and incorporated by reference herein).

    4.2       First Supplemental Indenture, dated as of January 29, 1997, between PXRE and First Union National  Bank, as  Trustee, in  respect of  PXRE's 8.85%  Junior Subordinated  Deferrable Interest  Debentures due 2027
              (Exhibit 4.4 to PXRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (File  No.
              0-15428), and incorporated by reference herein).

    4.3       Form  of PXRE's 8.85% Junior Subordinated Deferrable Interest Debentures due 2027 (included in the First
              Supplemental Indenture filed  as Exhibit  4.2 to  this Registration  Statement) (Exhibit  4.4 to  PXRE's
              Annual  Report  on Form  10-K  for the  fiscal year  ended  December 31,  1996  (File No.  0-15428), and incorporated by reference herein).

    4.4       Certificate of Trust of PXRE Capital Trust I, dated January 21, 1997.*

    4.5       Amended and Restated Declaration of Trust of PXRE Capital  Trust I, dated as of January 29, 1997,  among
              PXRE,  as sponsor, the Administrators thereof, First Union  Bank of Delaware, as Delaware Trustee, First
              Union National Bank, as Institutional Trustee, and the holders from time to time of undivided  interests in  the assets of PXRE Capital Trust I (Exhibit 4.5  to PXRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (File No. 0-15428), and incorporated by reference herein).

    4.6       Form of Capital  Security Certificate for  PXRE Capital Trust  I (included in  the Amended and  Restated
              Declaration  of Trust filed as Exhibit 4.5 to this Registration Statement) (Exhibit 4.5 to PXRE's Annual
              Report on Form 10-K for the fiscal year ended December 31, 1996 (File No. 0-15428), and incorporated  by reference herein).

EXHIBIT NO.                                                 DESCRIPTION
-----------   --------------------------------------------------------------------------------------------------------
    4.7       Capital  Securities Guarantee  Agreement, dated  as of January  29, 1997,  between PXRE  and First Union
              National Bank, as Guarantee  Trustee (Exhibit 4.6 to  PXRE's Annual Report on  Form 10-K for the  fiscal year ended December 31, 1996 (File No. 0-15428), and incorporated by reference herein).

    4.8       Registration  Rights Agreement,  dated January 29,  1997, among PXRE,  PXRE Capital Trust  I and Salomon
              Brothers Inc, as Representative of the Initial Purchasers (Exhibit 10.1 to PXRE's Annual Report on  Form
              10-K  for the  fiscal year ended  December 31,  1996 (File No.  0-15428), and  incorporated by reference herein).

    4.9       Indenture, dated as of August 31, 1993, between PXRE and The First National Bank of Boston, as  Trustee,
              relating  to $75,000,000 principal amount of 9.75% Senior Notes  of PXRE due 2003 (Exhibit 4.1 to PXRE's
              Quarterly Report  on  Form 10-Q  for  the quarter  ended  September 30,  1993  (File No.  0-15428),  and incorporated herein by reference).

    4.10      Supplemental  Indenture, dated  as of January  24, 1997,  between PXRE and  State Street  Bank and Trust
              Company, as Successor Trustee, relating to $75,000,000  original principal amount of 9.75% Senior  Notes due  2003 (Exhibit 4.2 to PXRE's Annual Report on Form  10-K for the fiscal year ended December 31, 1996
              (File No. 0-15428), and incorporated by reference herein).

    5.1       Opinion of Potter Anderson & Corroon  as to the validity of the  New Capital Securities to be issued  by
              PXRE Capital Trust I.**

    5.2       Opinion  of Morgan, Lewis & Bockius  LLP as to the validity of  the New Subordinated Debt Securities and the New Guarantee to be issued by PXRE.**

    8         Opinion of Morgan, Lewis & Bockius LLP regarding certain federal income tax matters.**

   12         Statement of Computation of Ratios of Earnings to  Fixed Charges (Exhibit 12 to PXRE's Annual Report  on
              Form  10-K for the fiscal year ended December 31, 1996 (File No. 0-15428), and incorporated by reference herein).

   23.1       Consent of Price Waterhouse LLP.*

   23.2       Consent of Potter Anderson & Corroon (included in Exhibit 5.1 to this Registration Statement).**

   23.3       Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.2 to this Registration Statement).**

   23.4       Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 8 to this Registration Statement).**

   24         Powers of Attorney.*

   25.1       Form T-1 Statement of Eligibility of First Union National Bank to act as trustee under the Indenture.*

   25.2       Form T-1 Statement of Eligibility of First Union National  Bank to act as trustee under the Amended  and
              Restated Declaration of Trust.*

   25.3       Form T-1 Statement of Eligibility of First Union National Bank to act as trustee under the Guarantee for the benefit of the holders of Capital Securities.*

   99.1       Form of Letter of Transmittal.*

   99.2       Form of Notice of Guaranteed Delivery.*

   99.3       Form of Exchange Agent Agreement.*

------------

 * Filed herewith

** To be filed by amendment

ITEM 22. UNDERTAKINGS.

     (a) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to

Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, each of the undersigned registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the undersigned registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (d) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edison, State of New Jersey, on April 8, 1997.

                                          PXRE CORPORATION
                                          (Registrant)

                                          By /S/ GERALD L. RADKE
                                              ..................................
                                             GERALD L. RADKE
                                             CHAIRMAN OF THE BOARD, PRESIDENT,
                                             CHIEF EXECUTIVE
                                             OFFICER AND DIRECTOR

     Pursuant  to  the  requirements  of  the  Securities  Act  of  1933,   this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                   NAME                                        TITLE                              DATE
------------------------------------------  --------------------------------------------   -------------------
           /s/ GERALD L. RADKE              Chairman of the Board, President, Chief           April 8, 1997
 .........................................    Executive Officer and Director (Principal
             GERALD L. RADKE                  Executive Officer)

          /s/ SANFORD M. KIMMEL             Senior Vice President, Treasurer and Chief        April 8, 1997
 .........................................    Financial Officer (Principal Financial
            SANFORD M. KIMMEL                 Officer)

             /s/ JOAN L. CADD               Vice President and Controller                     April 8, 1997
 .........................................
               JOAN L. CADD

                    *                       Director                                          April 8, 1997
 .........................................
           ROBERT W. FIONDELLA

                    *                       Director                                          April 8, 1997
 .........................................
            FRANKLIN D. HAFTL

                    *                       Director                                          April 8, 1997
 .........................................
              BERNARD KELLY

                    *                       Director                                          April 8, 1997
 .........................................
              WENDY LUSCOMBE

                    *                       Director                                          April 8, 1997
 .........................................
             EDWARD P. LYONS

                   NAME                                        TITLE                              DATE
------------------------------------------  --------------------------------------------   -------------------
                    *                       Director                                          April 8, 1997
 .........................................
           PHILIP R. MCLOUGHLIN

                    *                       Director                                          April 8, 1997
 .........................................
            DAVID W. SEARFOSS

                    *                       Director                                          April 8, 1997
 .........................................
           DONALD H. TRAUTLEIN

                    *                       Director                                          April 8, 1997
 .........................................
               WILSON WILDE

                /S/ GERALD L. RADKE
*By  .....................................
             GERALD L. RADKE
             ATTORNEY-IN-FACT

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edison, State of New Jersey, on April 8, 1997.

                                          PXRE CAPITAL TRUST I
                                          (Registrant)

                                          By /S/ GERALD L. RADKE
                                              ..................................
                                              GERALD L. RADKE
                                              ADMINISTRATOR

                                          By /S/ SANFORD M. KIMMEL
                                              ..................................
                                              SANFORD M. KIMMEL
                                              ADMINISTRATOR

                                 EXHIBIT INDEX

EXHIBIT NO.                                                 DESCRIPTION
-----------   --------------------------------------------------------------------------------------------------------

    4.1       Indenture, dated as of January 29, 1997, between PXRE and First Union National Bank, as Trustee (Exhibit
              4.3 to PXRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (File No. 0-15428), and incorporated by reference herein).

    4.2       First  Supplemental Indenture, dated as of January 29, 1997, between PXRE and First Union National Bank, as Trustee, in  respect of  PXRE's 8.85%  Junior Subordinated  Deferrable Interest  Debentures due  2027
              (Exhibit  4.4 to PXRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (File No.
              0-15428), and incorporated by reference herein).

    4.3       Form of PXRE's 8.85% Junior Subordinated Deferrable Interest Debentures due 2027 (included in the  First
              Supplemental  Indenture filed  as Exhibit  4.2 to  this Registration  Statement) (Exhibit  4.4 to PXRE's
              Annual Report  on Form  10-K  for the  fiscal  year ended  December 31,  1996  (File No.  0-15428),  and incorporated by reference herein).

    4.4       Certificate of Trust of PXRE Capital Trust I, dated January 21, 1997.*

    4.5       Amended  and Restated Declaration of Trust of PXRE Capital  Trust I, dated as of January 29, 1997, among
              PXRE, as sponsor, the Administrators thereof, First  Union Bank of Delaware, as Delaware Trustee,  First
              Union  National Bank, as Institutional Trustee, and the holders from time to time of undivided interests in the assets of PXRE Capital Trust I (Exhibit 4.5  to PXRE's Annual Report on Form 10-K for the  fiscal year ended December 31, 1996 (File No. 0-15428), and incorporated by reference herein).

    4.6       Form  of Capital Security  Certificate for PXRE  Capital Trust I  (included in the  Amended and Restated
              Declaration of Trust filed as Exhibit 4.5 to this Registration Statement) (Exhibit 4.5 to PXRE's  Annual
              Report  on Form 10-K for the fiscal year ended December 31, 1996 (File No. 0-15428), and incorporated by reference herein).

    4.7       Capital Securities Guarantee  Agreement, dated  as of  January 29, 1997,  between PXRE  and First  Union
              National  Bank, as Guarantee Trustee  (Exhibit 4.6 to PXRE's  Annual Report on Form  10-K for the fiscal year ended December 31, 1996 (File No. 0-15428), and incorporated by reference herein).

    4.8       Registration Rights Agreement,  dated January 29,  1997, among PXRE,  PXRE Capital Trust  I and  Salomon
              Brothers  Inc, as Representative of the Initial Purchasers (Exhibit 10.1 to PXRE's Annual Report on Form
              10-K for the  fiscal year  ended December 31,  1996 (File  No. 0-15428), and  incorporated by  reference herein).

    4.9       Indenture,  dated as of August 31, 1993, between PXRE and The First National Bank of Boston, as Trustee,
              relating to $75,000,000 principal amount of 9.75% Senior  Notes of PXRE due 2003 (Exhibit 4.1 to  PXRE's
              Quarterly  Report  on Form  10-Q  for the  quarter  ended September  30,  1993 (File  No.  0-15428), and incorporated herein by reference).

    4.10      Supplemental Indenture, dated  as of  January 24, 1997,  between PXRE  and State Street  Bank and  Trust
              Company,  as Successor Trustee, relating to $75,000,000  original principal amount of 9.75% Senior Notes due 2003 (Exhibit 4.2 to PXRE's Annual Report on  Form 10-K for the fiscal year ended December 31,  1996
              (File No. 0-15428), and incorporated by reference herein).

    5.1       Opinion  of Potter Anderson & Corroon as  to the validity of the New  Capital Securities to be issued by
              PXRE Capital Trust I.**

    5.2       Opinion of Morgan, Lewis & Bockius  LLP as to the validity of  the New Subordinated Debt Securities  and the New Guarantee to be issued by PXRE.**

    8         Opinion of Morgan, Lewis & Bockius LLP regarding certain federal income tax matters.**

   12         Statement  of Computation of Ratios of Earnings to Fixed  Charges (Exhibit 12 to PXRE's Annual Report on
              Form 10-K for the fiscal year ended December 31, 1996 (File No. 0-15428), and incorporated by  reference herein).

   23.1       Consent of Price Waterhouse LLP.*

   23.2       Consent of Potter Anderson & Corroon (included in Exhibit 5.1 to this Registration Statement).**

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
EXHIBIT NO.                                                 DESCRIPTION
-----------   --------------------------------------------------------------------------------------------------------

   23.3       Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.2 to this Registration Statement).**

   23.4       Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 8 to this Registration Statement).**

   24         Powers of Attorney.*

   25.1       Form T-1 Statement of Eligibility of First Union National Bank to act as trustee under the Indenture.*

   25.2       Form  T-1 Statement of Eligibility of First Union National  Bank to act as trustee under the Amended and
              Restated Declaration of Trust.*

   25.3       Form T-1 Statement of Eligibility of First Union National Bank to act as trustee under the Guarantee for the benefit of the holders of Capital Securities.*

   99.1       Form of Letter of Transmittal.*

   99.2       Form of Notice of Guaranteed Delivery.*

   99.3       Form of Exchange Agent Agreement.*

------------

 * Filed herewith

** To be filed by amendment


                              STATEMENT OF DIFFERENCES
                              ------------------------

The British pound sign shall be expressed as............. 'L'
The section symbol shall be expressed as ................`SS'
The service mark symbol shall be expressed as ...........`sm'


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